Registration No. 333-279357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	8741	90-0687379
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901-1932

(321) 725-0090

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance Friedman

Chief Executive Officer

First Choice Healthcare Solutions, Inc.

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901

(321) 725-0090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Arthur S. Marcus, Esq.
Sichenzia Ross Ference Carmel, LLP
1185 Avenue of the Americas, 31 Fl.
New York, NY 10036
(212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of 1,200,000 shares of common stock through the underwriter named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by selling stockholders of up to 3,317,500 shares of common stock which includes 550,000 shares issuable upon the exercise of certain outstanding warrants (the “Resale Prospectus”). The IPO Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale Prospectus included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	A Selling Stockholder section is included in the Resale Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

While the selling stockholders have expressed an intent not to sell the common stock registered pursuant to the Resale Prospectus prior to the closing of or concurrently with the initial public offering, the sales of our common stock registered in the IPO Prospectus and the Resale Prospectus may result in two offerings taking place sequentially or concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 7 of the IPO Prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ______, 2024

1,200,000 Shares

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

This is the initial public offering of shares of common stock of First Choice Healthcare Solutions, Inc. (the “Company”, “we”, “us”, “our”). We are offering 1,200,000 shares of Shares common stock, par value $0.001 (the “Shares”). No significant public market currently exists for our common stock. We anticipate that the public offering price of our Shares will be $5.00 per Share.

We intend to apply to list our Shares of common stock for trading on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, under the symbol “FCHS”. Completion of this offering is contingent on the approval of our listing application for trading on the NYSE.

Concurrent with this offering, we are also offering 3,317,500 shares of common stock of the Company that may be sold from time to time by the selling stockholders named in the Resale Prospectus. 550,000 of such shares are issuable upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement. The selling stockholders must sell their shares at a fixed price per share of $5.00, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by the Resale Prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total (2)
Public offering price	$5.00	$6,000,000
Underwriting discounts and commissions (1)	$0.50	$600,000
Proceeds to First Choice Healthcare Solutions, Inc. (before expenses)	$4.50	$5,400,000

(1)	Does not include a non-accountable expense allowance equal to 1% of the public offering price payable to (the “Underwriter”), the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

(2)	Assumes no exercise of the over-allotment option to purchase Shares we have granted to the underwriters as described below.

We have granted the underwriters a 60-day option to purchase up to 180,000 additional Shares solely to cover over-allotments, if any.

Unless otherwise noted, the share and per share information in this prospectus reflects, other than our historical financial statements and the notes thereto, a proposed 1 for 375 reverse stock split of the common stock of the Company to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE.

The underwriters expect to deliver our Shares to purchasers in the offering on or about _____________, 2024.

Spartan Capital Securities, LLC

The date of this prospectus is __________, 2024

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any of the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are offering to sell and seeking offers to buy Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such a date.

Through and including, __________, 2024 all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States. See “Underwriting” on page 57.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be dependable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place undue reliance on such data and information.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use of or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended for, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision. Except as otherwise indicated, references to “we,” “us,” “our,” and the “Company” refer to First Choice Healthcare Solutions, Inc., and its wholly owned subsidiaries. Unless otherwise indicated, all share numbers will be revised to reflect a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE.

Business Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” “the Company,” “we,” “our” or “us”) is actively engaged in pivoting the Company’s strategy away from our historic orthopedic business model to a strategy of developing a national chain of innovative primary care and wellness clinics focused on providing life improvement services (anti-aging, weight management, and hormone replacement) and pharmacy services, in key high growth markets throughout the U.S. Although we still provide rehabilitative services on a limited basis, such as Physical Therapy, our strategy is to move to the operation of primary care and wellness clinics and concurrently end all orthopedic services and clinical sites.

Operating Subsidiaries

We have operated as First Choice Healthcare Solutions, Inc., a Delaware corporation, since February 13, 2012. Our corporate address is 95 Bulldog Blvd., Suite, 202, Melbourne, Florida, 32901 and our phone number is 321-725-0090. Our corporate website address is www.myfchs.com. The information contained on our website is not incorporated by reference herein. We have historically operated our business through two wholly owned subsidiaries. FCID Medical, Inc. (“FCID Medical”) is the subsidiary under which we own and operate First Choice Medical Group of Brevard, LLC, (“FCMG”), our original medical services practice. During the fiscal quarter ended June 30, 2024 and 2023, the Company posted net losses of approximately $1,862,361 and $3,067,704 and corresponding cash outflows from operations of $554,645 and $2,049,876, respectively. For the six months ended June 30, 2024 and June 30, 2023, the Company posted net losses of approximately $2,654,958 and $4,676,009 and corresponding cash outflows from operations of $633,591 and $2,173,484, respectively. As of June 30, 2024 and June 30, 2023, the Company had an accumulated deficit of $67,000,708 and $60,437,784, respectively. For the years ended December 31, 2023 and 2022, the Company experienced net losses of approximately $8,171,232 and $9,943,702 and corresponding cash outflows from operations of $6,795,445 and $3,379,319, respectively. As of December 31, 2023 and 2022, the Company had an accumulated deficit of $63,933,006 and $55,761,775, respectively.

Our go forward strategy will be executed using a corporate structure of centralized management services designated as First Choice Healthcare Solutions with three operating subsidiaries, The Good Clinic Group, Inc. (comprised of the primary care clinic locations nationally), The Good Clinic Properties, Inc. (which holds leases on all physical clinic locations), and Live Well Drugstore, Inc. (comprised of our current and future compounding pharmacy operations).

The current and proposed corporate structure of the Company is as follows:

Current Corporate Structure:

Proposed Corporate Structure:

Our Legacy Healthcare Services Business

Historically, we offered fully integrated Orthopedic services, delivering diagnostics, surgery and treatment services. In addition, we offered a suite of imaging services, including X-Ray, MRI and ultrasound. The scope of ancillary services included interventional and pain management, orthopedic urgent care services, as well as physical and occupational therapy recovery services in the below areas.

Orthopedic

●	Foot & ankle service treating achilles tendonitis, tears, bunions, diabetic foot problems and ankle arthritis.

●	Hand & arm Service treating hand and elbow disorders, carpal tunnel syndrome, trigger finger, nerve injuries, and complex hand & elbow fractures.

●	Hip & knee replacement service with healthcare providers specializing in innovative approaches to total hip replacement and total knee replacement using minimally invasive techniques.

●	Sports medicine services providing comprehensive treatment for sports-related injuries from recreational, amateur and professional sports.

Interventional Pain and Pain Management

●	First Choice Medical Group was a full musculoskeletal (MSK) wellness center for patients who have chronic musculoskeletal pain. Patients received treatment, guidance, and support to get back to living pain free.

●	Pharmoco genetic testing was used to minimize patient reactions to medications.

●	First Choice Medical Group offered alternatives to opioids such as pain pumps which are considered more effective than oral medication that allows meds to be absorbed quicker and more directly.

●	Outpatient ambulatory surgery for pain management

●	L2 procedure room with Phillips C-arm, offering efficient procedures in a timely manner.

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Physical Therapy/Occupational Therapy

●	First Choice Medical Group had multiple locations for physical therapy, geographically pinpointed for patient convenience.

●	First Choice Medical Group offered on-site custom splinting.

●	Physical therapists were trained in multiple modalities of treatment: Graston Technique®, Lymphedema wrapping, Acupuncture, Dry Needling, and Cupping.

●	First Choice Physical Therapy conducted free educational classes for the community to receive education regarding balance, back pain, etc.

●	Offered on site support to community for workplace ergonomics.

●	Provided onsite occupational health, including employer testing and exams.

In 2023, we began the transition to our future growth strategy, we curtailed offerings in certain services and focused on offering physical and occupational therapy. As stated previously, as part of our strategic shift to a national chain of primary care and wellness clinics, we will terminate all previously offered orthopedic and physical therapy services.

Material Corporate Events

As a result of the criminal charges brought against our former Chief Executive Officer, which he pled guilty to, we became involved in multiple legal proceedings which ultimately resulted in the Company being forced to file bankruptcy. See “Risk Factors-Our former Chief Executive Officer, Christian C. Romandetti, Sr. was arrested November 15, 2018, on a conspiracy to commit securities fraud charges.” On June 15, 2020, the Company and its operating subsidiaries filed for bankruptcy in the Middle district of Florida. On February 22, 2021, the Company’s reorganization plan related to the Company’s June 15, 2020, filing of bankruptcy in the Middle district of Florida was confirmed. As a result of the confirmation, all litigation was settled or converted into unsecured creditors. In addition, the temporary equity classification relating to Steward Healthcare’s March 2018 investment in the Company was eliminated as part of a settlement agreement with Steward Healthcare. The final decree was granted on April 27, 2022, whereby the Company exited bankruptcy. See the Explanatory Note to this report above and further details in Note 13 to the consolidated financial statements of the Company for the fiscal year ended December 31, 2023.

On June 25, 2020, a new board was seated, and our current CEO was appointed.

Strategic Pivot

In February of 2023, three of our four board members resigned as the Company management made the strategic decision to pivot away from the orthopedic services model, described above, to leveraging our management services infrastructure to support the development and growth of a national chain of branded primary care and wellness clinics following our exit from bankruptcy. The Company has eliminated all former services other than select Physical Therapy support. Following these resignations and shift in company strategy, our sole board member is Mr. Lance Friedman, the Company’s Chief Executive Officer (“CEO”). The Company has identified new board members and intends to bring in such people to fill the full board of directors upon the completion of this offering.

To establish this new strategy, we took the following steps which will be completed immediately after the closing of this offering:

●	On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, LLC, a Florida limited liability company, and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (collectively “Pointe Med Pharmacy”) for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, LLC will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore, LLC multiplied by the minority shareholder ownership percentage.

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●	On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical property (primarily medical equipment, furniture and fixtures) and intellectual property (goodwill) of The Good Clinic, Inc. a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

Our Growth Strategy

Our go forward strategy is to utilize our two acquisitions and the current administrative infrastructure to create a national system of innovative, branded primary care and wellness clinics. Our strategic commitment is to provide a more effective medical “home” by redefining primary care, through personalization of care and a broad spectrum of healthcare services that focus on improving the quality of life for our clients at every stage of their lives. We intend to deliver on this promise by providing a care plan based on the client’s specific health needs / goals and their individual body chemistries. This will include an assessment of their current health state, a review of their current diet and lifestyle choices, as well as a battery of lab and genetic tests designed to determine any imbalances in their body functions.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

Competition in our market involves rapidly changing technologies, evolving regulatory requirements and industry expectations, frequent new product and service introductions and changes in customer and patient requirements. If we are unable to keep pace with the evolving needs of our clients and continue to develop and introduce new applications and services in a timely and efficient manner, demand for our solutions and services may be reduced and our business and results of operations would be harmed. Accordingly, we cannot guarantee we will succeed in executing our strategy. See “Risk Factors” section of this prospectus for a discussion of the risks and challenges facing the Company in implementing and achieving our Growth Strategy.

Our provider staff will be comprised almost exclusively of Nurse Practitioners (“NPs”) supported by medical assistants and patient service administrative staff in each of our clinic sites. Our expansion plan is to focus on the 27 states and the District of Columbia that allow Nurse Practitioners full practice authority. Full practice authority means that Nurse Practitioners can diagnose, treat, prescribe medications, and manage patient care without physician oversight or collaboration. NPs with full practice authority have the autonomy to practice to the full extent of their education and training, Full practice authority states grant NPs the authority to work in a hospital, in private practice, independent clinics (e.g., the Good Clinic sites we will establish), or other health care facilities without restrictions.

The lower labor costs of employing Nurse Practitioners provides an approximate 25% margin improvement over the traditional primary care offices staffed with medical doctors. Additionally, studies prove Nurse Practitioners deliver care equal to and in some measures better than their physician counterparts. Our primary care clinics will provide holistic functional health and wellness which is primarily self-pay. We intend to differentiate our clinics from our competition by establishing our centers as the premier destinations for patient-centric personalized care, coordinated across our patients’ entire care continuums. By doing so, we expect to deliver more meaningful and collaborative provider-patient experiences, more effective treatment plans, faster recoveries, and materially reduced costs resulting from improved care coordination.

Our business model is centered on providing the right personalized care to patients with the objective of improving their overall quality of life, as well as lower healthcare costs. Our providers will have the ability to refer patients to our on-site laboratory diagnostic, internal compounding pharmacy, and ancillary services to include, anti-aging regenerative medicine, hormone replacement therapy, women’s health, men’s health, medically assisted weight management, and biohacking when medically appropriate. By consolidating these cutting-edge ancillary services (which are generally self-pay services) with our internal compounding pharmacy we believe that we will not only deliver a better healthcare experience for our clients, but we will also deliver greater revenue opportunity for the clinics through the sale of prescription medications and over the counter nutraceuticals at attractive margins for the Company.

In conjunction with the Company’s clinic expansion plans, we intend to expand the capacity of the complementary compounding pharmacy included in our acquisitions. This will facilitate our differentiating operating strategy of offering personalized treatment plans with personalized prescription medication, when medically appropriate, at a significantly lower cost for our clients. Our ability to deliver on this promise is our centralized medication compounding facility, both sterile and nonsterile, that will fulfill most of the recommended prescribed therapies for our patients on a nationwide scale. This centra-fill approach to pharmacy care facilitates the Company’s ability to provide an enhanced patient experience with initial medication fills, refill management, personalized medication counseling and the secure and private delivery of prescribed medications directly to the patient’s home or their choice of clinic location while simultaneously maximizing profitability via consolidated overhead and operating expenses. In addition to the fulfillment of individualized patient medication orders, also referred to as 503A, the Company intends to expand its compounding services to include non-patient specific medications, referred to as 503B, which will enable it to provide sterile and non-sterile medication inventories to patient care facilities that are owned and operated by the Company, as well as any unaffiliated patient care centers wishing to purchase compounded inventories. A 503A compounding pharmacy is a pharmacy that compounds to accommodate patient-specific compounding for prescribed medications. These facilities are required by the state boards of pharmacy to comply with USP 795 and 797 Guidelines. 503A facilities can only dispense to patients using their compounded medications (i.e., a drug that is specifically mixed for the individual patient) for home use. The 503B pharmacy designation is a compounding pharmacy that prepares medications at a large-scale, mass-production level.

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Every clinical member of our provider teams will have cloud-based access to a robust electronic medical record (“EMR”) system. Our EMR system fully complies with Stages 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009. By employing this shared electronic medical record infrastructure, all patent information will be available across all Company supported healthcare locations including our compounding pharmacy. This technological investment and its utilization will significantly reduce the hazards associated with disparate healthcare information systems. The Company’s centra-fill pharmacists will have both the electronic prescription order as well as the complete medical record available to allow a rapid and thorough evaluation for any potential negative interaction with medications the patient is currently taking as well as avoiding negative impact on health conditions that patient may have. The ability to rapidly communicate with the prescribers regarding alternative medication therapies, when clinical scenarios arise warranting a change in pharmaceuticals, also allows for an enhanced personalized patient experience and higher quality outcome. This powerful combination of personalized treatment plans and individualized medication therapeutics will provide us with a significant competitive advantage for attracting and retaining our patients. We anticipate that our clinics will have the added benefit of economies of scale, via billing, collections, purchasing, advertising, and compliance, which can each be fully leveraged to reduce expense and fuel income growth. We also aim to increase awareness of our brand by aligning with patients, medical institutions, insurers, employers, and other healthcare stakeholders in local markets that share our core values.

We believe that our centralized system of administrative infrastructure will allow us to achieve measurable cost and productivity efficiencies, as we expand the number of clinics we own and operate. We have specifically designed our centralized back-office system to alleviate care providers from business administration responsibilities associated with operating a medical practice or clinic, enabling them to focus strictly on caring for the patients we serve.

It is our plan that the cost of our “back-office operations” will not increase in direct relation to the growth of our network of primary care clinics, which will allow us to sustain profit margins across our business operations with a cost effective and scalable back office. As the numbers of our care providers and primary care clinics increase, the economies of scale for our back-office operations will also increase.

Technology Infrastructure

Successful client focused models in other industries have proven effective at using cutting edge technology in various forms such as telecommunications, remote computing, mobile computing, cloud computing, and virtual networks to manage geographically diverse operating units. We believe that our new strategy incorporates the best distributed infrastructure supported by these technologies. This commitment to technology will allow a central management team to monitor and support our medical operations and will control the operating costs of our future client focused primary care clinics resulting in improved financial performance.

Risks Related to Our Business

Our business is subject to numerous risks as described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to grow its revenue base, reduce operating costs, especially as related to services provided by its healthcare providers, and access additional sources of capital, and/or sell assets.

●	We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

●	Our ability to use our net operating loss carryforwards and other tax attributes may be limited.

●	If we are unable to develop and maintain our brand and reputation for our product offering, our business and prospects may be materially harmed.

●	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

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●	We may not be able to achieve the expected benefits from opening new primary care clinics, which would adversely affect our financial condition and results.

●	There is currently a limited public market for our existing common stocks and there can be no assurance that a market will develop following this offering.

●	Investors may have difficulty in reselling their stock due to the lack of limited market for our securities.

●	Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

THE OFFERING

The following summary of the offer contains basic information about the offer and the Shares and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Securities offered:	We are offering 1,200,000 shares of common stock (1,380,000 shares if the underwriters exercise their over-allotment option in full).

Initial Public offering price:	The assumed initial public offering price is $5.00 per share of common stock.

Common Stock outstanding before this offering:	87,889 shares of common stock (32,958,288 prior to the reverse split)

Common Stock to be outstanding immediately after this offering:	5,901,217 shares of common stock (or 6,018,217 shares of common stock assuming exercise in full of the overallotment option).(1)

Option to purchase additional shares:	We have granted the underwriters a 45-day option to purchase up to an additional 15% of the total number of shares of our common stock to be offered by the Company in this offering.

Use of proceeds:	Based on an assumed initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, we expect to receive gross proceeds of $6,000,000 and net proceeds of $5,000,000 (or gross proceeds of $6,900,000 and net proceeds of $5,800,000 if the over-allotment option is exercised in full). We intend to use the net proceeds from this offering for acquisitions, hiring of key personnel, including medical, sales and management professionals, for working capital and general corporate purposes and marketing expenses.

Underwriter Warrants:	We will issue to the Representative, or its designees, at the closing of this offering common stock purchase warrants (“Underwriter Warrants”) to purchase the number of shares of common stock equal to 5% of the aggregate number of shares of common stock sold in this offering. The Underwriter Warrants will be exercisable immediately upon issuance, and from time to time, in whole or in part, and will expire five years from the commencement of sales at an exercise price of $5.50 (110% of the initial public offering price of the shares of common stock). The registration statement of which this prospectus is a part also registers the Underwriter Warrants and the underlying shares of common stock. Please see “Underwriting - Underwriter Warrants” for a more complete description of these warrants.

Dividend Policy:	Holders are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, or the Board, out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our securities.

Proposed NYSE Ticker Symbol:	We intend to apply to list our common stock on the NYSE, subject to official notice of issuance, under the symbol “FCHS”, or as changed to reflect the possible name change of FCHS to the “Leading Primary Care, Inc.”. There can be no assurance that our common stock will be approved for listing on the NYSE.

Lockups:	We and our directors, officers, and holders of 5% of our outstanding securities have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of 360 days from the effectiveness of this registration statement, in the case of our company and our officers and directors. See “Underwriting” on page 57.

(1)

The share and per share information reflect a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE which will result in 87,889 common shares outstanding (32,958,288 prior to the reverse split); the 2023 and 2024 bridge investors converting into 1,246,375 common and issuance of their 2,767,500 incentive shares; and 550,000 of such shares are issuable upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the Registration Statement.

Unless otherwise indicated, the information in this prospectus assumes:

●	A public offering price of $ 5.00 per Share;
●	No exercise by the underwriter of its option to purchase 180,000 additional Shares to cover over-allotments, if any; and
●	No exercise of the Underwriter’s Warrants.

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SUMMARY SELECTED FINANCIAL DATA

The summary selected financial data set forth below should be read together with our audited financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. We derived the summary consolidated statements of operations data for the three months ended June 30, 2024 and 2023, for the year ended December 31, 2023 and 2022, and the consolidated balance sheet data as of June 30, 2024 from the unaudited consolidated financial statements of FCHS included elsewhere in this prospectus. We derived the summary consolidated statements of operations data for the year ended December 31, 2023 and 2022 from the audited consolidated financial statements of FCHS included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of the results that may be expected in the future. The pro forma share and per share information below reflects a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE.

	For the Years Ended		For the Six Months Ended
Summary Statement of Operations Data	December 31,		June 30,
	2023	2022	2024	2023
	(audited)	(audited)	(unaudited)	(unaudited)
Revenue	$29,985	$1,068,979	$10,154	$(26,006)
Total operating expenses	(2,497,166)	(8,197,175)	(985,975)	(1,858,783)
Loss from operations	(2,467,181)	(7,128,196)	(975,821)	(1,884,789)
Other income (expense)	215,206	893,336	4,150	18,691
Interest (expense) income	(5,919,257)	(3,708,842)	(2,096,033)	(2,809,910)
Net loss	$(8,171,232)	$(9,943,702)	$(3,067,704)	$(4,767,009)

Summary Balance Sheet Data		Pro Forma (1)	Pro Forma as
		for	adjusted (2)
	June 30,	June 30	June 30
	2024	2024	2024
	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,516	$99,016	$344,689
Accounts receivable, net	81,974	81,974	176,367
Other current assets	468,937	468,937	455,589
Total current assets	$552,427	$649,927	$976,645
Non-current assets	2,636,073	356,828	16,391,700
Total assets	$3,188,500	$1,006,755	$17,368,345

Liabilities and Stockholders’ Equity
Accounts payable	9,132,809	7,099,200	7,320,385
Notes payable, current portion	21,821,446	144,158)	7,444,158
Other current liabilities	297,501	-	24,487
Total current liabilities	$31,251,756	$7,243,358	$14,789,030
Non-current liabilities	3,580,915	1,283,624	1,289,913
Total liabilities	34,832,671	8,526,982	16,078,943
Total stockholders’ equity	(31,644,171)	(7,520,227)	4,802,976
Non-controlling interest	-	-	(13,574)
Total liabilities and stockholders’ equity	$3,188,500	$1,006,755	$20,868,345

(1)	The pro forma consolidated balance sheet data gives effect to:

a) b)

a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE.

issuance 550,000 shares of common stock (not subject to the reverse split) upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement.

c)	exchange of $19,099,622 of debt and accrued interest and incentive shares payable for a new Series C Convertible Preferred Stock
d)	exchange of $1,775,756 of accounts payable for a new Series C Convertible Preferred Stock
d)	exchange of 147 shares of Series A Convertible Preferred stock and accrued dividends payable, totaling $1,191,635, for a new Series C Convertible Preferred Stock
f)

conversion of $1,295,828 of 20% OID Convertible Debt plus accrued interest to common stock, and issuance of the incentive shares payable, which resulted from the fourth quarter 2023 and first quarter 2024 bridge financings

g)	exchange of $2,668,901 of facility right of use lease liabilities for a new Series C Convertible Preferred Stock
h)	confirmation of forgiveness of the PPP loans and accrued interest totaling $1,334,596

(2)	Pro forma amounts reflect:

a)	the sale of 1,200,000 Shares of our common stock in this offering at an assumed initial public offering price of $5.00 per Share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses.
b)	the completed acquisitions of Pointe Med Pharmacy and The Good Clinic

(3)	Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Share would increase (decrease) our pro forma amounts of each of cash, total current assets, total assets and total stockholders’ equity by approximately $1,200,000, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of Shares we are offering. Each increase (decrease) of 1,000,000 Shares in the number of Shares offered by us would increase (decrease) our pro forma amounts of each of cash, total current assets, total assets, and total stockholders’ equity by approximately $5,000,000, assuming that the assumed initial price to the public remains the same, and after deducting the estimated underwriting discounts and commissions.

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RISK FACTORS

An investment in our Shares is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s Shares, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus. We cannot assure you that any of the events discussed below will occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

The risk factors discussed below could cause our actual results to differ materially from those expressed in any forward-looking statements. Although we have attempted to list comprehensively these important factors, we caution you that other factors may in the future prove to be important in affecting the results of operations. New factors the Company from time to time and it is not possible for us to predict all of these factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The risks described below set forth what we believe to be the most material risks associated with the purchase of our Common Stock. Before you invest in our Common Stock, you should carefully consider these risk factors, as well as the other information contained in this report.

Going Concern

During the fiscal quarter ended June 30, 2024 and 2023, the Company posted net losses of approximately $1,862,361 and $3,067,704 and corresponding cash outflows from operations of $554,645 and $2,049,876, respectively. For the six months ended June 30, 2024 and June 30, 2023, the Company posted net losses of approximately $2,654,958 and $4,676,009 and corresponding cash outflows from operations of $633,591 and $2,173,484, respectively. As of June 30, 2024 and June 30, 2023, the Company had an accumulated deficit of $67,000,708 and $60,437,784, respectively. For the years ended December 31, 2023 and 2022, the Company experienced net losses of approximately $8,171,232 and $9,943,702 and corresponding cash outflows from operations of $6,795,445 and $3,379,319, respectively. As of December 31, 2023 and 2022, the Company had an accumulated deficit of $63,933,006 and $55,761,775, respectively. This performance reflected challenges in operating and restructuring the Company as a result of previous issues that confronted the Company in the healthcare market such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, the negative impact of the former CEO’s indictment in November 2018, the bankruptcy from June 2020, and COVID-19. As a result of the CEO’s actions, the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and again in January 2023 to generate reductions in operating costs while the Company focused on developing and executing its future business strategy.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financing, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the 2023 financial statements included in this filing.

Risks Related to our Financial Position and Capital Needs

Our business has posted minimal profit since commencing operations.

During the fiscal quarter ended June 30, 2024 and 2023, the Company posted net losses of approximately $1,862,361 and $3,067,704 and corresponding cash outflows from operations of $554,645 and $2,049,876, respectively. For the six months ended June 30, 2024 and June 30, 2023, the Company posted net losses of approximately $2,654,958 and $4,676,009 and corresponding cash outflows from operations of $633,591 and $2,173,484, respectively. As of June 30, 2024 and June 30, 2023, the Company had an accumulated deficit of $67,000,708 and $60,437,784, respectively. For the years ended December 31, 2023 and 2022, the Company experienced net losses of approximately $8,171,232 and $9,943,702 and corresponding cash outflows from operations of $6,795,445 and $3,379,319, respectively. As of December 31, 2023 and 2022, the Company had an accumulated deficit of $63,933,006 and $55,761,775, respectively. The adverse effects of a limited operating history include, but are not limited to, liquidity risks related to our net losses, negative cash flows, and accumulated deficit comprise reduced management visibility into forward sales, marketing costs, and customer acquisition, which could lead to missing targets for achievement of future profitability.

If our cash from operations is not sufficient to meet our current or future operating needs, expenditures and debt service obligations, our business, financial condition, and results of operations may be materially adversely affected.

Our ability to generate cash to meet our operating needs, expenditures and debt service obligations will depend on our future performance and financial condition, which will be affected by financial, business, economic legislative, regulatory, and other factors, including potential changes in costs, pricing, competitive pressure, and consumer preferences. If our cash flow and capital resources are insufficient to fund our debt service obligations and other cash needs, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. Even if we are successful in taking any such alternative actions, such actions may not allow us to meet our scheduled debt service obligations and, as a result, our business, financial condition, and results of operations may be materially adversely affected.

We need additional capital to expand operations; if we do not raise additional capital, we will need to curtail or cease operations.

Since our inception, we have financed our operations primarily through the sale of our common stock. To execute our business plan successfully, we will need to raise additional money in the future. Additional financing may not be available on favorable terms, or at all. The exact amount of funds raised, if any, will determine how quickly we can maintain the profitability of our operations. No assurance can be given that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us. If we are not able to raise additional capital, we will likely need to curtail or cease operations.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financing, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted, and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financing may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

Our strategy to open new clinics sites in multiple new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel, and systems, and our operational, administrative, and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations or achieve planned growth on a timely or profitable basis. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our services;

●	Our ability to obtain and retain existing clients;

●	General economic conditions, both domestically and in foreign markets;

●	Advertising and other marketing costs; and

●	Costs of creating and expanding clinic locations.

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As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Volatility in the financial markets could have a material adverse effect on our business.

While we believe we will generate significant cash flows from our new operations as a result of our strategic shift to opening primary care and wellness clinics and we have had access to credit markets through our various financing activities, credit markets may experience significant disruptions. Deterioration in global financial markets could make future financing difficult or more expensive. This could leave us with reduced borrowing capacity, which could have a material adverse effect on our business, financial condition, and results of operations.

Potential profit margins may decline due to increasing pressure on margins.

The industry in which we plan to operate is subject to potentially significant pricing pressure caused by many factors. If our estimated gross margin declines and we fail to sufficiently reduce our operating costs or grow our future net revenues, we could incur significant operating losses that we may be unable to fund or sustain for extended periods of time, if at all. This could have a material adverse effect on the results of operations, liquidity, and financial condition.

Our indebtedness may have a material adverse effect on our business, financial condition, and results of operations.

As of June 30, 2024 and December 31, 2023, our indebtedness amounted to $25,699,861 and $23,242,405, respectively. Our indebtedness could have significant consequences, including:

●	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of funding growth, working capital, capital expenditures, investments, or other cash requirements;

●	reducing our flexibility to adjust to changing business conditions or obtain additional financing;

●	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our term loan facilities are at variable rates;

●	making it more difficult for us to make payments on our indebtedness;

●	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

●	subjecting us to restrictive covenants that may limit our flexibility in operating our business; and

●	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and general corporate or other purposes.

Pandemics and epidemics, including the COVID-19 pandemic, natural disasters, terrorist activities, political unrest, and other outbreaks could have a material adverse impact on our business, results of operations, financial condition and cash flows or liquidity.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Business interruptions resulting from the COVID-19 outbreak or similar public health crises could cause a disruption to the development of our product candidates and adversely impact our business.

Public health crises such as pandemics or similar outbreaks could adversely impact our business. The continued spread of COVID-19 globally could adversely impact our operations, including our ability to recruit and retain patients and staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography. For instance, during the outbreak of Covid-19, patients in Florida did not have access to elective services due to stringent restrictions in this regard within the state. As a result, this led to significant reduction in revenues as many of the services/ treatments that the Company provided during the time were elective in nature. Further, as a result of a COVID-19 outbreak in affected geographies that we rely upon, we may experience delays in sourcing supplies for our diagnostic equipment and pharmaceuticals that we intend to sell as part of our compounding pharmacy operations at our heath care centers. Any negative impact COVID-19 has on patient enrollment or treatment could cause costly delays which could adversely affect our ability to, maintain operations, increase our operating expenses, and have a material adverse effect on our financial results.

General Risks Related to our Healthcare Services Business

We have a limited operating history that impedes our ability to evaluate our potential future performance and strategy.

Our limited primary care clinic operating history makes it difficult for us to evaluate our future business prospects and make decisions based on estimates of our future performance. It will take time and marketing / messaging investment to successfully build a financially viable panel of patients for each of our clinics. It is difficult to predict with certainty how long the process of patient acquisition will take. To address these risks and uncertainties, we must do the following:

●	Successfully execute our business strategy to establish our brand and reputation as a profitable, well-managed enterprise committed to delivering quality and cost-effective healthcare;

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●	Respond to competitive developments;

●	Provide Nurse Practitioners with a compelling alternative to other medical practice or hospital employment; and

●	Attract, integrate, retain, and motivate qualified clinic personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. If we do not successfully address these risks, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

Acquisitions involve risks that could adversely affect our business/internal controls.

As part of our growth strategy, the Company has made strategic transactions with the expectation that such transactions will result in various benefits, including, among others, an expanded range of healthcare services to patients in the community, cost savings and increased profitability of the businesses by improving operating efficiencies. Achieving the anticipated benefits is subject to a number of uncertainties, including whether we integrate our acquired companies in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and resources.

In addition, effective internal controls are necessary for us to provide reliable and accurate financial reports and to effectively prevent fraud. The integration of acquired businesses is likely to result in our systems and controls becoming increasingly complex and more difficult to manage.

We devote significant resources and time to complying with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. However, we cannot be certain that these measures will ensure that we design, implement and maintain adequate control over our financial processes and reporting in the future, especially in the context of acquisitions or assuming management control over other businesses. Any difficulties in the assimilation of acquired businesses into our Company’s control system could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our Company’s reported financial information, which could have a negative effect on the trading price of the Company’s stock and our access to capital.

To pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We may need to raise additional capital to pursue our business plan, which includes hiring additional Nurse Practitioners to expand our business operations and to acquire or develop new primary care clinics. We believe that we have access to capital resources through possible public or private equity offerings, debt financing, corporate collaborations, or other means. If the economic climate in the United States does not continue to improve or further deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our initiatives and take additional measures to reduce costs to conserve our cash in amounts sufficient to sustain operations and meet our financial obligations.

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We may not be able to achieve the expected benefits from opening new primary care clinics, which would adversely affect our financial condition and results.

We plan to rely on hiring additional Nurse Practitioners to create branded primary care clinics as a method of expanding our business. If we do not successfully integrate such new primary care clinics, we may not realize the anticipated operating advantages and cost savings. The integration of these new primary care clinics into our business operations involves several risks, including:

●	Demands on management related to the increase in our Company’s size with the establishment of each new clinics, which is crucial to our business plan;

●	The diversion of management’s attention from the management of daily operations to the integration of operations of the new primary care clinics;

●	Difficulties in the assimilation and retention of employees; and

●	Potential adverse effects on operating results.

Further, the successful integration of the new Nurse Practitioners will depend upon our ability to manage the new staff and to eliminate redundancies and excess costs. Difficulties in integrating new clinical staff may impede our ability to achieve the cost savings and other size-related benefits that we hoped to achieve, which would harm our financial condition and operating results.

If we are unable to attract and retain qualified medical professionals, our ability to maintain operations attract patients or open new primary care clinics could be negatively affected.

We generate our revenues through Nurse Practitioners and clinical staff who work for us to perform medical services and procedures. The retention of those medical professionals is a critical factor in the success of our clinics, and the hiring of qualified medical professionals is a critical factor in our ability to launch new primary care clinics successfully. However, at times it may be difficult for us to retain or hire qualified medical professionals. If we are unable consistently to hire and retain qualified medical professionals, our ability to open new clinics, maintain operations at existing clinics, and attract patients could be materially and adversely affected.

We may have difficulties managing our Company’s growth, which could lead to higher operating losses, or we may not grow at all.

Our strategy of opening clinics in multiple markets could strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to successfully attract, train, motivate, retain, and manage new employees and continue to update and improve our management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Should we be unsuccessful in accomplishing any of these essential aspects of our growth in an efficient and timely manner, then management may receive inadequate information necessary to manage our operations, possibly causing additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could slow or eliminate our ability to achieve and sustain profitability. Such slower than expected growth may require us to restrict or cease our operations and go out of business.

Loss of key executives and failure to attract qualified managers could limit our growth and negatively impact our operations.

We require medical professionals and marketing persons with experience in our industry to operate and market our primary care clinic services. It is impossible to predict the availability of qualified persons or the compensation levels that will be required to hire them. The loss of the services of any member of our senior management or our inability to hire qualified people at economically reasonable compensation levels could adversely affect our ability to operate and grow our business.

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We may be subject to medical professional liability risks, which could be costly and could negatively impact our business and financial results.

We may be subject to professional liability claims. We maintain professional liability insurance with coverage that we believe is consistent with industry practice and appropriate considering the risks attendant to our business. However, any claim made against us could be costly to defend against, resulting in a substantial damage award against us and diverting the attention of our management team from our operations, which could have an adverse effect on our financial performance.

The healthcare regulatory and political framework is evolving.

Healthcare laws and regulations may change significantly in the future which could adversely affect our financial condition and results of operations. We will continuously monitor these developments and modify our operations from time to time as the legislative and regulatory environment changes. It may require significant resources to make these modifications.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws or regulations.

The healthcare industry is subject to extensive and complex federal, state and local laws and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

●	federal laws (including the federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicare and other government programs that contain false or fraudulent information or from improperly retaining known overpayments;

●	a provision of the Social Security Act, commonly referred to as the “anti-kickback” law, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate, or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicare;

●	a provision of the Social Security Act, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits providers from referring Medicare patients to an entity for the provision of certain “designated health services” if the provider or a member of such provider’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity;

●	similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims issues, which typically are not limited to relationships involving federal payors;

●	provisions of HIPAA that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing, or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

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●	state laws that prohibit general business corporations from practicing medicine, controlling providers’ medical decisions or engaging in certain practices, such as splitting fees with providers;

●	federal and state laws that prohibit providers from billing and receiving payment from Medicare and TRICARE for services unless the services are medically necessary, adequately, and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

●	federal and state laws pertaining to the provision of services by non-physician practitioners, such as advanced nurse practitioners, physician assistants and other clinical professionals, physician supervision of such services and reimbursement requirements that may be dependent on the manner in which the services are provided and documented; and

●	federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, inappropriately reducing hospital care lengths of stay for such patients or employing individuals who are excluded from participation in federally funded healthcare programs.

In addition, we believe that our business will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

The practice of pharmacy is highly regulated on the state and federal level, and government authorities may determine that we have failed to comply with applicable laws or regulations limiting our opportunity to grow our compounding pharmacy revenue.

The practice of pharmacy is regulated on both the Federal and State levels with each State maintaining its own pharmacy statutes relating to in-State and Out-of- State pharmacy operations. Without exception, prior to shipping any prescription medication to a patient client or medical practice, a pharmacy must be completely licensed as an Out-of-State Pharmacy by that State. Also, it is management’s plan to immediately complete the application process with the Accreditation Commission for Healthcare (ACHC) Pharmacy Compounding Accreditation Board (PCAB) accreditations for Sterile, Non-Sterile and Hazardous Drug compounding and handling. Achieving PCAB accreditation certifies the pharmacy as meeting or exceeding pharmaceutical compounding industry standards and all State and Federal pharmacy regulations. Our expansion strategy will be greatly restricted if we are unable to secure the necessary licensure and accreditation within the states where we plan to operate our clinics.

Compounding pharmacies are dependent on the consistent availability and quality of the base pharmaceuticals required to deliver personalized medications to their patients and clinics.

Our expansion strategy is based on both personalized care plans and personalized medications that arise from these care plans. The compounding pharmacy that is part of our acquisition strategy maintains contracted business relationships with licensed drug wholesalers and FDA approved Active Pharmaceutical Ingredient (API) distributors to ensure it can meet the prescription medication needs for its patient clients. All API distributors contracted with the pharmacy are FDA registered facilities able to source the bulk pharmaceuticals that are fully compliant with the United States Pharmacopeia (USP) or National Formulary (NF) monograph standards and maintain valid Certificates of Analysis (COAs) for all API and excipients used in the compounding of patient medications.

The loss of these contractual relationships or the failure of our current suppliers to maintain their regulatory required accreditation and/ or licensure would delay or limit the amount and breadth of compounded medications that we could deliver to our clients. The resultant limitations from a supply disruption would significantly decrease the revenue stream we expect from our compounding pharmacy and significantly reduce the scope of services our clinics could provide our clients.

Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal and state laws and regulations govern the collection, dissemination, use, security and confidentiality of individually identifiable health information. These laws include:

●	Provisions of HIPAA that limit how healthcare providers may use and disclose individually identifiable health information, provide certain rights to individuals with respect to that information and impose certain security requirements;

●	HITECH, which strengthens and expands the HIPAA Privacy Standards and Security Standards;

●	Other federal and state laws restricting the use and protecting the privacy and security of protected information, many of which are not preempted by HIPAA;

●	Federal and state consumer protection laws; and

●	Federal and state laws regulating the conduct of research with human subjects.

As part of our medical record keeping, billing and other services, we collect and maintain protected health information in paper and electronic format. New protected health information standards, whether implemented pursuant to HIPAA, HITECH, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare-related data and communicate with payors, and compliance with these standards could impose significant costs on us or limit our ability to offer services, thereby negatively impacting the business opportunities available to us.

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If we do not comply with existing or new laws and regulations related to protected health information, we could be subject to remedies that include monetary fines, civil or administrative penalties or criminal sanctions.

Changes in the rates or methods of third-party reimbursements for medical services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position.

Third-party payors such as Medicare and commercial health insurance companies, may change the rates or methods of reimbursement for the services we currently provide or plan to provide and such changes could have a significant negative impact on those revenues. At this time, we cannot predict the impact that rate reductions will have on our future revenues or business. Moreover, patients on whom we currently depend, and expect to continue to depend on, our medical clinic revenues generally rely on reimbursement from third-party payors for the payment of medical services. If our patients begin to receive decreased reimbursement from third-party payors for their medical services and as such are forced to pay for the remainder of their medical services out of pocket, then a reduced demand for our services or downward pricing pressures could result, which could have a material impact on our financial position.

Future requirements limiting access to or payment for medical services may negatively impact our future revenues or business. If legislation substantially changes the way healthcare is reimbursed by both governmental and commercial insurance carriers, it may negatively impact payment rates for certain medical services. We cannot predict at this time whether or the extent to which other proposed changes will be adopted, if any, or how these or future changes will affect the demand for our services.

We are subject to federal and state restrictions on advertising that may adversely affect our ability to advertise our clinics and services.

The growth of our healthcare business is dependent, in part, on advertising, which is subject to regulation by the Federal Trade Commission (“FTC”). We believe that we can structure our advertising practices to be in material compliance with FTC regulations and guidance. However, we cannot be certain that the FTC will not determine that our advertising practices are in violation of such laws and guidance.

Health Insurance Portability and Accountability Act (“HIPAA”) compliance is critically import to our continuing operations.

Our Company and our providers are covered entities under HIPAA if we or our clinical staff provide services that are reimbursable under Medicare or other third-party payors (e.g., orthopedic services). Although the covered healthcare providers themselves are primarily liable for HIPAA compliance, as a “business associate” to these covered entities we are bound indirectly to comply with the HIPAA privacy regulations, and we are directly bound to comply with certain of the HIPAA security regulations. Although we cannot predict the total financial or other impact of these privacy and security regulations on our business, compliance with these regulations could require us to incur substantial expenses, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under the Administrative Simplification Provisions.

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We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our internal computer systems and those of third parties with which we contract may be vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures despite the implementation of security measures. System failures, accidents or security breaches could cause interruptions in our operations and could result in a material disruption of our business operations, in addition to possibly requiring substantial expenditures of resources to remedy. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our collections from third-party payors could be delayed.

The market for healthcare services is highly competitive.

The market for healthcare solutions including walk in clinics and telehealth services is competitive. We compete in a fragmented primary care market with direct and indirect competitors that offer varying levels of impact to our stakeholders such as insurance companies, patients, and employers. Our competitive success is contingent on our ability to simultaneously address the needs of key stakeholders efficiently and with superior outcomes at scale compared with competitors. We compete with walk-in clinics (e.g. MinuteClinic, Med Express), traditional healthcare providers, primary care medical practices (e.g. Oak Street Health, One Medical), care management and coordination, digital health (e.g. Ro, Hims, Alloy), hormone replacement specialty clinics (e.g. Herself Health, Midi, Revibe) and telehealth companies. Competition in our market involves rapidly changing technologies, evolving regulatory requirements and industry expectations, frequent new product and service introductions and changes in customer and patient requirements. If we are unable to keep pace with the evolving needs of our clients, members and partners and continue to develop and introduce new applications and services in a timely and efficient manner, demand for our solutions and services may be reduced and our business and results of operations would be harmed.

Our competitors may have greater name recognition, longer operating histories and significantly greater financial and other resources than we do (e.g. One Medical, Oak Street Health, Ro, Hims, Herself Health, Alloy, Midi). As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or patient requirements and may have the ability to initiate or withstand substantial price competition. In addition, our competitors have established, and may in the future establish, cooperative relationships with vendors of complementary technologies or services to increase the availability of their solutions in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger member or patient base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources, and larger sales forces than we have, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of the healthcare market, which would limit our member and patient growth. If we are unable to compete in the healthcare market, our business would be harmed.

If we are forced to lower our procedure prices in order to compete with a better-financed or lower-cost provider of medical healthcare services, our medical revenues and results of operations could decline.

Some of our current competitors, or other companies which may choose to enter the industry in the future, may have substantially greater financial, technical, managerial, marketing, or other resources and experience than we do and may be able to compete more effectively. Similarly, competition could increase if the market for healthcare services does not experience growth, and existing providers compete for market share. Additional competition may develop, particularly if the price for services or reimbursement decreases. Our management, operations, strategy, and marketing plans may not be successful in meeting this competition.

A decline in consumer disposable income could adversely affect the number of clinical visits could have a negative impact on our financial results.

After payments by commercial healthcare insurance companies or government programs, including Medicare, the remaining portion of the cost of medical care is paid by the patient. Some of our patients may not have the financial resources to pay for the services they receive at our primary care clinics, which are ultimately not reimbursed by their healthcare provider. Accordingly, our operating results may vary based upon the impact of changes in the disposable income of patients using our services, among other economic factors. A significant decrease in consumer disposable income in a weak economy may result in a decrease in the number of visits to our clinics, and a related decline in our revenues and profitability. In addition, weak economic conditions may cause some of our patients to experience financial distress or declare bankruptcy, which may negatively impact our accounts receivable and collection experience.

To pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We may need to raise additional capital to pursue our business plan, which includes hiring additional Nurse Practitioners to expand our business operations and to acquire or develop new primary care clinics. We believe that we have access to capital resources through possible public or private equity offerings, debt financing, corporate collaborations, or other means. If the economic climate in the United States does not continue to improve or further deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our initiatives and take additional measures to reduce costs to conserve our cash in amounts sufficient to sustain operations and meet our financial obligations.

Risks Related to this Offering and Our Securities

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, it may choose to prepare the disclosure in the prospectus relying on scaled disclosure requirements for smaller reporting companies in Regulation S-K and in Article 8 of Regulation S-X. and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies” including, but not limited to less extensive narrative disclosure than required of other reporting companies and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our results of operations, financial condition, or business.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff, and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition, or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. It is anticipated that a significant portion of the offering will be used for acquisition and integration, if it is not successful, it could harm our business and financial condition.

There has been a limited trading market for our Common Stock to date.

While our Common Stock is currently quoted on OTC Markets, Inc., the trading volume is extremely limited. We are quoted on the OTC Markets under the trading symbol “FCHS.” We intend to list our common stock on the NYSE. There can be no assurance that an active market for the Company’s common stock. A lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

The market for our common stock may fluctuate significantly.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of healthcare services companies have historically been highly volatile and may be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our Common Stock:

●	changes in government regulation of the medical industry;

●	changes in reimbursement policies of third-party insurance companies, self-insured companies or government agencies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	developments involving corporate collaborators, if any;

●	changes in accounting principles;

●	the loss of any of our key healthcare providers or management personnel;

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

A significant percentage of the Company’s common stock is held by a small number of shareholders.

Three (3) beneficial owners control approximately 50.13% of our outstanding common stock as of September 9, 2024. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. Additionally, this concentration of ownership might harm the market price of our common stock by delaying, deferring or preventing a change in corporate control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

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The issuance of our common stock in connection with the Company’s outstanding convertible preferred stock and warrants could cause substantial dilution, which could materially affect the trading price of our common stock.

Pursuant to agreements entered on or around July 8, 2024 with the holders of Series A Convertible Preferred Stock, 10% Senior Secured Convertible Notes, 35% Senior Secured Convertible Notes, and certain other promissory note and warrants issued by the Company, the Company agreed to exchange effective on the closing of the Company’s sale of its Common Stock in an initial public offering involving a listing of such Common Stock on a national securities exchange their existing holding (including all accrued interest thereon through the date of exchange) for (a) new shares of Series C Preferred Stock; and (b) new warrants representing the right to purchase Common Stock in lieu of the existing warrants held by the respective holder. The additional shares of Common Stock issued pursuant to conversion of Series C Preferred Stock and the exercise of the warrants will result in dilution to the then existing holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of a substantial number of such shares in the public market could adversely affect the market price of our Common Stock.

Resales by the selling stockholders under the Resale Prospectus may have an adverse effect on the market price of our Common Stock.

The 3,317,500 shares of Common Stock being offered under the Resale Prospectus for the account of the selling stockholders equals approximately 10.07% of the 32,958,288 shares of our common stock outstanding as of September 9, 2024. Sales of the shares offered under the Resale Prospectus, or the potential of such sales, may have an adverse effect on the market price, liquidity and the demand for our Common Stock and such sales could also affect our company’s ability to raise additional capital in the equity markets in the future.

Further, while the selling stockholders have expressed an intent not to sell the common stock registered pursuant to the Resale Prospectus prior to the closing of or concurrently with the initial public offering, the sales of our common stock registered in the IPO Prospectus and the Resale Prospectus may result in two offerings taking place sequentially or concurrently. Accordingly, purchasers purchasing pursuant to the Resale Prospectus could pay more or less than the price in the initial public offering pursuant to this prospectus, which could affect the price and liquidity of, and demand for, our Common Stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to grow, market our services and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the near future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend. Therefore, you should not expect to receive cash dividends on our Common Stock.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development, and regulatory pathways of our product candidates, which could cause our operating results to fluctuate. Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the near future. The SEC has adopted regulations that define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Our former Chief Executive officer, Christian C. Romandetti, Sr., was arrested November 15, 2018, on a conspiracy to commit securities fraud charge.

Our former Chief Executive Officer, Christian C. Romandetti, Sr., has pled guilty to conspiracy to commit securities fraud and has tarnished the Company’s reputation which has led to a precipitous decline in the Company’s goodwill and business.

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Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our Certificate of Incorporation (“Certificate”) and bylaws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our Certificate and bylaws:

●	limit who may call stockholder meetings;
●	do not provide for cumulative voting rights; and
●	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. The restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. The potential inability to obtain a control premium could reduce the price of our Common Stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as we grow or as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among other things:

Factors that might cause these differences include the following:

●	We will need a significant amount of capital to conduct our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

●	If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

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●	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

●	We depend heavily on key personnel, and turnover of key senior management could harm our business.

●	Managed care organizations and insurance companies may prevent their members from using our services which would cause us to lose current and prospective patients.

●	The healthcare industry and Health Care Providers’ medical practices, including the healthcare and other services that we and our affiliated Health Care Providers provide, are subject to extensive and complex federal, state, and local laws and regulations, compliance with which imposes substantial costs on us

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $5,000,000, or approximately $5,800,000, if the underwriters exercise their option to purchase an additional 180,000 Shares in full, assuming an initial public offering price of $5.00 per Share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Share would increase (decrease) the net proceeds to us by approximately $1,080,000, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of Shares we are offering. Each increase (decrease) of 1,000,000 Shares in the number of Shares offered by us would increase (decrease) the net proceeds to us by approximately $4,500,000, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions.

We intend to use the net proceeds from this offering as follows:

	Without over allotment	With over allotment
Acquisitions: Expand our distribution footprint by acquiring companies which fit with our overall business strategy**	$4,500,000	$4,500,000
Hiring of key personnel: Including medical, sales and management professionals	250,000	600,000
Working Capital: D&O insurance, build scalable infrastructure, and general corporate purposes	200,000	400,000
Marketing expenses: Marketing to acquire clients, build brand and services awareness	50,000	300,000
Total	$5,000,000	$5,800,000

** Of the $4,500,000 of net proceeds to be utilized for acquisitions:

(a)	approx. $4,500,000 or 90% would be used to acquire all of shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation (a primary care & internal medicine clinic), Pointe Med Pharmacy, Inc., a Florida corporation (a full-service community pharmacy), Livewell MD, LLC, a Florida limited liability company (full-service compounding pharmacy located in Northeast Florida), and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (a compounding pharmacy); and
(b)	approx. $0 or 0% would be used to acquire all of the physical and intellectual property of The Good Clinic, Inc. a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness. The Good Clinic, Inc. is being acquired with common stock.

For additional details relating to the potential target businesses, see “Business Overview” on page 33.

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Pending the use of the net proceeds of this offering, we plan to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will pay all of our own expenses and certain expenses of the underwriters related to this offering. See “Underwriting” on page 57. Acquisitions will make up most of the use of proceeds.

DIVIDEND POLICY

Holders are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

CAPITALIZATION

The following sets forth our cash and cash equivalents as of June 30, 2024:

●	$1,516 on an actual basis;

●	$99,016 on a pro forma basis giving effect to:

a)	a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE;
b)	issuance 550,000 shares of common stock (not subject to the reverse split) upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement;
c)	exchange of $19,099,622 of debt and accrued interest and incentive shares payable for a new Series C Convertible Preferred Stock;
d)	exchange of $1,775,756 of accounts payable for a new Series C Convertible Preferred Stock;
e)	exchange of 147 shares of Series A Convertible Preferred stock and accrued dividends payable, totaling $1,191,635, for a new Series C Convertible Preferred Stock;
f)	conversion of $1,295,828 of 20% OID Convertible Debt plus accrued interest to common stock, and issuance of the incentive shares payable, which resulted from the fourth quarter 2023 and first quarter 2024 bridge financings;
g)	exchange of $2,668,901 of facility right of use lease liabilities for a new Series C Convertible Preferred Stock; and
h)	confirmation of forgiveness of the PPP loans and accrued interest totaling $1,334,596.

●	$344,689 on an adjusted pro forma basis after giving effect to:

a)	the sale of 1,200,000 Shares of our common stock in this offering at an assumed initial public offering price of $5.00 per Share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses; and
b)	the completed acquisitions of Pointe Med Pharmacy and The Good Clinic.

You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes included elsewhere in this prospectus.

		Pro Forma (1)	Pro Forma as
		for	adjusted (2)
	June 30,	June 30,	June 30,
	2024	2024	2024
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$1,516	$99,016	$99,016
Debt:
Accounts payable	9,132,809	7,099,200	7,099,200
Notes payable, current portion	21,821,446	144,158	144,158
Other current liabilities	297,501	-	-
Non-current liabilities	3,580,915	1,283,624	1,283,624
Total Debt	34,832,671	8,526,982	8,526,982

Stockholders’ equity (deficit):
Series A Convertible Preferred Stock	1	—	—
Series C Convertible Preferred Stock	—	5	5
Common Stock	32,958	709,366	1,601,866
Additional paid-in capital	35,323,578	57,436,515	69,853,644
Accumulated deficit	(67,000,708)	(65,666,113)	(66,652,539)
Total stockholders’ equity	(31,644,171)	(7,520,227)	4,802,976
Total capitalization	$3,188,500	$1,006,755	$4,802,976

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The pro forma consolidated balance sheet data gives effect to:

a)	a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE;
b)	issuance 550,000 shares of common stock (not subject to the reverse split) upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement;
c)	exchange of $19,099,622 of debt and accrued interest and incentive shares payable for a new Series C Convertible Preferred Stock;
d)	exchange of $1,775,756 of accounts payable for a new Series C Convertible Preferred Stock;
e)	exchange of 147 shares of Series A Convertible Preferred stock and accrued dividends payable, totaling $1,191,635, for a new Series C Convertible Preferred Stock;
f)	conversion of $1,295,828 of 20% OID Convertible Debt plus accrued interest to common stock, and issuance of the incentive shares payable, which resulted from the fourth quarter 2023 and first quarter 2024 bridge financings;
g)	exchange of $2,668,901 of facility right of use lease liabilities for a new Series C Convertible Preferred Stock; and
h)	confirmation of forgiveness of the PPP loans and accrued interest totaling $1,334,596.

Pro forma amounts reflect:

a)	the sale of 1,200,000 Shares of our common stock in this offering at an assumed initial public offering price of $5.00 per Share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses; and
b)	the completed acquisitions of Pointe Med Pharmacy and The Good Clinic.

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

Unless otherwise indicated, the information in this prospectus assumes:

●	A public offering price of $ 5.00 per Share;
●	No exercise by the underwriter of its option to purchase 180,000 additional Shares to cover over-allotments, if any; and
●	No exercise of the Underwriter’s Warrants.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per share of common stock and the pro forma as adjusted net tangible deficit per share of our common stock immediately after this offering.

As of June 30, 2024, we had a historical net tangible deficit of approximately ($33,923,416) or ($385.98) per share (or ($1.03) prior to the 1 for 375 reverse stock split). Our historical net tangible deficit per share represents total tangible assets of $712,547 less total liabilities of $32,829,911.

The number of shares of our common stock to be outstanding after this offering is based on 87,889 (32,958,288 prior to the 1 for 375 reverse stock split) shares of our common stock outstanding as of June 30, 2024. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●	a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE;
●	issuance 550,000 shares of common stock (not subject to the reverse split) upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement;
●	exchange of $19,099,622 of debt and accrued interest and incentive shares payable for a new Series C Convertible Preferred Stock;
●	exchange of $1,775,756 of accounts payable for a new Series C Convertible Preferred Stock;
●	exchange of 147 shares of Series A Convertible Preferred stock and accrued dividends payable, totaling $1,191,635, for a new Series C Convertible Preferred Stock;
●	conversion of $1,295,828 of 20% OID Convertible Debt plus accrued interest to common stock, and issuance of the incentive shares payable, which resulted from the fourth quarter 2023 and first quarter 2024 bridge financings;
● ●	exchange of $2,668,901 of facility right of use lease liabilities for a new Series C Convertible Preferred Stock; confirmation of forgiveness of the PPP loans and accrued interest totaling $1,334,596;
●	completion of the proposed acquisitions of Pointe Med Pharmacy and The Good Clinic (Leading Primary Care, LLC);
●	assumes the shares of common stock are offered at $5.00 per share;
●	assumes no exercise by the underwriters of their overallotment option; and
●	assumes no exercise of the warrants issued to the Representatives of the underwriters

We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible deficit per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per Share	$5.00
Net tangible book value per share as of March 31, 2024	(385.98)
Increase per Share to existing stockholders attributable to investors in this offering	386.16
Pro forma net tangible book value per Share, to give effect to this offering	(0.18)
Dilution in net tangible book value per Share to new investors in this offering	$4.82

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

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Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, would increase or decrease, as applicable, our pro forma as adjusted net tangible book value per share after this offering by $386.31, respectively, and dilution per share to new investors purchasing shares of common stock in this offering by $(4.67), assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of one million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our pro forma as adjusted net tangible book value per share after this offering by $386.70 and decrease the dilution per share to new investors purchasing shares of common stock in this offering by $(4.28), assuming no change in the assumed initial public offering price per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of one million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease our pro forma as adjusted net tangible book value per share after this offering by $385.58 and increase the dilution per share to new investors purchasing shares of common stock in this offering by ($5.40), assuming no change in the assumed initial public offering price and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, our pro forma adjusted net tangible book value would be $2,189,402, or approximately $0.30 per share, representing an immediate increase in the adjusted net tangible book value to existing stockholders of approximately $386.28 per share and immediate dilution of approximately $(4.70) per share to new investors purchasing shares of our common stock in this offering, assuming an initial public offering price of 5.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The table below summarizes as of June 30, 2024, adjusted pro forma basis described above, the number of Shares of our common stock, the total consideration and the average price per Share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing our common stock in this offering at an assumed initial public offering price of $5.00 per Share, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders (1)	87,889	7%	$35,369,995	85%	$402.44
New investors	1,200,000	93%	$6,000,000	15%	$5.00
Total	1,287,889	100%	$41,369,995	100%	$32.12

The table above includes the effect of the 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The table above does not give effect to the contemplated conversion of any Series C Convertible Preferred Stock of the Company issued and outstanding.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share or 266,666 shares of common stock, par value $0.375 pro forma for the 1 for 375 reverse split and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding

As of June 30, 2024, there were 32,958,288 shares of our common stock outstanding, or 87,889 common shares as adjusted on a proforma basis for the 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE.

Voting rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.

Rights upon liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

Under the terms of our certificate of incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

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Series A Preferred Convertible Stock

The Company is authorized to issue 40,000 shares, $0.01 par value Series A preferred stock.

Each share of the Series A preferred stock is convertible into 10,000 shares of common stock in the Company. The Series A 10% Convertible Preferred Stock has a 10% dividend rate and has preference in liquidation so that holders of Series A 10% Convertible Preferred Stock are paid in full prior to any payments to holders of common stock of the Corporation.

In the second quarter of 2022, the Company issued 141 shares of Series A preferred stock with a par value of $0.01 per share and a purchase price of $6,750 per share to 15 investors for $1,057,200 which includes a 10% discount of $105,450 and cash of $951,750. The terms of these Series A issuances included a 10% share price discount and a 10% dividend. The Company paid $53,994 in fees to brokers related to these issuances.

In the second quarter of 2023, the Company sold 6 shares of Series A, 10% convertible preferred stock, with a par value of $0.01 per share and a purchase price of $7,500 per share to 1 investor for $50,000 which includes a 10% discount of $5,000 and cash of $45,000. The Company paid $0 in fees to brokers related to these issuances.

As of June 30, 2024 and 2023, the total Series A preferred shares outstanding were 147 and 147 shares, respectively. As of December 31, 2023, and 2022, the total Series A preferred shares outstanding were 147 and 141 shares, respectively.

Series C Preferred Convertible Stock

In July 2024, the board of directors of the Company authorized a new class of preferred stock, Series C Convertible Preferred Stock. The Company is authorized to issue 50,000 shares, $0.0001 par value Series C Convertible Preferred Stock.

Each share of the Series C preferred Stock is convertible into shares of common stock in the Company at the option of the holder at a price equal to the average trading price of the common stock for the preceding three trading days. The Series C Convertible Preferred Stock has a 10% dividend rate and has preference in liquidation so that holders of Series A 10% Convertible Preferred Stock are paid in full prior to any payments to holders of common stock of the Corporation.

In July 2024, contingent to a qualified financing (as defined in the relevant agreements and including an initial public offering of the shares of Common Stock) occurring no later than December 31, 2024 the Company proposed the exchange of (i) all outstanding 10% Senior Secured Convertible Notes including accrued interest, (ii) all outstanding 35% Senior Secured Convertible Notes including accrued interest, (iii) all outstanding Promissory Notes including accrued interest, (iv) all outstanding Series C Preferred Convertible Stock including accrued dividends payable, and (v) all open trade payables, each with an added 35% premium as an incentive, for shares of the new Series C Convertible Preferred Stock with an exchange value of $1,000 per share. The proposed exchange also included the exchange of all warrants to purchase common stock previously issued in conjunction with (i), (ii), (iii), and (iv) above for new warrants at a quantity equal to 50% of the exchange value of securities tended in the proposed.

Potentially Dilutive Equity Instruments

Warrants

The Company issued warrants in 2024, 2023 and 2022 to employees, consultants, and in connection with debt issuances. Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are fully vested upon issuance, exercisable upon the completion of a Qualified Financing typically at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in that Qualified Financing. In the six months ended June 30, 2024 and 2023, the Company issued 1,120,313 and 294,231 warrants, respectively, and for the years ended December 31, 2023 and 2022, the Company issued 527,731 and 4,210,960 warrants respectively to employees, consultants, and in connection with debt issuances.

As of June 30, 2024 and December 31, 2023, there was a total of 12,984,477 and 11,774,664 warrants outstanding, respectively.

Anti-Takeover Effects

Our certificate of incorporation and bylaws will include a number of provisions that may have the effect of delaying, deferring, or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our second amended and restated certificate of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

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Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We currently do not have a policy of directors’ and officers’ liability insurance but intend to obtain such a policy in the near future.

Our bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. The results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings may be called for any purpose and at any time by the Chairman of the Board, the President (if there be one) or by any member of the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than one (1) nor more than five (5) directors. Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 50% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

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Amendments to Our Governing Documents

The affirmative vote of the holders of at least 50% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Article VI of our Certificate of Incorporation.

Our bylaws may be amended or repealed, and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended, or repealed by the Board may be amended or repealed by the stockholders.

Listing

We intend to apply to list our common stock on the NYSE under the symbol “FCHS.” No assurance can be given that our application will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Consolidated Financial and Other Data” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. Our fiscal year ends on December 31.

Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” “the Company,” “we,” “our” or “us”) is actively engaged in pivoting the Company’s strategy away from the orthopedic portion of our business model following our strategic decisions in February 2023 to reduce unprofitable service offerings. We are now planning to focus on the expansion of our primary care business with the intent of developing a national chain of innovative primary care and wellness clinics focused on delivering life improvement services (anti-aging, weight management, and hormone replacement) and pharmacy services, in key high growth markets throughout the U.S. We continue to provide limited rehabilitative services, such as physical therapy, but our strategy is to focus our growth on the expansion and operation of primary care and wellness clinics.

Our Growth Strategy

Our go forward strategy is to utilize our two acquisitions (for which we have entered into a definitive purchase agreement dated July 20, 2023 and an asset purchase agreement dated January 12, 2024) and the current administrative infrastructure to create a national system of innovative, branded primary care and wellness clinics. Our strategic commitment is to provide a more effective medical “home” by redefining primary care, through personalization of care and a broad spectrum of healthcare services that focus on improving the quality of life for our clients at every stage of their lives. We intend to deliver on this promise by providing a care plan based on the client’s specific health needs / goals and their individual body chemistries. This will include an assessment of their current health state, a review of their current diet and lifestyle choices, as well as a battery of lab and genetic tests designed to determine any imbalances in their body functions.

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Our business model is centered on providing the right personalized care to patients with the objective of improving their overall quality of life, as well as lower healthcare costs. Our providers will have the ability to refer patients to our on-site laboratory diagnostic, internal compounding pharmacy, and ancillary services to include, anti-aging regenerative medicine, hormone replacement therapy, women’s health, men’s health, medically assisted weight management, and biohacking when medically appropriate. By consolidating these cutting-edge ancillary services (which are generally self-pay services) with our internal compounding pharmacy we believe that we will not only deliver a better healthcare experience for our clients, but we will also deliver greater revenue opportunity for the clinics through the sale of prescription medications and over the counter nutraceuticals at attractive margins for the Company.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

Competition in our market involves rapidly changing technologies, evolving regulatory requirements and industry expectations, frequent new product and service introductions and changes in customer and patient requirements. If we are unable to keep pace with the evolving needs of our clients and continue to develop and introduce new applications and services in a timely and efficient manner, demand for our solutions and services may be reduced and our business and results of operations would be harmed. Accordingly, we cannot guarantee we will succeed in executing our strategy. See “Risk Factors” section of this prospectus for a discussion of the risks and challenges facing the Company in implementing and achieving our Growth Strategy.

It is our plan that the cost of our “back-office operations” will not increase in direct relation to the growth of our network of primary care clinics, which will allow us to sustain profit margins across our business operations with a cost effective and scalable back office. As the numbers of our care providers and primary care clinics increase, the economies of scale for our back-office operations will also increase.

Critical Accounting Policies

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and, provision against bad debt, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Basis of Accounting

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these consolidated financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Revenue Recognition

On January 1, 2018, the Company adopted the new revenue recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the ASC as Topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied. The standard also requires expanded disclosures regarding the Company’s revenue recognition policies and significant judgments employed in the determination of revenue.

The Company applied the modified retrospective approach to all contracts when adopting ASC 606. As a result, at the adoption of ASC 606 what was previously classified as the provision for bad debts in the statement of operations is now reflected as implicit price concessions (as defined in ASC 606) and therefore included as a reduction to net operating revenues in 2018. For changes in credit issues not assessed at the date of service, the Company will prospectively recognize those amounts in other operating expenses in the statement of operations. For periods prior to the adoption of ASC 606, the provision for bad debts has been presented consistent with the previous revenue recognition standards that required it to be presented separately as a component of net operating revenues.

When appropriate, the Company disaggregates revenue in its financial disclosures giving consideration to information regularly reviewed by the chief operating decision maker for evaluating the financial performance of the Company or disclosures presented outside the financial statements, as required by ASC 606-10-5.

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Patient Service Revenue

Our revenues generally relate to net patient fees received from various payers and patients themselves under contracts in which our performance obligations are to provide services to the patients. Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and generally provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For non-employees, the cost of goods obtained or services received in exchange for an award of share-based compensation is measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred, and is recognized in the period that the goods are received or over the period that the services are provided in exchange for the award, in accordance with ASC 718-10-30. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Upon exercise of a common stock equivalent, the Company issues new shares of common stock out of its authorized shares.

Income Tax

Deferred taxes are provided on liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Results of Operations for the Six Months Ended June 30, 2024, and 2023

Overview

For the six months ended June 30, 2024, and June 30, 2023, we reported a net loss of $3,067,704 and $4,676,009, respectively, a decrease of $1,608,305 or 34%. The decrease in the net loss was attributable to a reduction in operating expenses and non-operating expenses for the six months ending June 30, 2024 as compared to June 30, 2023, The decrease in operating expenses resulted from a decrease in selling, general and administrative expenses. The decrease in non-operating expenses was the result of increases in interest expenses, including the amortization of original issue discount and deferred financing costs.

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The following table sets forth, for the periods indicated, our results of operations expressed as dollars and percentages of total revenues:

	6 Months Ended June 30, 2024	% of Revenue	6 Months Ended June 30, 2023	% of Revenue

Revenue
Revenue, net of discounts	$10,154	100%	$(26,006)	100%
Cost of sales	—	0%	—	0%
Gross (deficit) profit	10,154		(26,006)

Operating expenses
Compensation expense	219,155	2158%	357,269	-1374%
Selling, general and administrative expenses	749,456	7381%	1,476,696	-5678%
Depreciation expense	17,364	171%	24,818	-95%
Total operating expenses	985,975	9710%	1,858,783	-7148%
Operating loss	(975,821)	-9610%	(1,884,789	7248%
Other income (expenses)
Loss on sale of assets	4,150	41%	18,691)	-72%
Miscellaneous income (expense)	—	0%	0	0%
Interest expense, net	(2,096,033)	-20642%	(2,809,910)	10805%
Total other income (expenses), net	(2,091,883)	-20602%	(2,791,219)	10733%
Loss from operations before income taxes	(3,067,704)	-30212%	(4,676,009)	17980%
Income taxes expense (benefit)	—	0%	—	0%
Net loss	(3,067,704)	-30212%	(4,676,009)	17980%

Preferred stock dividends	(46,415)		(53,912)
Net loss attributable to common shareholders	$(3,114,119)		$(4,729,921)

Basic and diluted income (loss) per common share
Net loss per common share	$(0.09)		$(0.14)
Weighted average number of common shares outstanding, basic and diluted	32,958,288		32,958,288

Six Months Ended June 30, 2024, as Compared to Six Months Ended June 30, 2023

The following is a discussion of the results of operations for the three ended June 30, 2024, compared to the three months ended June 30, 2023.

Revenues

Total revenue was $10,154 for the six months ended June 30, 2024, increasing 239% from ($26,006) in the prior year. Net patient service revenue accounted for all of total revenue. The 239% increase in patient service revenue was the result of the reduction of service offerings with the exception of physical therapy and fewer patient visits.

Operating Expenses

Operating expenses include the following:

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Salaries and benefits	$219,155	$357,269
Other operating expenses	—	—
General and administrative	749,456	1,476,696
Depreciation and amortization	17,364	24,818
Total operating expenses	$985,975	$24,818

The major components of operating expenses include salaries and benefits, practice supplies and other operating costs, depreciation and general and administrative expenses, which included legal, accounting and professional fees associated with being a public entity.

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Salaries and benefits decreased by 39% to $219,155 for the six months ended June 30, 2024, compared to for the six months ended June 30, 2023. The decrease was primarily due to the company’s strategic pivot initiative which includes a reduction in highly compensated physicians and contract staff for the interim period.

General and administrative expenses decreased by $727,240 or 49% to $749,456 for the six months ended June 30, 2024 as compared to $1,476,696 for the six months ended June 30, 2023. The decrease in spending is primarily related to lower legal and professional costs.

Depreciation and amortization decreased by $7,454 or 30% to $ for the six months ended June 30, 2024, compared to $24,818 for the six months ended June 30, 2023. The decrease is primarily due to the retirement or sale of physical therapy equipment.

Net Loss from Operations

Net loss from operations for the six months ended June 30, 2024 totaled $975,821, which compared to a loss from operations of $1,884,789 for the prior year, a decrease of $908,968 or 48%. The reduction is a result of the operating expenses discussed above, partially offset by an increase in net revenue.

Interest Income (expense)

Interest expense decreased by $713,877 or 25% to $2,096,033 for the six months ended June 30, 2024, which compared to interest expense of $2,809,910 for the six months ended June 30, 2023. The decrease is primarily due to lower original issue discounts amortized to interest expense.

Net Loss attributable to FCHS Shareholders

As a result of all the above, we reported net loss attributable to common shareholders of $3,067,704 for the six months ended June 30, 2024 as compared to net loss attributable to common shareholders of $4,676,009 reported for the same period in the prior year, a reduction of 1,608,305 or 34%.

Liquidity and Capital Resources

As of June 30, 2024, we had cash of $1,516 and accounts receivables, net totaling $81,974. This compared to cash of $6,658 and accounts receivable, net of $121,023 as of June 30, 2023.

The Company believes that the current cash balance as of June 30, 2024, along with continued execution of its business development plan, will provide the opportunity for the Company to further improve its working capital.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company will need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may be required to curtail its business development initiatives and take additional measures to reduce costs to conserve its cash. See Note 7 Going Concern.

Net cash used in our operating activities for the six months ended June 30, 2024 totaled $555,260, which compared to net cash used in our operations for the six months ended June 30, 2023 of $2,048,494. The decrease of $1,493,234 in cash used for the six months ended June 30, 2024 was due primarily to an increase in accounts payable, partially offset by a decrease in accounts receivable.

Net cash flows used in investing activities was $0 for the six months ended June 30, 2024, compared to net cash provided of by investing activities $29,206 for the six months ended June 30, 2023. The decrease in the net cash provided from investing activities in the six months ended June 30, 2024 was primarily the result of less proceeds from the sale of assets.

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Net cash provided in financing activities was $544,172 for six months ended June 30, 2024, compared to net cash provided in financing activities of $2,143,717 for the six months ended June 30, 2023. The cash flows provided in our financing activities were the result of:

	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023
Proceeds from sale of common stock	$—	$—
Proceeds from sale of preferred stock	—	45,000
Proceeds from note payable	547,500	1,984,165
Proceeds from line of credit	—	—
Purchase of treasury stock	—	—
Payments on notes payable	—	(173,764)
Net cash provided by financing activities	$547,500	$2,143,717

Results of Operations for the Years Ended December 31, 2023 and 2022

Overview

For the years ended December 31, 2023, and 2022, we reported a net loss of $8,171,232 and $9,943,702, respectively, a decrease of $1,772,470 or 17.8%. The decrease in the net loss was attributable to a reduction in operating expenses for the year ended December 31, 2023 as compared to December 31, 2022, partially offset by an increase in non-operating expenses. The reduction in operating expenses was primarily the result of lower compensation-related expenses. The increase in non-operating expenses was the result of increases in interest expenses, including the amortization of original issue discount and deferred financing costs.

The following table sets forth, for the periods indicated, our results of operations expressed as dollars and percentages of total revenues:

	12 Months Ended December 31, 2023	% of Revenue	12 Months Ended December 31, 2022	% of Revenue

Revenue
Revenue, net of discounts	$29,985	100%	$1,068,979	100%
Cost of sales	—	0%	—	0%
Gross (deficit) profit	29,985		1,068,979

Operating expenses
Compensation expense	253,844	847%	4,465,765	418%
Selling, general and administrative expenses	2,144,390	7152%	3,529,711	330%
Depreciation expense	42,181	141%	88,562	8%
Total operating expenses	2,440,415	8139%	8,084,038	756%
Operating loss	(2,410,430)	-8039%	(7,015,059)	-656%
Other income (expenses)
Loss on sale of assets	(56,751)	-189%	(113,137)	-11%
Miscellaneous income (expense)	215,206	718%	893,336	84%
Interest expense, net	(5,919,257)	-19741%	(3,708,842)	-347%
Total other income (expenses), net	(5,760,802)	-19212%	(2,928,643)	-274%
Loss from operations before income taxes	(8,171,232)	-27251%	(9,943,702)	-930%
Income taxes expense (benefit)	—	0%	—	0%
Net loss	(8,171,232)	-27251%	(9,943,702)	-930%

Revenues

Total revenue was $29,985 for the year ended December 31, 2023, decreasing 97.2% from $1,068,979 in the prior year. Net patient service revenue accounted for all of total revenue in 2023. This compared to net patient service revenue of $1,068,979 for the year ended December 31, 2022. The 97.2% decrease in patient service revenue was the result of eliminating service offerings with the exception of physical therapy and fewer patient visits.

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Operating Expenses

The major components of operating expenses include practice salaries and benefits, practice supplies and other operating costs, depreciation, and general and administrative expenses, which included legal, accounting, and professional fees associated with being a public entity.

Salaries and benefits decreased 94.3% to $253,844 for the year ended December 31, 2023, compared to $4,465,765 for the year ended December 31, 2022. The decrease was primarily related to a reduction in highly compensated physicians to focus on physical therapy services, as well as restructuring certain support staff.

General and administrative was $2,144,390 for the year ended December 31, 2023, as compared to $3,529,711 for the year ended December 31, 2022. The 39.2% decrease was primality the result of lower legal fees following our emergence from bankruptcy.

Depreciation and amortization decreased 52.4% to $42,181 for the year ended December 31, 2023, compared to $88,562 for the year ended December 31, 2022. The decrease is primarily the result of certain assets becoming fully depreciated and the sale of some unused assets.

Net Loss from Operations

Net loss from operations for the year ended December 31, 2023, totaled ($8,171,232), which compared to a net loss from operations of ($9,943,702) for the prior year. The decrease in the net loss from operations is a result of the items discussed above.

Other Income/(Expense) Net other income (expense) included in the Net Loss from Operations increased 96.7% to ($5,760,802) for the year ended December 31, 2023, which compared to total net other income (expense) of ($2,928,643) for the year ended December 31, 2022. The increase in net other net income (expense) was primarily due to a $2,210,415 increase in interest expense and financing costs combined with a $1,011,128 decrease in employee retention credit income in 2023, a decrease in asset impairment expense, and a decrease in the loss on sale of unused assets.

Liquidity and Capital Resources

As of December 31, 2023, we had cash of $12,607 and medical accounts receivable, net totaling $92,444. This compared to cash of $7,219 and medical accounts receivable, net of $304,873 as of the end of 2022. At December 31, 2022, other receivables also included $1,011,128 of Employee Retention Credits under the CARES Act.

During the fiscal year ended December 31, 2023, the Company experienced operating losses of $8,171,232 and corresponding cash outflows from operations of $6,795,445. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to grow its revenue base, reduce operating costs, especially as related to services provided by healthcare providers or nurse practitioners, acquire growth oriented profitable businesses, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and January 2023 to generate reductions in operating costs.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may be required to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continues a going concern more than one year from the date of issuance of the 2023 financial statements included in this filing.

Net cash used in our operating activities for the year ended December 31, 2023, totaled $6,795,445, which compared to net cash used in our operations for the year ended December 31, 2022, of $3,379,319. The increase in cash used for the year ended December 31, 2023, was due primarily to net lower revenues and increases in interest expense.

Net cash flows from investing activities were $63,779 for the year ended December 31, 2023, compared to ($80,680) used by investing activities for the year ended December 31, 2022. The increase in cash from investing activities for the year ended December 31, 2023 resulted from the sale of certain fixed assets.

Net cash provided from financing activities was $6,737,053 for the year ended December 31, 2023, compared to net cash from financing activities of $3,460,075 for the year ended December 31, 2022. The increase in cash flows from financing activities were the result of increased debt borrowings, partially offset by a decrease in the sale of preferred stock, to support the ongoing operating loss and restructuring and repositioning activities.

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BUSINESS

Business Overview

Strategic Pivot

In February of 2023, three of our four board members resigned as the Company management made the strategic decision to pivot away from the unprofitable orthopedic services portion of our business model, described above, to leveraging our management services infrastructure to support the development and growth of a national chain of branded primary care and wellness clinics following our exit from bankruptcy. The Company has migrated away from offering orthopedic services other than select Physical Therapy support. Following these resignations and shift in company strategy, our sole board member is Mr. Lance Friedman, the Company’s Chief Executive Officer (“CEO”). The Company has identified new board members and intends to bring in such persons to fill the full board of directors upon the completion of this offering.

To establish this new strategy, we took the following steps:

●	On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, Inc., a Florida corporation, and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, Inc. will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore multiplied by the minority shareholder ownership percentage.

●	On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical (primarily medical equipment, furniture and fixtures) and intangible assets (goodwill) of The Good Clinic, a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

Our Growth Strategy

Our go forward strategy is to utilize our two acquisitions and the current administrative infrastructure to create a national system of innovative, branded primary care and wellness clinics. Our strategic commitment is to provide a more effective medical “home” by redefining primary care, through personalization of care and a broad spectrum of healthcare services that focus on improving the quality of life for our clients at every stage of their lives. We intend to deliver on this promise by providing a care plan based on the client’s specific health needs / goals and their individual body chemistries. This will include an assessment of their current health state, a review of their current diet and lifestyle choices, as well as a battery of lab and genetic tests designed to determine any imbalances in their body functions.

Our provider staff will be comprised almost exclusively of Nurse Practitioners. The lower labor costs of employing Nurse Practitioners provides an approximate 25% margin improvement over the traditional primary care offices staffed with medical doctors. Additionally, studies prove Nurse Practitioners deliver care equal to and in some measures better than their physician counterparts. Our primary care clinics will provide holistic functional health and wellness which is primarily self-pay. We intend to differentiate our clinics from our competition by establishing our centers as the premier destinations for patient-centric personalized care, coordinated across our patients’ entire care continuums. By doing so, we expect to deliver more meaningful and collaborative provider-patient experiences, more effective treatment plans, faster recoveries, and materially reduced costs resulting from improved care coordination.

Our business model is centered on providing the right personalized care to patients with the objective of improving their overall quality of life, as well as lower healthcare costs. Our providers will have the ability to refer patients to our on-site laboratory diagnostic, internal compounding pharmacy, and ancillary services to include, anti-aging regenerative medicine, hormone replacement therapy, women’s health, men’s health, medically assisted weight management, and biohacking when medically appropriate. By consolidating these cutting-edge ancillary services (which are generally self-pay services) with our internal compounding pharmacy we believe that we will not only deliver a better healthcare experience for our clients, but we will also deliver greater revenue opportunity for the clinics through the sale of prescription medications and over the counter nutraceuticals at attractive margins for the Company.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

A key pillar of our growth strategy is the acquisition, operation, and expansion of LiveWell Drugstore Inc., d/b/a TruLife Pharmacy. This compounding pharmacy is operating at 3516 Enterprise Way #7, Green Cove Springs, Fl 32043. In the current configuration, the prescription compounding facilities occupy approximately 3,600 square feet of space with the opportunity for immediate expansion into an additional 1,700 square feet to accommodate increased compounding prescription demand. In addition to the expansion investment in physical infrastructure, management intends to invest in administrative improvements focused on improving the efficiency of the current operation. TruLife Pharmacy currently maintains active licenses in the states of Florida, Georgia, and Mississippi. In accordance with both state and federal pharmacy regulations, our strategy includes increasing the number of state licensures to include each of the states in which we operate our primary care clinics going forward.

The successful expansion of both our individual clinic sites as well as the capacity and reach of our compounding pharmacy operations will facilitate our differentiating strategy of offering personalized treatment plans with personalized prescription medication, when medically appropriate, at a significantly lower cost for our clients. Our ability to deliver on this promise is our centralized medication compounding facility, both sterile and nonsterile, that will fulfill most of the recommended prescribed therapies for our patients. This centra-fill approach to pharmacy care facilitates the Company’s ability to provide an enhanced patient experience with initial medication fills, refill management, personalized medication counseling and the secure and private delivery of prescribed medications directly to the patient’s home or their choice of clinic location while simultaneously maximizing profitability via consolidated overhead and operating expenses. In addition to the fulfillment of individualized patient medication orders, also referred to as 503A (the Company intends to expand its compounding services to include non-patient specific medications, referred to as 503B, which will enable it to provide sterile and non-sterile medication inventories to patient care facilities that are owned and operated by the Company, as well as any unaffiliated patient care centers wishing to purchase compounded inventories.

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Every clinical member of our provider teams will have cloud-based access to a robust Electronic Medical Record (EMR). Our EMR system fully complies with Stages 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009. By employing this shared electronic medical record infrastructure, all patent information will be available across all Company supported healthcare locations including our compounding pharmacy. This technological investment and its utilization will significantly reduce the hazards associated with disparate healthcare information systems. The Company’s centra-fill pharmacists will have both the electronic prescription order as well as the complete medical record available to allow a rapid and thorough evaluation for any potential negative interaction with medications the patient is currently taking as well as avoiding negative impact on health conditions that patient may have. The ability to rapidly communicate with the prescribers regarding alternative medication therapies, when clinical scenarios arise warranting a change in pharmaceuticals, also allows for an enhanced personalized patient experience and higher quality outcome. This powerful combination of personalized treatment plans and individualized medication therapeutics will provide us with a significant competitive advantage for attracting and retaining our patients. We anticipate that our clinics will have the added benefit of economies of scale, via billing, collections, purchasing, advertising, and compliance, which can each be fully leveraged to reduce expense and fuel income growth. We also aim to increase awareness of our brand by aligning with patients, medical institutions, insurers, employers, and other healthcare stakeholders in local markets that share our core values.

We believe that our centralized system of administrative infrastructure will allow us to achieve measurable cost and productivity efficiencies, as we expand the number of clinics we own and operate. We have specifically designed our centralized back-office system to alleviate care providers from business administration responsibilities associated with operating a medical practice or clinic, enabling them to focus strictly on caring for the patients we serve.

It is our plan that the cost of our “back-office operations” will not increase in direct relation to the growth of our network of primary care clinics, which will allow us to sustain profit margins across our business operations with a cost effective and scalable back office. As the numbers of our care providers and primary care clinics increase, the economies of scale for our back-office operations will also increase.

A key to our success will be our ability to provide the support of an experienced management team. The breadth of expertise of our employee base allows us to perform billing, compliance, accounting, marketing, advertising, legal, information technology and record keeping functions on behalf of our primary care clinics.

Specifically, we will provide all the administrative services necessary to support the practice of medicine by our Nurse Practitioners and primary care clinical staff:

●	Recruiting and Credentialing. Our experience in managing our historical orthopedic business with the addition of management team members’ operational expertise gained in our acquisitions provide us what we believe to be a solid base of experience in locating, qualifying, recruiting, and retaining experienced Health Care Providers. In addition to the verification of credentials, licenses and references of all prospective healthcare provider candidates, each caregiver undergoes Level 2 background checks.

●	Billing, Collection and Reimbursement. We assume responsibility for contracting with third-party payors for all our Health Care Providers; and we are responsible for billing, collection and reimbursement for services rendered by our clinics. Most of our third-party payors remit by EFT and wire transfers. Accordingly, every aspect of our business is positioned to achieve high productivity, lower administrative headcounts and lower per patient expenses. We provide our Nurse Practitioners with a training curriculum that emphasizes detailed documentation of and proper coding protocol for all services provided; and we provide comprehensive internal auditing processes, all of which are designed to achieve appropriate coding, billing, and collection of revenue for medical services. All our billing and collection operations will be controlled from our business offices located at our corporate headquarters in Melbourne, Florida.

●	Risk Management and Other Services. We maintain professional liability coverage for our group of healthcare providers. In addition, we provide a multi-faceted compliance program that is designed to assist our primary care clinics to fully comply with increasingly complex laws and regulations. We also manage all information technology, facilities management, legal support, marketing support, regulatory compliance, and other services.

Developing and operating additional primary care clinics in other geographic areas will take advantage of the economies of scale for our administrative back-office functions. Our business development plan calls for expanding in other cities and states at a pace that will allow us to maintain the same levels of quality and acceptable profitability from each geographic region. We believe that the scalable structure of our administrative back-office functions can efficiently support our expansion plans.

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High Technology Infrastructure Supporting High Touch Patient Experiences

Successful retail models in other industries have proven effective at using telecommunications, remote computing, mobile computing, cloud computing, virtual networks, and other leading-edge technologies to manage geographically diverse operating units. These technologies create an electronically distributed infrastructure which allows a central management team to monitor, support and control geographically dispersed operating units of a national operation.

We believe that our business model incorporates the best distributed infrastructure supported by these technologies. A central management team monitors and supports our medical operations and will support our future primary care clinics.

Our administrative operations are centered on a secure paperless practice management platform. We utilize a state-of-the-art, cloud-based electronic medical record (“EMR”) management system, which provides ready access to each patient’s test results from anywhere in the world where there is Internet connectivity, including diagnosis, patient, and provider notes, visit reports, billing information, insurance coverage, patient identification, and personalized care delivery requirements. Our EMR system fully complies with Stages 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the HITECH Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009.

We intend to grow by replicating the client satisfaction and acceptance of our clinics in other geographic markets, and by hiring additional Nurse Practitioners to serve patients in our current and future primary care clinics, all of which will be supported by our standardized policies, procedures, and clinic setup guidelines.

Third-Party Payors

Our current relationships with government-sponsored plans, including Medicare, managed care organizations and commercial health insurance payors are vital to our business. We seek to maintain professional working relationships with our third-party payors, streamline the administrative process of billing and collection, and assist our patients and their families in understanding their health insurance coverage and any balances due for co-payments, co-insurance, deductibles, or out-of-network benefit limitations.

We have also received compensation for professional services provided by our providers to patients based upon established rates for specific services provided, principally from third-party payors. Our billed charges are substantially the same for all parties in a geographic area, regardless of the party responsible for paying the bill for our services.

If we do not have a contractual relationship with a health insurance payor, we will notify the patient prior to the delivery of services and offer them the option of self-pay with instructions on how to file an out of network claim with their payor. Although we maintain standard billing and collections procedures, we will also provide discounts and/or payment option plans in certain hardship situations where patients and their families do not have the financial resources necessary to pay the amount due at the time services are rendered. Any amounts written-off related to private-pay patients are based on the specific facts and circumstances related to each individual patient account and are reviewed and approved by senior management.

Many of our health and wellness programs are self-pay from the individual patient and generally earn higher margins.

U.S. Healthcare Market Outlook

According to a recent report published by The Centers for Medicare & Medicaid Services (“CMS”) which examined the market for 2022,1 health care expenditures continue to consume an increasing portion of most economies. In the U.S., health care spending increased 4.1% to $4.5 trillion in 2022, and now represents 17.3% of the U.S. Gross Domestic Product (“GDP”). An aging population and high levels of chronic conditions are contributing to expectations that health care expenditures will continue growing faster than the economy. The CMS estimates annual U.S. healthcare spending will grow at an average rate of 5.4% through 2031 and reach $7.1 trillion, or 19.6% of U.S. GDP, by 2031 we believe this trajectory is unsustainable and supports the widespread call for investment in expanding access to primary care.

1 The Centers for Medicare & Medicaid Services, Reports titled “National Health Expenditures 2022 Highlights”, dated December 13, 2023 and “CMS Releases 2023-2032 National Health Expenditure Projections,” dated: June 12, 2024.

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Despite the high cost of healthcare in our country, the quality of care in America also ranks among the worst in the industrialized world with chronic disease treatment representing 90% of our US healthcare spending and affect over 60% of the adult population, according to the CDC. They are also the leading cause of death.

The care environment has long been characterized by unacceptable levels of practice variation and poor patient experience. There have been few effective incentives and little educational effort to inform and encourage consumers to adopt healthy behaviors. Also, the system has suffered from internal financial pressures to encourage providers to speed through patient encounters versus providing optimal personalized care. Moreover, much has been written such as the articles by Forbes magazine in September and October 20222 about the belief that stakeholders in the healthcare supply chain – consumers, providers, purchasers – are disconnected from one another, and their incentives are misaligned. Healthcare information does not flow easily among them, and they sometimes work at cross purposes. This fragmentation has fostered tremendous inefficiency, waste, and unnecessary redundancy, which ultimately compromises the delivery of quality care and the achievement of optimal outcomes. It is believed that it is these complex challenges that have helped create our healthcare affordability crisis.

The Patient Protection and Affordable Care Act (“PPACA”) and The Healthcare and Education Reconciliation Act of 2010 were signed into law to provide economic incentives and influence healthcare providers to facilitate delivery of coordinated, cost-conscious and affordable care to all Americans. In early 2014, the Health Insurance Marketplace began making it easier for people to compare qualified health plans, get answers to questions, find out if they are eligible for lower costs for private insurance or health programs like Medicaid and the Children’s Health Insurance Program, and enroll in health coverage.

Government Regulation

The healthcare industry is governed by a framework of federal and state laws, rules and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and regulatory interpretation. If one of our healthcare providers or their practices is found to have violated these laws, rules or regulations, our business, financial condition, and results of operations could be materially adversely affected. Moreover, the Affordable Care Act signed into law in March 2010 contains numerous provisions that are reshaping the United States healthcare delivery system, and healthcare reform continues to attract significant legislative interest, regulatory activity, new approaches, legal challenges, and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or regulations, and other changes in government policy or regulation may affect our reimbursement, restrict our existing operations, limit the expansion of our business, or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our Common Stock.

Fraud and Abuse Provisions

Existing federal laws governing Medicare, TRICARE, and other federal healthcare programs (the “FHC Programs”), as well as similar state laws, impose a variety of fraud and abuse prohibitions on healthcare companies like us. These laws are interpreted broadly and enforced aggressively by multiple government agencies, including the Office of Inspector General of the Department of Health and Human Services, the Department of Justice (the “DOJ”) and various state authorities.

2 Forbes, Articles titled “Addressing The Disconnect Between American Healthcare And Modern Society,” dated September 16, 2022 and “In Our Flawed Healthcare System, Patients Need To Take More Control,” dated October 20, 2022.

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The fraud and abuse laws include extensive federal and state regulations applicable to our financial relationships with hospitals, referring to healthcare providers and other healthcare entities. In particular, the federal anti-kickback statute prohibits the offer, payment, solicitation, or receipt of any remuneration in return for either referring Medicare, TRICARE or other FHC Program business, or purchasing, leasing, ordering, or arranging for or recommending any service or item for which payment may be made by an FHC Program. In addition, federal physician self-referral legislation, commonly known as the “Stark Law,” prohibits a physician from ordering certain designated health services reimbursable by Medicare from an entity with which the physician has a prohibited financial relationship. These laws are broadly worded and, in the case of the anti-kickback statute, have been broadly interpreted by federal courts, and potentially subject many healthcare business arrangements to government investigation and prosecution, which can be costly and time consuming.

There are a variety of other types of federal and state fraud and abuse laws, including laws authorizing the imposition of criminal, civil and administrative penalties for filing false or fraudulent claims for reimbursement with government healthcare programs. These laws include the civil False Claims Act (“FCA”), which prohibits the submitting of or causing to be submitted false claims to the federal government or federal government programs, including Medicare, the TRICARE program for military dependents and retirees, and the Federal Employees Health Benefits Program. The FCA also applies to the improper retention of known over payments and includes “whistleblower” provisions that permit private citizens to sue a claimant on behalf of the government and thereby share in the amounts recovered under the law and to receive additional remedies.

In addition, federal and state agencies that administer healthcare programs have at their disposal statutes, commonly known as “civil money penalty laws,” that authorize substantial administrative fines and exclusion from government programs in cases where an individual or company that filed a false claim, or caused a false claim to be filed, knew or should have known that the claim was false or fraudulent. As under the FCA, it often is not necessary for the agency to show that the claimant had actual knowledge that the claim was false or fraudulent in order to impose these penalties.

If we were excluded from any government-sponsored healthcare programs, not only would we be prohibited from submitting claims for reimbursement under such programs, but we would also be unable to contract with other healthcare providers, such as hospitals, to provide services to them. It could also adversely affect our ability to contract with, or to obtain payment from, non- governmental payors.

Government Reimbursement Requirements

In order to participate in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. These programs provide for reimbursement on a fee-schedule basis rather than on a charge- related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, several proposals to limit or reduce Medicare reimbursement for various services.

HIPAA and Other Privacy Laws

Numerous federal and state laws, rules and regulations govern the collection, dissemination, use and confidentiality of protected health information, including the federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and its implementing regulations, violations of which are punishable by monetary fines, civil penalties and, in some cases, criminal sanctions. As part of our medical record keeping, third-party billing, research, and other services, we and our affiliated practices collect and maintain protected health information on the patients that we serve.

Health and Human Services Security Standards require healthcare providers to implement administrative, physical, and technical safeguards to protect the integrity, confidentiality and availability of individually identifiable health information that is electronically received, maintained, or transmitted (including between us and our affiliated practices). We have implemented security policies, procedures and systems designed to facilitate compliance with the HIPAA Security Standards.

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In February 2009, Congress enacted the Health Information Technology for Economic and Clinical Health Act (“HITECH”) as part of the American Recovery and Reinvestment Act (“ARRA”). Among other changes to the law governing protected health information, HITECH strengthens and expands HIPAA, increases penalties for violations, gives patients new rights to restrict uses and disclosures of their health information, and imposes several privacy and security requirements directly on our “Business Associates,” which are third parties that perform functions or services for us or on our behalf.

In addition to the federal HIPAA and HITECH requirements, numerous other state and certain other federal laws protect the confidentiality of patient information, including state medical privacy laws, state social security number protection laws, human subjects research laws and federal and state consumer protection laws. In some cases, state laws are more stringent than HIPAA and therefore, are not preempted by HIPAA.

Environmental Regulations

Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state, and local environmental laws, rules, and regulations. Our office-based operations are subject to compliance with various other environmental laws, rules, and regulations. Such compliance does not, and we anticipate that such compliance will not materially affect our capital expenditures, financial position, or results of operations.

Compliance Program

We maintain a compliance program that reflects our commitment to complying with all laws, rules, and regulations applicable to our business and that meets our ethical obligations in conducting our business (the “Compliance Program”). We believe our Compliance Program provides a solid framework to meet this commitment and our obligations as a provider of healthcare services, including:

●	a Compliance Committee consisting of our senior executives.

●	our Code of Ethics, which is applicable to our employees, officers, and directors.

●	a disclosure program that includes a mechanism to enable individuals to disclose on a confidential or anonymous basis to our Chief Executive Officer, or any person who is not in the disclosing individual’s chain of command, issues or questions believed by the individual to be a potential violation of criminal, civil, or administrative laws.

●	an organizational structure designed to integrate our compliance objectives into our corporate offices and primary care clinics; and

●	education, monitoring, and corrective action programs, including a disclosure policy designed to establish methods to promote the understanding of our Compliance Program and adherence to its requirements.

The foundation of our Compliance Program is our Code of Ethics which is intended to be a comprehensive statement of the ethical and legal standards governing the daily activities of our employees, affiliated professionals, independent contractors, officers, and directors. All our personnel are required to abide by, and are given thorough education regarding, our Code of Ethics. In addition, all employees are expected to report incidents that they believe in good faith may be in violation of our Code of Ethics.

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Acquisitions

The Company has a definitive purchase agreements to acquire the following four companies.

Pointe Medical Services

Pointe Medical Services (“Pointe Medical”) is a primary care & internal medicine clinic specializing in whole person healthcare and partnering with their clients to achieve optimal health. Pointe Medical is continually striving to educate patients in maintaining a healthy lifestyle in the interest of preventing disease and improving their quality of life.

At Pointe Medical, the following services are offered:

●	Family Medicine from Children to Seniors
●	Internal Medicine & Wellness
●	Women’s & Men’s Care
●	Diagnostic Services: (Bone Density, Body Composition, EKG, etc.)
●	Dietary Consultations/Nutraceuticals/Peptides
●	Medi spa Services: Botox, Juvéderm
●	Laboratory Testing includes pharmacogenetic testing.
●	Weight Loss
●	Hormone Replacement Therapy

Live Well Drugstore

Live Well Drugstore (“Live Well”) is a full-service compounding pharmacy located in Northeast Florida which delivers an assortment of medications used to treat various illnesses and conditions. Live Well has United States Pharmacopeia 795 and 797 compliant facilities providing specialty medications for their patients. The organization has the ability to expand to other practices focusing on overall health & personalized care. It is the mission of Live Well to provide clients with the best comprehensive medical care available, including a variety of in-house services focused on treating and educating our clients on the wide variety of health problems that develop as we age, or we acquire through injury or illness.

Specializing in:

●	Hormone Optimization
●	Sexual Enhancement
●	Anti-Aging
●	Weight Management
●	Pain Management

Once the acquisition is closed management plans to begin the process of attaining FDA approval for Live Well to become an FDA-registered 503B pharmacy, which allows it to provide services to a much larger population. Although management believes the process can be completed in a reasonable time, the process has not commenced yet and we may find that Live Well cannot qualify for this designation, or the process may take longer than anticipated.

In the last eighteen months, the number of drug shortages has become staggering. Live Well would be able to provide compounded versions of unavailable commercial meds to patients and providers very much in need of them. After attaining 503B status, Live Well will be able to provide custom compounded medications for in-office administration by medical providers. Examples include IV antibiotics, IV therapy such as Chelation treatments, Vitamin C and/or Vitamin D3 infusions, Myers Cocktails, injectable steroids such as Testosterone, amino acid therapy, and many other treatments that are difficult to obtain. As the volume of business increases, Live Well intends to expand to other states to make these same services available to more patients across the country.

Pointe Med Pharmacy

Pointe Med Pharmacy (“Pointe Med”) is a full-service community pharmacy offering a broad range of medications many of which are covered by third-party insurance plans. In addition to traditional manufactured medications, Point Med also compounds custom prescription drugs pursuant to a medical provider’s order. Pointe Med specializes in compounding for hormone replacement therapy, pain management, anti-aging, sexual enhancement, and weight management.

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Pointe Med is a provider for the following major insurance companies, among others:

●	Aetna
●	Ambetter
●	Avmed
●	Beechstreet
●	Blue Cross Blue Shield
●	Cigna
●	First Health
●	Great West
●	Humana
●	Medicare and most Medicare Replacement Plans
●	Oscar
●	PHCS
●	Railroad Medicare
●	Tricare Standard/Prime
●	United Healthcare

The Good Clinic

The Good Clinic (“Good Clinic”) is an innovative healthcare concept that we believe has the potential to redefine primary care delivery. The Good Clinic concept is based on a tech-forward, relationship-driven approach to primary care in clinics staffed by Nurse Practitioners. These clinics will be placed in the retail space typically available in high density housing buildings. This street level retail location strategy offers the competitive advantages of ease of access and convenience for healthcare consumers as well as allowing the developers of high-density housing to offer their tenants a unique, innovative, and differentiating amenity.

The key differentiator of The Good Clinic is the operational focus of delivering personalized treatment plans based on the individualized healthcare needs and goals of their clients as well as offering convenience and quality by providing expanded primary care and lifestyle healthcare both in the clinics as well as via telehealth. This strategy allows the Nurse Practitioners to address not just patients’ immediate concerns but thinking ahead to their overall well-being.

The assets in this acquisition include physical assets (medical equipment, computers, signage, furniture, and exam tables) and intangible assets (goodwill), to establish the first four clinics. We believe the acquisition of this concept will complement the Point Medical acquisition in a new market outside of Florida. The acquisition will facilitate our ability to bring a more personal approach to primary care – connecting patients with a knowledgeable, compassionate team of professionals as well as allowing The Good Clinic to utilize Livewell Drugstore creating expanded revenue streams for the Company.

Our Competitive Strengths

Although the healthcare services market is highly competitive, we believe the following strengths and market dynamics provide us a competitive advantage in opening at eight (8) clinics by December 2025. As additional capital is available to the Company, we will pursue opening a total of thirty (30) new clinics in the next four years:

●	Experienced management team - with a proven track record of growing healthcare services companies, including companies operating in our current space.

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●

Cost Advantage - Based on Bureau of Labor Statistics for primary care providers, the May 2023 median annual pay for a Nurse Practitioner was $126,260 compared to the median annual pay for Family Medicine Physicians which was $240,790. CMS established Nurse Practitioners reimbursement at 85% of physician reimbursement for the same medical, surgical, and diagnostic procedure or service. Based on these considerations, we believe we will have at least a twenty five percent (25%) labor cost advantage over the traditional primary care service provider by employing Nurse Practitioners as the primary healthcare professionals as compared to a traditional physician-employed primary care model.

●	Diversified product line including

○	Insurance paid (Commercial, Medicare and Medicaid)
○	Preventative care
○	Hormone replacement therapy
○	Women’s health
○	Men’s health
○	Regenerative medicine
○	Appropriate aging
○	Functional medicine
○	Bio hacking
○	Personalized care
○	Nutrition coaching
○	Medically assisted weight loss
○	Population health services management
○	Telehealth care
○	Laboratory services
○	Pharmacy care focused on personalized care for our clients. (higher margin compounding pharmaceutical products streamlined distribution to patients)
○	In-clinic product sales of vitamins, and nutraceuticals self-pay services utilizing medically appropriate treatments not covered by insurance for whole health improvements.

●	Large healthcare market opportunity

○	U.S.’s total spend on healthcare equaled 17.3% of GDP at about $4.5 Trillion in 2022 according to the Centers for Medicare & Medicaid Services. Assuming that consumers want to lower their health care costs, we believe we can provide lower health care costs to consumers by utilizing primary care, Nurse Practitioners versus specialists., and personalized prescription medications when medically appropriate.
○	Grandview Research values the US primary care market at $271.0 billion in 2023 and expects it to expand at a compound rate (CAGR) of 3.36% from 2024 to 2030. The WHO calls primary health care “the most inclusive, equitable, cost-effective and efficient approach to enhance people’s physical and mental health, as well as their social well-being.” CMS in their Primary Care First Model brief notes, “Primary care is central to a high-functioning healthcare system and thus, there is an urgent need to preserve and strengthen primary care.” The Good Clinic locations will provide net new primary care access for the US healthcare consumer.

Our Healthcare Services Business

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.

We intend to open primary care clinics around the United States in select markets, utilizing the experience, expertise, and training of licensed, advanced degreed nurse practitioners (“Nurse Practitioners”). Nurse Practitioners have a lower employment cost and provide a 25% higher margin than MD’s staffed clinics. Nurse Practitioners focus on longitudinal patient care increasing early detection and improving the management of chronic and acute care conditions.

We intend that our clinics will provide complete primary care, basic behavioral healthcare including care in the areas of depression, anxiety and attention deficit hyperactivity disorder and basic dermatological services in the areas of Botox injections, skin procedures, biopsies, cancer screening and acne treatment for our consumers. The practices will focus on whole-person health and prevention. With the support of our other business Shares, we believe that we will be positioned to offer cutting edge personalized medicine including Hormone Replacement Therapy (“HRT”), Testosterone Replacement Therapy (“TRT”), Peptides, and Biohacking. We seek to create a jointly developed long term personalized care plan with each individual that focuses on the patient’s individual quality of life goals. Our practices will accept most major commercial insurances, Medicare, Medicaid, and self-pay patients including membership programs that will reduce the costs for self-pay services. We support pricing transparency and maintain a published price list for self-pay patients.

In addition to the traditional fee-for-service medical care, we will offer a variety of services focused on personalized care for both individuals and self-funded employers. Our personalized care offers will include dermatological services, weight management, nutritional and diabetes coaching. Most of our personalized care products and services will not be covered by insurance and will be paid for by the consumer at the time of service. We will offer our services both in the clinics, as well as via telehealth and will seek to facilitate same day and next day appointments for the client’s convenience.

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Our team is committed to compassionate care, patient education, and improving the lives of our patients. Care is focused on each patient’s full continuum of care, which requires a more personalized approach to treatment. It is the mission of our team to customize care to ensure that each patient’s needs, values, and choices are always considered.

Our patient-centric culture strives to include providing an inviting, easily accessible, peaceful, healing environment that is aesthetically pleasing and designed specifically to allay patient fear, anxiety, and discomfort. The design and decor of our clinic lobbies and diagnostic and treatment rooms are intended to define and reinforce a strong and relevant brand image of quality, patient-centered care.

Time is allocated to patient education and prevention with follow up visits to track the health journey and monitor improvements and increase patient satisfaction.

Market Opportunity

According to a recent report published by CMS which examined the market for 2022,3 health care expenditures continue to consume an increasing portion of most economies. In the U.S., health care spending increased 4.1% to $4.5 trillion in 2022, and now represents 17.3% of the U.S. Gross Domestic Product (“GDP”). An aging population and high levels of chronic conditions are contributing to expectations that health care expenditures will continue growing faster than the economy. The CMS estimates annual U.S. healthcare spending will grow at an average rate of 5.4% through 2031 and reach $7.1 trillion, or 19.6% of U.S. GDP, by 2031 we believe this trajectory is unsustainable and supports the widespread call for investment in expanding access to primary care.

As published by Forbes Books February 23, 2024:4

●	Adults in the U.S. who have a primary care provider have a 19% lower chance of premature death than those who only see specialists for their care.
●	Patients with a primary care provider save 33% on healthcare costs compared to those who only see specialists.
●	Catching and treating problems during regular check-ups is far less expensive than treating an advanced illness — in fact, if everyone saw a primary care provider first for their care, it would save the U.S. an estimated $67 billion each year.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

Objective of Acquisitions: Offering Personalized Care

Target market:

The target market for our prospective personalized care business includes individuals of all ages who are interested in improving their quality of life and overall health and well-being, focusing not only on the basics of primary care but also on anti-aging, medical weight loss, regenerative medicine, biohacking, obesity reduction, stem cell therapies and sexual health. We aim to focus on urban and suburban areas in states (currently 27 and the District of Columbia) that grant Nurse Practitioners full practice authority and where we believe there is high demand for personalized care services and products. We also aim to target customers who are looking for a supportive and welcoming environment where they can achieve their personalized health care goals.

3 The Centers for Medicare & Medicaid Services, Reports titled “National Health Expenditures 2022 Highlights”, dated December 13, 2023 and “CMS Releases 2023-2032 National Health Expenditure Projections,” dated June 12, 2024.

4 Forbes Books, “Primary Care: Why it is important and how to increase access to it,” dated February 23, 2024.

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Products and Services:

Our company aims to offer a range of personalized care services and products to meet the needs of our target market. We aim to provide a variety of medical weight loss, bio-identical hormone replacement therapy and other personalized therapies. We will also offer nutrition coaching to help clients develop healthy eating habits and customized meal plans. In addition, we will offer a monthly subscription service to our clients that offers a reduction in our prices for all non-insurance-based pharmacy services, creating value for both the client and the Company.

Marketing and Sales:

Our marketing strategy includes a variety of marketing channels such as digital ads, SEO optimization, as well as select radio and television advertising to reach our target market. We will enhance these efforts with employer programs, social media advertising, email marketing, and influencer partnerships. We will also leverage word-of-mouth referrals by providing excellent customer service, by creating a welcoming and supportive environment. In addition, we will offer introductory discounts and referral incentives to encourage new customers to try our services. We also will set up an internal referral program where providers identify the customer’s needs and make a recommendation to our other services and programs.

Overall Strategy:

The personalized care industry presents a significant growth opportunity for our business to differentiate our approach to primary care. By offering high-quality services and products, we aim to become a leading provider of personalized care solutions and achieve long-term success. With a strong marketing and sales strategy and a focus on customer satisfaction, we are confident in our ability to achieve our growth goals and become a top player in the industry.

MEDICAL WEIGHT LOSS

The pharmaceutical weight loss market includes prescription and over-the-counter medications that are used to aid weight loss.

Market Size and Growth:

According to a report from Goldman Sachs Research in October 2023,5 the pharmaceutical weight loss market size was valued at $6 billion and could grow to $100 billion by 2030. The increasing prevalence of obesity and physical and psychological issues of being overweight has fueled the growing demand for weight loss medications and programs. The rising awareness of the benefits of weight loss are some of the factors driving the growth of the pharmaceutical weight loss market and personalized care industry.

Application Segments:

The pharmaceutical weight loss market can be segmented by application, including obesity, type 2 diabetes, and others. The obesity segment is expected to hold the largest market share due to the high prevalence of obesity and overweight people, particularly in developed countries.

Product Segments:

The pharmaceutical weight loss market can also be segmented by the type of product, including appetite suppressants, fat absorption inhibitors, and others. The appetite suppressants segment is expected to hold the largest market share due to their ability to reduce hunger and promote satiety.

5 Goldman Sachs, Report titled “Why the anti-obesity drug market could grow to $100 billion by 2030,” dated October 30, 2023.

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End-User Segments:

The pharmaceutical weight loss market can be segmented by end-users, including hospitals and clinics, retail pharmacies, and others. The retail pharmacies segment is expected to hold the largest market share due to the availability of over-the-counter weight loss medications.

HORMONE REPLACEMENT THERAPY (“HRT”)

Hormone Replacement Therapy includes Estrogen Replacement Therapy, Human Growth Hormone Replacement Therapy, Thyroid Replacement Therapy, Testosterone Replacement Therapy, and Others. Each of these segments has gained significant attention in recent years.

HRT is commonly used to treat symptoms of menopause, such as hot flashes, night sweats, and mood swings, as well as symptoms of aging, including decreased energy levels and libido.

Market Size and Growth:

According to Global Market Insights’ November 2023 report, te HRT market size was valued at $6.9 billion in 2022 and is expected to grow to $13.4 billion by 2032. The increasing prevalence of menopausal symptoms, the rising awareness of the benefits of HRT, and the growing demand for personalized medicine are some of the factors driving the growth of the HRT market.

Application Segments:

The HRT market can be segmented by application, including menopause, hypothyroidism, fatigue, low libido, erectile dysfunction, and others. The menopause segment is expected to hold the largest market share due to the population of women reaching menopausal age and experiencing menopausal symptoms of their mothers and the rising awareness of the benefits of HRT in treating these symptoms.

Product Segments:

The HRT market can also be segmented by the type of product, including creams and gels, pills and tablets, patches, injections, and others. The creams and gels segment are expected to hold the largest market share due to their ease of use and convenience.

End-User Segments:

The HRT market can be segmented by end-users, including hospitals and clinics, specialty centers, and others. The specialty centers segment is expected to hold the largest market share due to its expertise in HRT and personalized treatment options.

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PEPTIDES:

Peptides are short chains of amino acids that play an essential role in various biological processes, including protein synthesis, cell signaling, and immune response. Peptides have been gaining significant attention in the pharmaceutical and biotech industries due to their potential therapeutic applications, including drug development and personalized medicine.

Market Size and Growth:

According to the November 2023 report from Global Market Insights,6 the US peptides market size was valued at USD $17.8 billion in 2022 and is expected to grow at a CAGR of 7.0% from 2023 to 2030. The increasing prevalence of chronic diseases such as cancer, diabetes, and cardiovascular diseases is one of the major drivers of the growth of the peptides market. Additionally, the growing demand for peptide-based drugs and the increasing investments in research and development activities are expected to further drive market growth.

Application Segments:

The peptides market can be segmented by application, product, technology, and end-user. Based on application, the market can be segmented into cancer, metabolic disorders, cardiovascular diseases, respiratory diseases, infectious diseases, and others. The cancer segment is expected to hold the largest market share due to the increasing incidence of cancer worldwide.

Product Segments:

The peptides market can also be segmented based on the type of product, such as branded and generic peptides. Branded peptides are expected to hold the largest market share due to the high cost of development and manufacturing.

Technology Segments:

The peptide market can be segmented based on technology, such as solid-phase peptide synthesis, liquid-phase peptide synthesis, and recombinant DNA technology. Solid-phase peptide synthesis is the most used technology for peptide synthesis due to its high efficiency, flexibility, and cost-effectiveness.

End-user Segments:

The peptides market can be segmented based on end-users, such as pharmaceutical and biotech companies, academic and research institutes, and contract research organizations. The pharmaceutical and biotech companies’ segment is expected to hold the largest market share due to the increasing demand for peptide-based drugs.

Conclusion:

Overall, the peptides market is expected to witness significant growth in the coming years, driven by the increasing prevalence of chronic diseases, the growing demand for peptide-based drugs, and the increasing investments in research and development activities. With the development of new technologies and the increasing focus on personalized medicine, the demand for peptides is expected to further increase, creating significant growth for the providers of these products.

6 Global Market Insights, Report titled “U.S. Hormone Replacement Therapy Market,” dated November 2023.

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REGENERATIVE MEDICINE

Our company aims to provide innovative regenerative medicine solutions to patients looking for advanced treatment options for chronic and degenerative diseases. We will offer a range of cutting-edge regenerative therapies, including stem cell therapy, platelet-rich plasma (PRP) therapy, exosome therapy, and shockwave therapy. Our goal is to become a leading provider of regenerative medicine solutions in the industry.

Market Analysis:

According to Grand View Research, the regenerative medicine US market size was estimated at $16.8 billion, and it is projected to grow at a CAGR of 16.72% from 2024 to 2030. The primary drivers of this growth are the increasing prevalence of chronic and degenerative diseases, growing demand for non-invasive and effective treatment options, and the rise in investment in research and development.

Target market:

Our target market includes patients suffering from chronic and degenerative diseases, athletes, as well as those seeking alternative treatments for their conditions, and those seeking to increase their lifespan. We will focus on urban and suburban areas where there is high demand for regenerative medicine solutions. In addition, we will actively recruit clients from our primary care clinics and ancillary programs.

Products and Services:

We will offer a range of regenerative medicine therapies designed to meet the needs of our target market. Our core offerings include:

●	Stem Cell Therapy: We use advanced stem cell technology to regenerate damaged tissue and promote healing.

●	Platelet-Rich Plasma (PRP) Therapy: We use a patient’s own blood to promote healing and repair damaged tissue.

●	Exosome Therapy: We use exosomes, which are small vesicles that carry signals between cells, to promote regeneration and healing.

●	Shockwave Therapy: We use targeted soundwaves to reduce pain and inflammation, improve blood flow, and promote stem cell activity.

●	Telomere cell life extenders

Conclusion:

Overall, we believe that our company has strong growth potential in the rapidly expanding regenerative medicine industry. By providing advanced and effective therapies, we aim to become a leading provider of regenerative medicine solutions and achieve long-term success. With a strong marketing and sales strategy and a focus on patient satisfaction, we are confident in our ability to achieve our growth goals and become a top player in the industry.

BIOHACKING PROGRAMS

Our company aims to provide cutting-edge biohacking solutions to individuals looking to optimize their health and personalized care, increase their lifespan, and objectively reverse their biological age. We will offer a range of products and services that incorporate the latest advances in biohacking technology, including innovative technologies and devices, high-end supplements, and personalized coaching.

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Market Analysis:

The biohacking industry has seen significant growth over the past few years, and it is expected to continue expanding. According to Market Research Future, in 2022, the biohacking market was estimated at $20,1 billion, and it is projected to grow at a CAGR of 19.0% from 2023 to 2030 to $67.9 billion. The primary drivers of this growth are increasing interest in health and personalized care, the rise of personalized medicine, and the growing demand for non-invasive and effective treatment options for anti-aging and longevity.

Target market:

Our target market includes individuals who are looking to upgrade their bodies and mind, including top athletes, fitness enthusiasts, health-conscious consumers, corporate executives, and aging populations. We will focus on elite groups and corporations, and urban and suburban areas where there is high demand for biohacking solutions. In addition, we will actively recruit clients from our primary care clinics and ancillary programs.

Products and Services:

We offer a range of biohacking products and services designed to meet the needs of our target market. Our core offerings include:

●	Diagnostic (wearable) devices: We offer a range of home-use and wearable devices that monitor biometric data and provide real-time feedback to optimize health and performance.

●	Supplements & infusions: We offer a range of supplements and infusions designed to support longevity, including cognitive function, immune support, and stress management.

●	Technologies: Brain Tap, Cold therapy, FIR, grounding technologies, PEMF, Hydrogen water, vibration platforms, and frequency medicine.

●	Personalized Coaching: We offer personalized coaching programs that incorporate biohacking techniques, including breathwork, visualization, and manifesting.

Conclusion:

Overall, we believe that our company has strong growth potential in the rapidly expanding biohacking industry. By providing cutting-edge products and services, we aim to become a leading provider of biohacking solutions and achieve long-term success. With a strong marketing and sales strategy and a focus on customer satisfaction, we are confident in our ability to achieve our growth goals and become a top player in the industry.

Legal Proceedings

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business including potential disputes with patients. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Our contracts with hospitals generally require us to indemnify them and their affiliates for losses resulting from the negligence of our care providers. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition, and results of operations.

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates are involved in a proceeding adverse to our business or have a material interest adverse to our business.

Our Headquarters

Our corporate headquarters is located in the heart of downtown Melbourne, Florida, close to all major hospitals. The address is 95 Bulldog Blvd, Suite 202, Melbourne, Florida 32901. Our corporate website is www.myfchs.com.

Employees

As of December 31, 2023, our workforce included one (1) full-time, salaried, employee and seven contract staff professionals located in the United States. We have never experienced any employment-related work stoppages and consider relations with our employees to be good.

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MANAGEMENT

Executive Officers and Directors

The following table and biographical summaries set forth information, including principal occupation and business experience about our executive officer:

Name	Age	Positions Held

Lance Friedman	62	Chief Executive Officer and Director

Michael C. Howe	71	President and COO

Ernest J. Scheidemann, Jr.	63	Interim Chief Financial Officer

Brian Campbell	37	Director

Kraig Higginson	69	Director

Mara Jacobs	56	Director

Lance B. Friedman is the CEO and Chairman of the Board of the Company since June 25, 2020. Additionally, he is the founder and principal of Blackstone Capital Advisors, Inc., since 1999, and Cobra Alternative Capital Strategies LLC, both international corporate and capital markets advisory firms. Mr. Friedman is a founding member and Director of Investor Relations at Aspire BioPharma Inc., a biotechnology firm based in Puerto Rico, since April 2021.

Michael C. Howe is the Chief Operations Officer & President of the Company since February 1, 2024. Mr. Howe has driven growth in consumer and healthcare industries for over 40 years. He served as CEO and founder of Leading Primary Care, LLC (from which the Company purchased certain assets known as The Good Clinic) since November 2019 and has had leadership positions of several consumer businesses including playing the pivotal role in scaling MinuteClinic, now part of CVS, as well as serving as CEO of Arby’s and Verify Brand.

Ernest J. Scheidemann, Jr. is the Interim Chief Financial Officer of the Company. Mr. Scheidemann is a Partner in the Florida CFO Group since February 2024, and the founding member of an interim / fractional CFO firm. Over the past 25 years, Mr. Scheidemann has led all financial activities for numerous start-ups, high growth, restructuring and turnaround situations in a variety of industries. Previously he was the CFO for several publicly traded as well as privately held companies.

Brian Campbell is a highly skilled executive with extensive experience in leading IPO readiness projects and advising companies on financial strategy, regulatory compliance, and capital markets. As the founder of MCE Advisors LLC, Brian has successfully guided numerous companies through complex financial landscapes, leveraging his hands-on approach and deep industry expertise. Brian’s notable accomplishments include spearheading a $5 billion IPO for BioLegend, working closely with JPMorgan and EY auditors to manage the entire S-1 filing process, with his leadership in the project ultimately resulting in BioLegend’s acquisition by PerkinElmer for approximately $5.25 billion. He also played a key role in several other high-profile IPOs, including VTAE (acquired by Allergan for approximately $639 million), LOXO (acquired by Eli Lilly for approximately $8 billion), and CAPL, a multi-billion-dollar oil and gas company. In addition to his IPO work, Brian has recently helped two technology companies go public via SPACs, each with valuations exceeding $1 billion. He also has significant expertise in the cannabis industry, having successfully guided two cannabis companies through RTO and public listings. Brian is a recognized expert in SEC reporting, NASDAQ/NYSE uplistings, GAAP/IFRS technical accounting, and capital raises for public, private, and private equity-backed companies. His leadership as a CFO and board member for multiple organizations has solidified his reputation as a problem-solver who excels in high-stakes situations, consistently delivering results where others could not.

Kraig Higginson brings to the Company his extensive experience in early-stage growth company management as well as vast public market expertise. Mr. Higginson founded and served as Chief Executive Officer of VIA Motors, Inc., a hybrid electric vehicle company from November 2010 to January 2015, which achieved more than a $1 billion market cap. From October 2003 until November 2010, he founded and served as Chairman of the Board of Directors of Raser Technologies, a NYSE company which achieved a $1.7 billion market cap. Earlier, Mr. Higginson also founded American Telemedia Network, Inc., a publicly traded NASDAQ company that developed a nationwide satellite network broadcasting data for large corporations, as well as video programming and advertising to shopping centers and malls. He served as President and Chief Executive Officer of American Telemedia Network from 1984 through 1988 and has been a leading entrepreneur for several decades. In 2010, Mr. Higginson was called to testify, as an expert, before Congress regarding the viability of vehicle electrification, and was directly instrumental in pushing through the $7,500 per vehicle legislation which is credited for launching the EV industry in the United States.

Mara Jacobs is a seasoned executive producer with a remarkable track record of bringing diverse and high-profile projects to life. She has played a key role in major productions, including In the Heights (2021), The Odd Life of Timothy Green (2012), and The Condemned (2007), where her sharp attention to detail and creative vision ensured these projects exceeded expectations. Collaborating with industry leaders such as Oprah Winfrey, Mara also was an executive producer on the remake of The Color Purple (2023) by Warner Bros. Pictures. Mara’s ability to navigate the complexities of the entertainment world and deliver compelling content consistently makes her a standout leader in the field. Beyond her creative expertise, Mara has an extensive background in finance, having managed multimillion-dollar budgets for major Hollywood studios. Her experience in overseeing large-scale financial operations, optimizing resources, and driving profitability positions her as a valuable asset to any organization. Mara’s strategic financial acumen and thorough understanding of budget management will bring a solid foundation to the Company’s Audit Committee. Her commitment to financial excellence ensures that she brings a solid foundation and strategic insight to the table, making her the ideal resource ensuring both innovative growth and financial stability for the Company.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Board Composition

Director Independence

Our business and affairs are managed under the direction of our Board, which will consist of five (5) members upon completion of this offering (comprising Lance B. Friedman, Michael C. Howe, Brian Campbell, Kraig Higginson and Mara Jacobs). The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the applicable provisions of the NYSE listing standards and the Exchange Act. Currently, 3 of our directors (namely, Brian Campbell, Kraig Higginson and Mara Jacobs) qualify as independent directors under the NYSE’s listing standards and Rule 10A-3 and Rule 10C-1 of the Exchange Act. The additional directors to be appointed on the Board have provided their consents to serve on the Board closer to the completion of this offering.

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Board Committees

The Company presently has no committees of the Board of Directors. Prior to the February 2023 board resignations, the Company had three (3) committees of the Board of Directors: (i) the Audit Committee; (ii) the Nominating and Governance Committee; and (iii) the Compensation Committee. Each committee was comprised solely of independent directors within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the NYSE. The Company plans to appoint new directors and re-establish the three (3) committees described above and discussed below in the second quarter of 2024.

Audit Committee

The Audit Committee will be responsible for assisting the Board in oversight and monitoring of the Company’s financial statements and other financial information provided by the Company to its shareholders and others; compliance with legal, regulatory, and public disclosure requirements; the independent auditors, including their qualifications and independence; treasury and finance matters; and the auditing, accounting, and financial reporting process generally. The Company’s Audit Committee shall comprise of three members, namely Mr. Brian Campbell (who shall be the Chairman of the Audit Committee), Mr. Kraig Higginson and Ms. Mara Jacobs.

Compensation Committee

The Compensation Committee will be responsible for reviewing and approving the compensation arrangements for the Board’s executive officers, including the CEO, administers the Company’s equity compensation plans, and reviewing the Board’s compensation.

Nominating and Governance Committee

The Nominating and Governance Committee will be responsible for assisting the Board in identifying qualified individuals to become directors, recommends director nominees for election at each annual shareholder meeting, and developing and recommending corporate governance guidelines and standards for business conduct and ethics.

Role of Board of Directors in Risk Oversight Process

Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. Our Board focuses on the most significant risks we face in our general risk management strategy, and also ensures that the risks we undertake are consistent with our Board’s appetite for risk. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Code of Ethics

We have adopted a Code of Ethics for adherence by our Chief Executive Officer and Interim Chief Financial Officer to ensure honest and ethical conduct, full, fair and proper disclosure of financial information in our periodic reports filed pursuant to the Securities Exchange Act of 1934, and compliance with applicable laws, rules, and regulations. Upon the completion of this offering, the full text of our code of conduct will be posted on our website under the Investor Relations section. We intend to disclose future amendments to, or waivers of, our Code of Ethics, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our shares of common stock.

Corporate Governance Guidelines

We have adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chairman of the Board and Chief Executive Officer and Interim Chief Financial Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Involvement in Certain Legal Proceedings

To our knowledge, with the exception of our former Chief Executive Officer Chris Romandetti, Sr., our current directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities, or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC, or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes for the fiscal years ended December 31, 2023 and 2022, the total compensation of the Company’s Chief Executive Officer and Chief Financial Officer (“Named Executive Officers”).

Name and Position(s)	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Other ($)	Total Compensation ($)
Lance Friedman (1)	2023	$56,166	(3)	$—	$—	$255,562	$311,728
Chief Executive Officer	2022	$112,000	(3)	—	—	$166,893	$178,893

Phillip J. Keller (2)	2023	$127,562		$—	$—	$119,141	$246,703
CFO, Secretary & Treasurer	2022	$103,830		—	—	$78,812	$182,642

(1)	Mr. Friedman was appointed as CEO as of June 2020

(2)	Mr. Keller was appointed CFO as of July 24, 2017, interim CEO as of November 19, 2018, and re-appointed CFO on July 1, 2022. Mr. Keller began a leave of absence on January 1, 2024 and his employment was terminated in March 2024.

(3)	Mr. Friedman received lesser amounts than his entitled salary in 2023 and 2022 as the amount accrued per usual, however, in lieu of cash, Mr. Friedman was paid in the form of preferred stock of the Company for the remaining portion of his annual base salary.

Employment and Consulting Agreements

Employment agreement with Lance Friedman, CEO

The Company entered into an employment agreement (the “CEO Employment Agreement”) with Lance Friedman dated March 1, 2021 and amended as of March 1, 2024, to serve as the Company’s Chief Executive Officer. Pursuant to the terms and conditions set forth in the CEO Employment Agreement, Mr. Friedman is entitled to receive an annual base salary of $375,000.

In addition to the base salary, Mr. Friedman shall be eligible to receive an annual bonus in an amount equal to 100% of the base salary (60% cash and 40% stock grant) for achievement of target-level performance objectives (“Target Bonus”) with the eligible amount of such bonus being more or less than the Target Bonus in the event of achievement below or above target-performance objectives, in each case as determined by the Board in its discretion.

Employment agreement with Michael Howe, COO

The Company entered into a two-year employment agreement (“COO Employment Agreement”) with Michael Howe, dated February 1, 2024, to serve as the Company’s Chief Operating Officer. Pursuant to the terms and conditions set forth in the COO Employment Agreement, Mr. Howe is entitled to receive an annual base salary of $250,000.

In addition to the base salary, Mr. Howe shall be eligible to receive an annual bonus in an amount equal to 100% of the base salary (60% cash and 40% stock grant) for achievement of target-level performance objectives (“Target Bonus”) (with the eligible amount of such bonus being more or less than the Target Bonus in the event of achievement below or above target-performance objectives, in each case as determined by the Board in its discretion).

Consulting agreement with FinTrust Consulting, LLC (of which the Interim CFO is the Managing Member)

The Company entered into a consulting agreement (“Consulting Agreement”) with FinTrust Consulting, LLC (of which Ernest J. Scheidemann, Jr. is the Managing Member), dated December 19, 2023 to perform such duties and services as required by the Company relating to finance, strategy, accounting, business planning, insurance, capital raising initiatives, and other related activities as may be reasonably requested from time to time by the Company’s senior officers. Pursuant to the terms and conditions set forth in the Consulting Agreement, FinTrust Consulting, LLC is entitled to receive a fixed monthly fee of $17,250, among other payments. The Consulting Agreement can be terminated by either party upon providing 30 days’ notice. The Company’s management expects that the Interim Chief Financial will be appointed as a permanent Chief Financial Officer upon the Company’s shares listing on the NYSE.

Outstanding Equity Awards at 2023 Fiscal Year-End

Outstanding equity awards at 2023 fiscal year-end are comprised of Restricted Stock Units (“RSU”). There were no equity awards granted during the years ended December 31, 2023 and December 31, 2022.

Compensation of Directors

The following table sets forth the compensation paid our Board of Directors for fiscal 2023:

Name	Cash ($)	Shares (#)	Shares ($)
Lance Friedman	$0
Eric Weiss (1)	$35,000	—	—
Evan Kostorizos (1)	$35,000	—	—
Terence Herzog (1)	$40,000	—	—
Total	$164,000	—	$—

(1)	Directors Weiss, Kostorizos and Herzog resigned on February 24, 2023.

Potential Payments upon Termination or Change in Control

We do not have any contract, agreement, plan or arrangement that provides for any payment to any of our Named Executive Officers at, following, or in connection with a termination of the employment of such Named Executive Officer, a change in control of our Company or a change in such Named Executive Officer’s responsibilities.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no transactions since January 1, 2022, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

In connection with this offering, we expect to adopt a written related party transactions policy that will provide that transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party must be approved by our audit committee. This policy will become effective on the date on which the registration statement of which this prospectus is part is declared effective by the SEC. Pursuant to this policy, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

Security beneficial ownership table

The following table sets forth information as of September 9, 2024 based on information obtained from the persons named below, with respect to the beneficial ownership of our common and preferred stock by (i) each person (including groups) known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, or (ii) each Director and Officer, and (iii) all Directors and Officers of our Company, as a group. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws.

Name of Beneficial Owner	Shares of Common Stock beneficially owned (1) (2)	Percentage

Beneficial Owners of more than 5%:
Kristen Jones Romandetti (3)	8,856,599	26.82%
Steward Physician Contracting (4)	5,000,000	15.17%
C.T. Capital, Ltd. (5)	2,666,667	8.09%
Executive Officers and Directors:
Lance B. Friedman	-	-
Michael C. Howe	-	-
Ernest J. Scheidemann, Jr.	-	-
Brian Campbell	-	-
Kraig Higginson	-	-
Mara Jacobs	-	-

(1)	Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 32,958,288 (87,889 on a pro forma basis after giving effect to the 1:375 reverse split) shares of Common Stock issued and outstanding as of September 9, 2024.

(3)	Kristen Jones Romandetti is the spouse of our former Chief Executive Officer, Christian C. Romandetti, Sr. and her address is 3540 Charlton Pl., Melbourne, FL 32934.

(4)

The natural person with voting and dispositive control of the shares held by Steward Physician Contracting is Ralph de la Torre and his address is c/o Steward Health Care 1900 N Pearl St., Suite 2400, Dallas, Texas 75201.

(5)	On June 13, 2013, we entered into a Loan and Security Agreement (the “Loan Agreement”) with C.T. Capital, Ltd, a Florida Limited Partnership. Under the Loan Agreement and subsequent amendments, C.T. Capital committed to make an accounts receivable line of credit to a maximum aggregate amount of $2,500,000. C.T. Capital may convert all or any portion of the outstanding principal amount – up to $2,000,000 – or interest on the loan into our Common Stock at a price equal to $0.75 per share. In December 2016, C.T. Capital converted $1,400,000 of the outstanding principal amount to 1,866,667 shares of Common Stock. For purposes of percent ownership calculation, we have assumed that the remaining $600,000 eligible for conversion to equity was converted into our Common Stock at a price of $0.75 per share. The natural person with voting and dispositive control of the shares held by C.T. Capital is Jeffrey Scott Roschman, and his address is c/o C.T. Capital, Ltd., 6300 NE 1st Avenue, Ste 202 Ft. Lauderdale, FL 33334. (See “Note 15 – Subsequent Events” of the consolidated financial statements).

Equity Compensation Plans

On March 14, 2012, we adopted our 2011 Incentive Stock Plan (the “2011 Plan”), pursuant to which 500,000 shares of our Common Stock are reserved for issuance as awards to employees, directors, officers, consultants, and other service providers of our Company and its subsidiaries (an “Optionee”). The term of the 2011 Plan is ten years from January 6, 2012, its effective date. On December 29, 2023, by written resolution, the Company’s Board of Directors terminated the 2011 Plan.

Description of Securities

The Company has 100,000,000 shares of Common Stock, par value $0.001 per share, authorized for issuance (266,666 shares, par value $0.375 on a proforma basis adjusted for the contemplated 1 for 375 reverse split), 1,000,000 Preferred Stock, par value $0.01 per share, of which (i) 40,000 Preferred shares were allocated to the Series A Convertible Preferred Stock, par value $0.01 per share, and (ii) 50,000 Preferred shares were allocated to Series C Preferred Stock, par value $0.0001, authorized for issuance.

As of December 31, 2023, there were 32,958,288 (87,889 on a proforma basis adjusted for the contemplated 1 for 375 reverse split) shares of Common Stock and 147 shares of Series A 10% Convertible Preferred Stock, and 0 shares of Series C Convertible Preferred Stock that are issued and outstanding.

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SHARES ELIGIBLE FOR FUTURE RESALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock on the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of Shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

After completion of this offering and after giving effect to:

a)	issuance 550,000 shares of common stock (not subject to the reverse split) upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement.
b)	conversion of $1,295,828 of 20% OID Convertible Debt plus accrued interest to common stock, and issuance of the incentive shares, which resulted from the fourth quarter 2023 and first quarter 2024 bridge financings (not subject to the reverse split)
c)	a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE
d)	issuance of shares to the sellers of Pointe Med entities and The Good Clinic as per the acquisition agreements we will have 7,081,217 Shares outstanding (or 7,261,217 Shares if the underwriters’ option to purchase additional Shares is exercised in full).

All of the Shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the Shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain Shares that will be subject to the lock-up period described below after completion of this offering. Any Shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Any of the Shares held by our directors, officers, and holders of at least 1% of our outstanding securities will be subject to 360-day lock-up restriction described under “Underwriting” on page 57. Accordingly, there will be a corresponding increase in the number of Shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, Shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the Shares sold in this offering will be immediately available for sale in the public market (except as described above);

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●	beginning 360 days after from April 29, 2024, at the expiration of the lock-up period for our officers, directors, and holders of at least 1% of our outstanding securities, additional Shares will become eligible for sale in the public market, all of which Shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

Underwriter’s Warrants

In addition to cash compensation, we have agreed to issue to the underwriter warrants to purchase an amount of shares of common stock equal to 5% of the aggregate number of Shares issued in this offering (excluding shares sold to cover over-allotments, if any). The Underwriter’s Warrants have an exercise price per share of $5.50 (110% of the combined public offering price of each Share) assuming a combined public offering price of $5.00 per Share. The Underwriter’s Warrants will be exercisable from time to time, in whole or in part, during the five-year period commencing 180 days from the closing of this Offering. We have registered up to 60,000 shares of common stock issuable upon the exercise of the Underwriter’s Warrants in the registration statement of which this prospectus is a part (excluding shares sold to cover over-allotments, if any).

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of at least 1% of outstanding Shares of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 180 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after an initial public offering date.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the Shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those Shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those Shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling Shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of Shares that does not exceed the greater of:

●	1% of the number of Shares of our common stock then outstanding, which will equal 369,258 Shares (or 371,058 Shares if the underwriters’ option to purchase additional shares is exercised in full) immediately after the completion of this offering. This share information does not reflect a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales of our common stock made in reliance upon Rule 144 by our affiliates or persons selling Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Rule 701

Rule 701 generally allows a stockholder who purchased Shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these Shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 Shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 Shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those Shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of Shares of our common stock applicable to non-U.S. holders who acquire such Shares in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds Shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding, and disposing of Shares of our common stock.

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THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its Shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s Shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s Shares of our common stock, as gain from the sale or exchange of such Shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with a trade or business continued by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied: or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not, and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

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Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our common stock (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

Spartan Securities, LLC (“Spartan” or the “Representative”) is acting as the representative of the underwriters and the book-running manager of this offering. We have entered into an underwriting agreement dated ______, 2024 with the Representative. Under the terms of the underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Spartan Securities, LLC
Total

The underwriters are committed to purchase all shares of common stock offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares offered by us to the public at the initial public offering price set forth on the cover of the prospectus. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.

Underwriting Commissions and Discounts and Expenses

The Representative has advised us that the underwriters propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $[●] per share.

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The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per Share	Total Without Overallotment	Total With Overallotment
Assumed initial public offering price	$5.00	$6,000,000	$6,900,000
Underwriting discounts and commissions(1)	$0.45	$540,000	$621,000
Proceeds, before expenses, to us	$4.55	$5,460,000	$6,279,000

(1)	The Representative shall receive an underwriting discount of 9% of the aggregate gross proceeds from this offering. In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and communication expenses relating to the registration of the securities to be sold in the offering (including the over-allotment shares) with the SEC; (b) all FINRA public offering filing system fees associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such closing shares and over-allotment shares on NYSE; (d) all fees, expenses and disbursements relating to the registration or qualification of such securities under the “blue sky” securities laws of such states and other foreign jurisdictions as Spartan may reasonably designate the costs, if any, of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any Blue Sky Surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (e) the costs of preparing, printing and delivering the securities; (f) fees and expenses of the transfer agent for the securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; (h) the fees and expenses of the Company’s accountants; (i) a non-accountable expense allowance to the Representative equal to 1% of the aggregate gross proceeds derived from the offering; and (j) a maximum of $150,000 for fees and expenses including “road show”, diligence and reasonable legal fees and disbursements for underwriters’ counsel.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $400,000.

Over-Allotment Option

We have granted the Representative of the underwriters an option to purchase from us, up to 180,000 additional shares of common stock within 45 days from the date of this prospectus to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the initial public offering price of one share, as applicable, less the underwriting discount.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, on behalf of itself and any successor entity and each of its executive officers and directors agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters for 180 days from the date of this prospectus.

Underwriter Warrants

The Company has agreed to issue to Spartan, or its designees, warrants (“Underwriter Warrants”) to purchase up to a total of five percent (5%) of the shares of common stock sold in this offering (including the shares sold through the exercise of the over-allotment option). Such warrants and underlying shares of common stock are included in this prospectus. The Underwriter Warrants are immediately exercisable upon issuance at an exercise price of $5.50 per share (110% of the initial public offering price) for a period of five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110.

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The Underwriter Warrants may be exercised as to all, or a lesser number of shares of common stock, and will provide for cashless exercise and will contain provisions for one demand and unlimited “piggyback” registration rights, for a period of no greater than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation.

Pursuant to FINRA Rule 5110(e), the Underwriter Warrants and any shares of common stock issued upon exercise of the Underwriter Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Underwriter Warrants and the shares of common stock underlying the Underwriter Warrants are registered on the registration statement of which this prospectus forms a part.

FINRA Proceeding

Spartan and two of its principals are involved in a recent FINRA disciplinary proceeding (Disciplinary Proceeding No. 2019061528001). On March 28, 2023, the FINRA Hearing Panel ordered that Spartan pay a fine of $600,000 and two of its principals pay fines of $30,000 and $40,000, respectively, and certain non-economic sanctions were imposed against Spartan and two of its principals, including a suspension of such principals for up to two years. On April 19, 2023, Spartan filed a notice of appeal which stays the imposition of the sanctions. As of the date of this prospectus, the matter is still under appeal.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

NYSE Listing

We have applied to have our shares of common stock listed on NYSE under the symbol “FCHS.” We will not consummate this offering unless our common stock is approved for listing on NYSE. There is no established public trading market for the common stock and there is no assurance that a market will develop.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

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Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Company’s common stock or preventing or retarding a decline in the market price of its common stock. As a result, the price of the Company’s common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Company’s common stock. These transactions may be affected on the NYSE, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in the Company’s common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

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Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Determination of Offering Price

Prior to this proposed offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the underwriters and us. In determining the initial public offering price of our common stock, the underwriters will consider, among other things:

●	the prospects for our company and the industry in which we operate;

●	our financial information;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of U.S. securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly traded Shares of generally comparable companies;

●	our past and present financial and operating performance; and

●	other factors deemed relevant by us and the underwriters.

Neither we nor the underwriters can assure investors that an active trading market will develop for our common Shares, or that the Shares will trade in the public market at or above the initial public offering price.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have been hired on a contingent basis and neither of them will receive a direct or indirect interest in the Company.

EXPERTS

Our financial statements from January 1, 2022, through period ending December 31, 2023, have been audited by Bush & Associates CPA LLC, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

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LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, will pass upon the validity of the Shares of our common stock to be sold in this offering. Bevilacqua PLLC will act on behalf of the underwriters in this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules, and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.myfchs.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such a website is not incorporated by reference and is not a part of this prospectus.

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FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

POINTE MED LIVE WELL GROUP

F-1

FIRST CHOICE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited, in dollars)

	As of	As of
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,516	$12,607
Accounts receivable, net	81,974	92,444
Deposits	466,552	—
Other Current Assets	2,385	206,631
Total current assets	552,427	311,682
Property, plant and equipment, net	244,879	262,243
Operating lease right-of-use assets	2,279,245	2,437,358
Deferred tax asset	111,949	111,949
Total assets	$3,188,500	$3,123,232

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	9,132,809	$8,410,879
Operating lease liabilities, current portion	297,501	299,244
Notes payable, current portion	21,821,446	19,217,018
Total current liabilities	31,251,756	27,927,141

Long term liabilities:
PPP loan payable	1,283,624	1,283,624
Operating lease liabilities, non-current portion	2,297,291	2,442,519
Convertible notes	—	—
Total liabilities	$34,832,671	$31,653,284

Stockholders’ equity (deficit):
Series A Convertible Preferred stock; $0.01 par value, 40,000 shares authorized, 147 and 147 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized 32,958,288 and 32,958,288 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	32,958	32,958
Additional paid-in capital	35,323,578	35,369,995
Treasury stock, 74,453 common shares, at cost	—	—
Accumulated deficit	(67,000,708)	(63,933,006)
Total stockholders’ equity (deficit)	(31,644,171)	(28,530,052)
Total liabilities and stockholders’ equity (deficit)	$3,188,500	$3,123,232

The accompanying notes are an integral part of these consolidated financial statements.

F-2

FIRST CHOICE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue
Revenue, net of discounts	$3,303	$58,832	$10,154	$(26,006)
Cost of sales	—	—	—	—
Gross (deficit) profit	3,303	58,832	10,154	(26,006)

Operating expenses
Compensation expense	111,661	171,213	219,155	357,269
Selling, general and administrative expenses	370,637	695,482	766,820	1,501,514
Total operating expenses	482,298	866,695	985,975	1,858,783
Operating loss	(478,995)	(807,863)	(975,821)	(1,884,789)
Other income (expenses)
Gain (loss) on sale of equipment	1,550	24,816	4,150	18,691
Miscellaneous income (expense)	—	—	—	—
Interest expense, net	(1,384,916)	(1,871,910)	(2,096,033)	(2,809,910)
Total other income (expenses), net	(1,383,366)	(1,847,094)	(2,091,883)	(2,791,219)
Net Loss before income taxes	(1,862,361)	(2,654,958)	(3,067,704)	(4,676,009)
Income taxes expense (benefit)	—	—	—	—
Net loss	(1,862,361)	(2,654,958)	(3,067,704)	(4,676,009)
Preferred stock dividends	(23,206)	(22,721)	(46,415)	(44,315)
Net loss attributable to common shareholders	$(1,885,567)	$(2,677,679)	$(3,114,119)	$(4,720,324)

Basic and diluted income (loss) per common share
Net loss per common share	$(0.06)	$(0.08)	$(0.09)	$(0.14)
Weighted average number of common shares outstanding, basic and diluted	32,958,288	32,958,288	32,958,288	32,958,288

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2024

(unaudited, in dollars)

					Additional
	Common stock		Preferred stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2023	32,958,288	$32,958	147	$1.00	$35,369,995	$(63,933,006)	$(28,530,052)
Stock based compensation	—	—	—	—	—	—	—
Warrants issued for debt discount	—	—	—	—	—	—	—
Proceeds from issuance of Preferred stock	—	—	—	—	—	—	—
Dividends payable on Preferred Stock	—	—	—	—	(23,209.00)	—	(23,209)
Net loss	—	—	—	—	—	(1,205,343)	(1,205,343)
Balance, March 31, 2024	32,958,288	$32,958	141	$1	$35,346,786	$(65,138,349)	$(29,758,604)

Stock based compensation	—	—	—	—	—	—	—
Warrants issued for debt discount	—	—	—	—	—	—	—
Proceeds from issuance of Preferred stock	—	—	—	—	(23,206.0)	—	(23,206)
Net loss	—	—	—	—	—	(1,862,361)	(1,862,361)
Balance, June 30, 2024	32,958,288	$32,958	147	$1	$35,323,580	$(67,000,710)	$(31,644,171)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FIRST CHOICE HEALTHCARE SOLUTIONS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in dollars)

	For the Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,067,704)	$(4,676,009)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	17,364	27,442
Loss on disposition of assets	-	99,876
Amortization of debt discount	162,626	1,346,861
Amortization of debt discount	-	(89,991)
Preferred dividends - accrued	46,416	44,316
Provision for bad debts	1,506	35,103
Changes in operating assets and liabilities:
Accounts receivable	8,964	1,159,875
Other current assets	(262,306)	28,436
(Increase) decrease in leased assets	158,112	1,847,383
Accounts payable and accrued liabilities	2,448,401	(377,006)
(Increase) decrease in lease liabilities	(146,970)	(1,619,770)
Net cash provided by (used in) operating activities	$(633,591)	$(2,173,484)

Cash flows from investing activities:
Proceeds from sale of fixed assets	-	33,000
Purchase of property and equipment	-	(3,794)
Net cash (used in) provided by investing activities	$-	$29,206

Cash flows from financing activities:
Payments on notes payable	-	(173,764)
Proceeds from issuance of convertible notes	622,500	2,272,481
Proceeds from sale of preferred stock	-	45,000
Net cash provided by (used in) financing activities	$622,500	$2,143,717

Net change in cash	(11,091)	(561)
Cash, beginning of period	12,607	7,219
Cash, end of period	$1,516	$6,658

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of cash flow information:
Note Payable addition from OID	$155,625	$258,462
Warrants issued for debt discount	-	1,672
Common shares issued for convertible notes - inducement	$8,406	$900

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

NOTE 1 — BASIS OF PRESENTATION

First Choice Healthcare Solutions, Inc. (“FCHS,” “the Company,” “we,” “our” or “us”) is actively engaged in implementing a defined growth strategy aimed at building a network of localized, integrated healthcare services platforms, comprised of nurse practitioner driven primary care clinics providing services including family primary care, anti-aging, dermatology, weight loss, hormone replacement therapy, functional and genetic testing, nutritional counseling, as well as behavioral health.

The unaudited condensed consolidated financial statements of First Choice Healthcare Solutions, Inc., a Delaware corporation, since February 13, 2012, include the accounts of the Company and its direct and indirect wholly owned subsidiaries: FCID Medical, Inc. (“FCID Medical”) is the subsidiary under which we own and operate First Choice Medical Group of Brevard, LLC, (“FCMG”), our original medical services practice.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023. The results of operations for the six months ended June 30, 2024 are not necessarily indicative of the operating results for the full year ending December 31, 2024 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related disclosures of the Company as of December 31, 2023, and for the year then ended, which were filed with the Securities and Exchange Commission (“SEC”) on Form 10-K on May 13, 2024.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and useful lives of long-lived assets, provision against bad debt, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers”, when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Patient Service Revenue

Our revenues relate to (i) net patient fees received from various third-party payers and patients themselves under contracts in which our performance obligations are to provide services to the patients and (ii) and patient fees, co-pays, and deductibles paid by patients themselves.

Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers.

The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Gross revenues are recorded at our standard rates upon completion of the performance obligations to the patients, and an estimate of the discounts applicable to third-party payers is recorded as contra revenue in the same period, based on the contractual arrangements with those third-party payers. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

The payment terms with third party payers typically involve processing time allowances resulting in payment within 30 to 60 days from the date of service. The payment terms with patients provides for services fees, co-pays, and deductibles to be due at the time of service.

F-6

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(unaudited)

Concentrations of credit risk

The Company’s financial instruments are exposed to a concentration of customer risk and accounts receivable risk. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts receivables

Accounts receivables are carried at their estimated collectible amounts net of doubtful accounts. The Company analyzes its history and identifies trends for each major payer sources of revenue to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about these major payer sources of revenue in evaluating the sufficiency of the contractual allowances.

Patient receivables are accounts receivables from services provided to patients who have third-party coverage. The Company analyzes contractually due amounts and provides a provision for bad debts, if necessary. The Company records a provision for bad debts in the period of service on the basis of past experience or when indications are the patients are unable or unwilling to pay the portion of their bill for which they are responsible. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted, is charged off against the allowance for doubtful accounts.

Net loss per share

Basic net loss per common share is based upon the weighted-average number of common shares outstanding. Diluted net income per common share is based on the weighted-average number of common shares outstanding and potentially dilutive common shares outstanding and computed as follows:

	Six months ended June 30,
	2024	2023
Numerator:
Net loss attributable to First Choice Healthcare Solutions, Inc. common shareholders	$(3,114,119)	$(4,720,324)

Denominator:
Weighted-average common shares, basic	32,958,288	32,958,288
Weighted-average common shares, diluted	32,958,288	32,958,288

Basic:	$(0.09)	$(0.14)
Diluted:	$(0.09)	$(0.14)

F-7

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The computation excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company uses the “if-converted” method for calculating the earnings per share impact of outstanding convertible debentures, whereby the securities are assumed converted and an earnings per incremental share is computed. Options, warrants and their equivalents are included in EPS calculations through the treasury stock method. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. In addition, there were no vested restricted stock for periods presented. Potentially dilutive securities excluded from the basic and diluted net income per share are as follows:

	June 30, 2024	December 31, 2023
Convertible debt	2,811,426,942	2,810,648,817
Warrants to purchase common stock	12,894,477	11,774,164
Incentive shares payable issued with convertible notes	4,464,625	1,568,250
Restricted stock awards	1,357,308	1,357,308
Options to purchase common stock	—	—
Total	2,830,143,352	2,825,348,539

Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Upon exercise of a common stock equivalent, the Company issues new shares of common stock out of its authorized shares.

Long-lived assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 15 years.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

F-8

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Leases

In February 2016, the FASB issued ASC 842, Leases, (“ASC 842”) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet for leases previously classified as operating leases. The Company adopted ASC 842 effective January 1, 2022.

In accordance with ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease assets and liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of lease payments not yet paid. Operating lease assets represent our right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of operating lease assets. To determine the present value of lease payments not yet paid, we estimate incremental borrowing rates corresponding to the reasonably certain lease term. If the estimate of our incremental borrowing rate was changed, our operating lease assets and liabilities could differ materially.

Finance leases lease assets and liabilities are recognized at the lease commencement date at the present value of the future lease payments not yet paid using the Company’s incremental borrowing rate, Assets acquired under finance lease are included in property and equipment, while finance lease obligations are included in other current liabilities and other long- term liabilities on the consolidated balance sheets.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company follows a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of June 30, 2024 and 2023. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

Treasury Stock

The Company uses the cost method when it purchases its own common stock as treasury shares and displays treasury stock as a reduction of shareholders’ equity.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.
●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-9

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including lines of credit and notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of June 30, 2024, and 2023, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

Reclassifications

Certain reclassifications have been made to prior year data to conform to the current year’s presentation. These reclassifications had no impact on reported income or losses.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

NOTE 3— NOTES PAYABLE AND CAPITAL LEASES

Non-Convertible Notes Payable

During the years ended December 31, 2022, and December 31, 2021, the Company issued eighteen non-convertible notes payable to individuals for a total face value of $2,076,158. The notes were due within 60 days from the dates of issuance, were interest free, had original issuance discounts totaling $408,000 and were unsecured. During the years ended December 31, 2023, 2022, and 2021, the Company repaid or refinanced principal of $156,000, $310,000, and $817,521, respectively. The balance of the non-convertible notes payable as of June 30, 2024 and June 30, 2023 was $792,637 and $792,637, respectively.

PPP Loans

In 2020, the Company and its two subsidiaries received Paycheck Protection Plan (“PPP”) loans under the Cares Act totaling $1,386,580. The PPP loans were expected to be forgiven by the U.S. Small Business Association (“SBA”) and as such, were not made eligible for any distributions under the amended joint Plan of Reorganization which was approved on February 23, 2021 (the “Plan”). The Plan further required the Company to file proper forgiveness applications with the SBA no later than February 19, 2021. The Company successfully filed for and received forgiveness confirmation for one of the PPP loans for $103,618 plus interest. The remaining two PPP loans forgiveness applications were never properly completed and filed by former management. As of January 17, 2023, the SBA’s website shows those two remaining PPP loans reflected as “Charged Off”. As a result of this recent discovery, the Company has reinitiated forgiveness applications with the SBA and expects those loans to be forgiven in full during 2024. As of June 30, 2024 and December 31, 2023, the Company had a total of PPP loans payable of $1,283,624 and $1,283,624 including accrued interest, respectively.

F-10

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Non-convertible notes payable including accrued interest as of June 30, 2024 and December 31, 2023 are comprised of the following:

	June 30, 2024	December 31, 2023
Notes Payable	$3,073,751	$2,861,425
Note Payable - Equipment	-	-
PPP Loans Payable	1,338,062	1,331,318
Less current portion	(3,073,751)	(2,861,425)
Long term portion	$1,338,062	$1,331,318

Fees and discounts are deferred and amortized over the life of the related note payable. For non-convertible notes payable, during the three and six months ended June 30, 2024 and 2023, the Company recognized a total of $0 and $0 and $0 and $0, respectively, from the amortization of original issuance debt discounts. The outstanding balance of debt discount at June 30, 2024 and December 31, 2023 was $0 and $0, respectively.

Convertible Notes Payable

10% OID Senior Secured Convertible Notes

The Company entered into Security Purchase Agreements with lenders for the sale of 10% original issue discount senior secured promissory notes (“10% Notes”) and warrants to purchase shares of the Company’s common stock equal to 50% of the face value. The 10% Notes accrue interest at 10% per annum payable quarterly, are convertible into shares of the Company’s common stock at the option of the holder at any time at a fixed ceiling price of $0.75 per share. The 10% Notes have full ratchet and anti-dilution provisions, a principal adjustment provision upon default, providing for a principal increase to 110% at maturity if unpaid, 120% at six months if unpaid and 130% at 12 months if unpaid. The 10% Notes were due March 31, 2022 and to date, all default provisions have been waived. The amounts due under the 10% Secured Convertible Notes are secured by assets of the Company pursuant to a security agreement.

At June 30, 2024 and December 31, 2023, the balance of 10% notes was $5,808,000 and $5,808,000, and accrued interest was $2,174,253 and $1,652,965, respectively. During the three and six months ended June 30, 2024 and June 30, 2023, the Company recognized $260,644 and $521,288 and $185,334 and $360,382 in interest, respectively.

35% OID Super Priority Senior Secured Convertible Notes

During the years ended December 31, 2023 and 2022, the Company entered into Security Purchase Agreements with lenders for the sale of 35% original issue discount senior secured promissory notes (“35% Notes”), warrants to purchase shares of the Company’s common and shares of the Company’s common stock as incentives. The 35% Notes have a 35% original issuance discount being amortized to interest expense through maturity, are non-interest bearing, are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event and are prepayable by the Company at any time at a premium of 120% of the outstanding balance. Upon an occurrence of default, the holder shall have the right to convert the 35% Note and outstanding interest at the lower of a discount to market or subsequent financings. The amounts due under the 35% Notes are secured by assets of the Company pursuant to a security agreement.

At June 30, 2024 and December 31, 2023, the balance of 35% notes was $5,600,462 and $5,600,462, respectively. The original issuance discount, deferred financing costs and the relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the three and six months ended June 30, 2024 and 2023, the Company recognized $0 and $0 and $108,379 and $94,241 in interest expense from the amortization of original issuance discounts, $0 and $0 and $3,548 and $1,976 in interest expense from the amortization of debt discounts from warrants and $0 and $0 and $1,819 and $913 in amortization of incentive shares, respectively.

20% OID Senior Secured Convertible Notes Payable

During 2023, the Company entered into Security Purchase Agreements with lenders for the sale of 20% original issue discount senior secured promissory notes (“20% Notes”), warrants to purchase shares of the Company’s common stock with a five-year term, exercisable at any time at the option of the holder at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in a qualified financing and incentive shares of the Company’s common stock. The 20% Notes accrue interest at 10% per annum, principal and interest are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event.

F-11

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The holder shall have the right to convert the 20% Notes and outstanding interest on a qualified financing at a price equal to 85% of the offering price, or a 15% discount to the volume weighted average price of the Company’s common stock for the five days preceding the dates of conversions, subject to a maximum price of $1.00. The amounts due under the 20% Notes are secured by assets of the Company pursuant to a security agreement.

During the six months ended June 30, 2024, the Company issued 20% Notes with a face value of $778,125 and original issuance discounts of $155,625 for cash of $622,500. The holders received warrants to purchase 1,120,313 shares of the Company’s common stock and 2,240,625 incentive shares of the Company’s common stock. At June 30, 2024 and December 31, 2023, the balance of 20% notes was $1,246,375 and $468,250, original issuance discounts were $85,000 and $77,999, and accrued interest totaled $41,606 and $1,727 respectively.

The original issuance discount, relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the three and six months ended June 30, 2024 and 2023, the Company recognized $57,812 and $162,626 and $0 and $0 in interest expense from the amortization of original issuance discounts of the 20% Notes and $559 and $7,846 and $0 and $0 in amortization of incentive shares, respectively.

Convertible notes payable are comprised of the following:

	June 30, 2024	December 31, 2023
10% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at $0.75 per share	$5,808,000	$5,808,000
35% OID Super Priority Senior Convertible Notes Payable, due in 2 years from date of issuance, interest at 35%, secured by assets, convertible upon qualifying financing	5,600,462	5,600,462
20% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at max $1.00 per share	1,246,375	468,250
Total	12,654,837	11,876,712
Less: unamortized discounts	(77,999)	(85,000)
Total	$12,576,838	$11,791,712
Less current portion	(12,576,838)	(11,791,712)
Long-term portion	$-	$-

NOTE 4— LEASES

Operating Leases

As a result of the adoption of ASC 842 on January 1, 2021, the Company recognized a lease liability which represents the present value of the remaining operating lease payments discounted using our incremental borrowing rate of 5.0%, and a right-of-use asset.

Operating leases consist of an office and a clinic location and have remaining terms of approximately 7 and 1 years, respectively, and both include options to extend the leases for additional periods. Generally, the lease term is the minimum of the noncancelable period of the lease or the lease term inclusive of reasonably certain renewal periods. If the estimate of our reasonably certain lease term was changed, our depreciation and rent expense could differ materially.

F-12

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Maturities of the above lease liabilities are as follows as of June 30, 2024:

2024	$172,867
2025	596,223
2026	368,340
2027	377,442
Thereafter	1,379,415
Total Lease Payments	2,894,287
Less Interest	(299,495)
Total Lease Liabilities	$2,594,792
Less: Current Portion	(297,501)
Long-Term Liabilities	$2,297,291

Sale/Leaseback

On March 31, 2016, the Company entered into a lease of Marina Towers under a sale/leaseback transaction, via a 10-year absolute triple-net master lease agreement, to expire in 2026. The Company has two successive options to renew the lease for five-year periods on the same terms and conditions and did not have any residual interest or the option to repurchase the facility at the end of the lease term.

During October 2021, the Company, through the eighteenth judicial circuit court in Brevard County, Florda, received an order approving joint stipulation for alternative resolution to the Company’s real estate lease in Melbourne, Florida. The order terminated the Company’s use of floors three and four of the building immediately, while terminating its right to possession and use of floors one, two and five at December 31, 2021. The order also terminated the existing lease payment schedule, replacing it with the following:

●	Payment of $50,000 on October 12, 2021

●	The following rent installment payments:

I.	$200,000 by October 19, 2021
II.	$250,000 by November 15, 2021
III.	$306,166 by December 15, 2021
IV.	$275,000 by January 7, 2022
V.	$31,166 by January 15, 2022
VI.	$300,000 by February 8, 2022
VII.	$31,166 by February 15, 2022

Upon receipt of the order, the Company recorded a liability and lease settlement expense for the amount of the order, or $1,443,498. As of June 30, 2024, the Company has paid approximately $200,000 of this obligation and has an open accounts payable liability remaining of approximately $1,200,000. The Company is working to reach a settlement with the landlord.

NOTE 5 — CAPITAL STOCK

Series A Preferred Convertible Stock

The Company is authorized to issue 40,000 shares, $0.01 par value Series A preferred stock.

Each share of the Series A preferred stock is convertible into 10,000 shares of common stock in the Company. The Series A 10% Convertible Preferred Stock shall have a 10% dividend rate and have preference in liquidation so that holders of Series A 10% Convertible Preferred Stock are paid in full prior to any payments to holders of common stock of the Corporation. The Series A 10% Convertible Preferred Stock shall be automatically converted into shares of common stock of the Corporation on the effective date of the Corporation’s S-1 filing with the Securities Exchange Commission.

F-13

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

During the six months ended June 30, 2024 and June 30, 2023, the Company did not issue any shares of Series A preferred stock.

As of June 30, 2024 and 2023, the total Series A preferred shares outstanding were 147 and 147 shares, respectively.

Common stock

During the six months ended June 30, 2024 and June 30, 2023, the Company did not issue any shares of its common stock.

In connection with the issuance of the 20% OID Convertible Notes in 2023, the Company was to issue 468,250 incentive shares of unrestricted common stock. In connection with the issuance of the 20% OID Convertible Notes in 2024, the Company was to issue 2,240,625 incentive shares of common stock. As of June 30, 2024, none of the incentive shares were issued and were recorded as a Common Share Payable current liability.

NOTE 6 — STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Options

The Company does not have an Incentive Stock Plan in place.

Restricted Stock Units (“RSU”)

Transactions involving restricted stock units issued are summarized as follows:

Restricted share units as of December 31, 2023	1,357,308
Granted	—
Forfeited	—
Unvested restricted shares as of June 30, 2024	1,357,308

During the six months ended June 30, 2024, the Company granted 0 performance-based, restricted stock units.

As of June 30, 2024, stock-based compensation related to restricted stock awards of $0 remains unamortized.

Warrants

The Company issued warrants in 2024 and 2023 to employees, consultants, and in connection with debt issuances. Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are fully vested upon issuance, exercisable upon the completion of a qualified financing typically at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in that qualified financing. The Company issued 1,120,313 and 294,231 warrants for the six months ended June 30, 2024 and June 30, 2023 respectively in connection with debt issuances. In the six months ended June 30, 2024 and June 30, 2023, the issued warrants had an estimated fair value of $0 and $1,672, on the date of issuance, respectively.

Transactions involving stock warrants issued are summarized as follows:

Number of
Shares
Outstanding at December 31, 2023:	11,774,164
Issued	1,120,313
Exercised	—
Forfeited	—
Expired	—
Outstanding at June 30, 2024:	12,984,477

F-14

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

NOTE 7 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities, and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has a working capital deficit of $30,699,329 as of June 30, 2024 and has generated recurring net losses since its emergence from bankruptcy in April 2022.

During the three and six months ended June 30, 2024, the Company experienced net operating losses of approximately $1,862,361 and $3,067,704, respectively, and corresponding cash outflows from operations of $554,645 and $633,591, respectively. As of June 30, 2024, the Company had an accumulated deficit of $67,000,708. This performance reflected challenges in operating and restructuring the company as a result of the previous issues that confronted the Company in the healthcare market, such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, as well as the negative impact of the former CEO indictment in November 2018 and the bankruptcy from June 2020. As a result of the former CEO’s actions the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the June 30, 2024 financial statements included in this filing.

NOTE 8 – SUBSEQUENT EVENTS

Proposed Series C Preferred Convertible Stock. In July 2024, contingent to a qualified financing occurring no later than six months from the exchange agreement date, the Company proposed the exchange of (i) all outstanding 10% Senior Secured Convertible Notes including accrued interest, (ii) all outstanding 35% Senior Secured Convertible Notes including accrued interest, (iii) all outstanding Promissory Notes including accrued interest, (iv) all outstanding Series A Preferred Convertible Stock including accrued dividends payable, and (v) certain open trade payables, for shares of a newly proposed Series C preferred stock with an exchange value of $1,000 per share. The proposed exchange value of (i), (ii), (iii), and (iv) above included a 35% premium to the book value of those instruments. The proposed exchange also included the exchange of all warrants to purchase common stock and incentive shares payable, each previously issued in conjunction with (i), (ii), (iii), and (iv) above for new warrants at a quantity calculated at 50% of the original face value of each of the notes and a holder’s initial investment in the Series A Preferred Convertible Stock. The proposed exchange agreements all stated that the proposed exchange would be null and void if the Company did not close a qualified financing within six months from the exchange agreement date.

[Remainder of this page intentionally left blank]

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders,

First Choice Healthcare Solutions, Inc.

Melbourne, Florida

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of First Choice Healthcare Solutions, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations and comprehensive income, changes in stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 12 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Bush & Associates CPA LLC

Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

May 12, 2024

F-16

FIRST CHOICE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in dollars)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$12,607	$7,219
Accounts receivable, net	92,444	304,873
Accounts receivable, other	—	1,011,128
Other Current Assets	206,631	9,116
Total current assets	311,682	1,332,336
Property, plant and equipment, net	262,243	470,703
Operating lease right-of-use assets	2,437,358	4,481,445

Other Assets:
Deferred tax asset	111,949	111,949
Deposits	—	119,589
Total other assets	111,949	231,538
Total assets	$3,123,232	$6,516,022

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$8,410,879	$9,777,530
Operating lease liabilities, current portion	299,244	486,806
Tax payable	—	215,146
Notes payable, current portion	19,217,018	11,099,954
Total current liabilities	27,927,141	21,579,436

Long term liabilities:
PPP loan payable	1,283,624	1,283,624
Operating lease liabilities, non-current portion	2,442,519	4,058,455
Convertible notes	—	—
Total liabilities	31,653,284	26,921,515

Stockholders’ equity (deficit):
Series A Convertible Preferred stock; $0.01 par value, 40,000 shares authorized, 147 and 141 shares issued and outstanding at December 31, 2023 and 2022, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized 32,958,288 and 32,958,288 shares issued and outstanding at December 31, 2023 and 2022, respectively	32,958	32,958
Additional paid-in capital	35,369,995	35,323,323
Treasury stock, 74,453 common shares, at cost	—	—
Accumulated deficit	(63,933,006)	(55,761,775)
Total stockholders’ equity (deficit)	(28,530,052)	(20,405,493)
Total liabilities and stockholders’ equity (deficit)	$3,123,232	$6,516,022

The accompanying notes are an integral part of these consolidated financial statements.

F-17

FIRST CHOICE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in dollars)

	For the Year Ended December 31,
	2023	2022
Revenue
Revenue, net of discounts	$29,985	$1,068,979
Rental revenues	—	—
Gross (deficit) profit	29,985	1,068,979

Operating expenses
Compensation expense	253,844	4,465,765
Selling, general and administrative expenses	2,186,571	3,618,273
Total operating expenses	2,440,415	8,084,038
Operating loss	(2,410,430)	(7,015,059)
Other income (expenses)
Loss on sale of equipment	(56,751)	(113,137)
Impairment of Investment	—	(150,000)
Miscellaneous income (expense)	215,206	1,011,178
Gain on Bankruptcy	—	32,158
Interest expense, net	(5,919,257)	(3,708,842)
Total other income (expenses), net	(5,760,802)	(2,928,643)
Net loss from operations before income taxes	(8,171,232)	(9,943,702)
Income taxes expense (benefit)	—	—
Net loss	(8,171,232)	(9,943,702)
Preferred stock dividends	(90,732)	(53,912)
Net loss attributable to common shareholders	$(8,261,964)	$(9,997,614)

Basic and diluted income (loss) per common share
Net loss per common share	$(0.25)	$(0.30)
Weighted average number of common shares outstanding, basic and diluted	32,958,288	32,958,288

The accompanying notes are an integral part of these consolidated financial statements.

F-18

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

TWO YEARS ENDED DECEMBER 31, 2023

(in dollars)

					Additional
	Common stock		Preferred stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	32,958,288	$32,958	—	$—	$26,703,190	$(45,818,073)	$(19,081,925)
Stock based compensation	—	—	—	—	4,188	—	4,188
Warrants issued for debt discount	—	—	—	—	164,196	—	164,196
Proceeds from issuance of Preferred stock	—	—	141	1	951,749	—	951,750
Adjust Steward (Bankruptcy) Settlement	—	—	—	—	7,500,000	—	7,500,000
Net loss	—	—	—	—	—	(9,943,702)	(9,943,702)
Balance, December 31, 2022	32,958,288	$32,958	141	$1	$35,323,323	$(55,761,775)	$(20,405,493)

Stock based compensation	—	—	—	—	—	—	—
Warrants issued for debt discount	—	—	—	—	1,672	—	1,672
Proceeds from issuance of Preferred stock	—	—	6	—	45,000	—	45,000
Net loss	—	—	—	—	—	(8,171,232)	(8,171,232)
Balance, December 31, 2023	32,958,288	$32,958	147	$1	$35,369,995	$(63,933,006)	$(28,530,052)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

FIRST CHOICE HEALTHCARE SOLUTIONS, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in dollars)

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(8,171,232)	$(9,943,702)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	44,805	88,562
Loss on disposition of assets	189,867	113,138
Gain on disposition of prepetition liabilities	-	32,157
Accretion of debt modification	-	12,259
Amortization of debt discount	1,429,386	1,493,975
Amortization of warrants issued for debt discount	-	193,231
Amortization of deferred financing costs	76,927	-
Amortization of debt discount	-	70,096
Share-based compensation	-	4,188
Preferred dividends - accrued	90,732	53,911
Provision for bad debts	41,513	133,130
Changes in operating assets and liabilities:
Accounts receivable	1,182,044	(1,003,577)
Other current assets	(77,926)	253,458
(Increase) decrease in leased assets	2,044,087	508,393
Accounts payable and accrued liabilities	(1,842,150)	5,069,990
Increase (decrease) in lease liabilities	(1,803,498)	(458,528)
Net cash provided by (used in) operating activities	$(6,795,445)	$(3,379,319)

Cash flows from investing activities:
Proceeds from sale of fixed assets	146,697	-
Purchase of property and equipment	(82,918)	(80,680)
Net cash (used in) provided by investing activities	$63,779	$(80,680)

Cash flows from financing activities :
Payments on notes payable	(173,764)	(860,457)
Proceeds from issuance of convertible notes	6,865,817	3,368,782
Proceeds from sale of preferred stock	45,000	951,750
Net cash provided by (used in) financing activities	6,737,053	3,460,075

Net change in cash	5,387	74
Cash, beginning of period	7,219	7,145
Cash, end of period	$12,606	$7,219

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of cash flow information:
Reverse temporary equity for bankruptcy	$-	$7,500,000
Convertible notes exchanged	-	375,000
Fixed asset purchased under capital lease	-	3,358,002
Note Payable addition from DFC	-	244,954
Note Payable addition from OID	351,712	1,428,154
Warrants issued for debt discount	1,672	164,196
Common shares issued for convertible notes - inducement	$2,703	$47,904

See the accompanying notes to these consolidated unaudited financial statements

F-20

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 1— ORGANIZATION, BUSINESS AND PRINCIPLES OF CONSOLIDATION

First Choice Healthcare Solutions, Inc. (the “Company”) was incorporated on December 15, 2011 in the state of Delaware. The consolidated financial statements are those of the Company and its owned subsidiary FCID Medical, Inc., incorporated on November 5, 2010 in the state of Florida, and its wholly owned subsidiary First Choice Medical Group of Brevard, LLC, incorporated on September 16, 2011 in the state of Delaware. All significant intercompany accounts and transactions have been eliminated in consolidation.

On June 15, 2020, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). The Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, modified or supplemented (the “Plan”) was confirmed by the Bankruptcy Court on February 23, 2021 and became effective on April 28, 2022, the date on which the Company emerged from bankruptcy (the “Effective Date”), with a new board of directors and certain new officers (see Note 13).

The Company is actively engaged in implementing a defined growth strategy aimed at building a network of localized, integrated healthcare services platforms, comprised of nurse practitioner driven primary care clinics providing services including family primary care, anti-aging, dermatology, weight loss, hormone replacement therapy, functional and genetic testing, nutritional counseling, as well as behavioral health.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and useful lives of long-lived assets, provision against bad debt, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Revenue Recognition

On January 1, 2018, the Company adopted the new revenue recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the ASC as Topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied. The standard also requires expanded disclosures regarding the Company’s revenue recognition policies and significant judgments employed in the determination of revenue.

The Company applied the modified retrospective approach to all contracts when adopting ASC 606. As a result, at the adoption of ASC 606 what was previously classified as the provision for bad debts in the statement of operations is now reflected as implicit price concessions (as defined in ASC 606) and therefore included as a reduction to net operating revenues in 2018. For changes in credit issues not assessed at the date of service, the Company will prospectively recognize those amounts in other operating expenses on the statement of operations. For periods prior to the adoption of ASC 606, the provision for bad debts has been presented consistent with the previous revenue recognition standards that required it to be presented separately as a component of net operating revenues.

The Company recognizes revenue when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

When appropriate, the Company disaggregates revenue in its financial disclosures giving consideration to information regularly reviewed by the chief operating decision maker for evaluating the financial performance of the Company or disclosures presented outside the financial statements, as required by ASC 606-10-5.

F-21

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Patient Service Revenue

Our revenues relate to (i) net patient fees received from various third-party payers under contracts in which our performance obligations are to provide services to the patients and (ii) and patient fees for self-pay services, co-pays, and deductibles paid by patients themselves.

Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers.

The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Gross revenues are recorded at our standard rates upon completion of the performance obligations to the patients, and an estimate of the discounts applicable to third-party payers is recorded as contra revenue in the same period, based on the contractual arrangements with those third-party payers. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

The payment terms with third party payers typically involve processing time allowances resulting in payment within 30 to 90 days from the date of service. The payment terms with patients for self-pay services fees, co-pays, and deductibles are due at the time of service.

Concentrations of credit risk

The Company’s financial instruments are exposed to a concentration of customer risk and accounts receivable risk. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management. Revenues and accounts receivable are concentrated between two major payers with the approximate risk level outlined below.

Concentration of Risk
Revenue Concentration:

	Year ended December 31,
	2023	2022
Commercial Payor 1	10.9%	32.0%
Commercial Payor 2	6.5%	21.0%

Receivable Concentration:

	December 31,	December 31,
	2023	2022
Legal	32.3%	14.6%
Commercial Payor 1	10.9%	28.6%
Commercial Payor 2	6.5%	22.5%

Accounts receivables

Accounts receivables are carried at their estimated collectible amounts net of doubtful accounts. The Company analyzes its history and identifies trends for each major payer sources of revenue to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about these major payer sources of revenue in evaluating the sufficiency of the contractual allowances.

Patient receivables are accounts receivables from services provided to patients who have third-party coverage. The Company analyzes contractually due amounts and provides a provision for bad debts, if necessary. The Company records a provision for bad debts in the period of service on the basis of past experience or when indications are the patients are unable or unwilling to pay the portion of their bill for which they are responsible. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted, is charged off against the allowance for doubtful accounts.

F-22

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Net loss per share

Basic net loss per common share is based upon the weighted-average number of common shares outstanding. Diluted net income per common share is based on the weighted-average number of common shares outstanding and potentially dilutive common shares outstanding and computed as follows:

	Year ended December 31,
	2023	2022
Numerator:
Net loss attributable to First Choice Healthcare Solutions, Inc.	$(8,261,964)	$(9,997,614)

Denominator:
Weighted-average common shares, basic	32,958,288	32,958,288
Weighted-average common shares, diluted	32,958,288	32,958,288

Basic:	$(0.25)	$(0.30)
Diluted:	$(0.25)	$(0.30)

The computation excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company uses the “if-converted” method for calculating the earnings per share impact of outstanding convertible debentures, whereby the securities are assumed converted and an earnings per incremental share is computed. Options, warrants and their equivalents are included in EPS calculations through the treasury stock method. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. In addition, there were no vested restricted stock for periods presented. Potentially dilutive securities excluded from the basic and diluted net income per share are as follows:

	December 31,
	2023	2022
Convertible debt	2,810,648,817	430,902,049
Warrants to purchase common stock	11,774,164	11,246,433
Incentive shares payable issued with convertible notes	1,568,250	1,000,000
Restricted stock awards	1,357,308	1,357,308
Options to purchase common stock	—	—
Total	2,825,348,539	444,505,790

Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Upon exercise of a common stock equivalent, the Company issues new shares of common stock out of its authorized shares.

Long-lived assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

F-23

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 15 years.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Leases

In February 2016, the FASB issued ASC 842, Leases, (“ASC 842”) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet for leases previously classified as operating leases. The Company adopted ASC 842 effective January 1, 2022 and recognized and measured operating leases existing at, or entered into after, January 1, 2021 (the beginning of the earliest comparative period presented) using a modified retrospective approach, with certain practical expedients available (see Note X). The Company’s accounting for finance leases under ASC 842 remained substantially unchanged,

In accordance with ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease assets and liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of lease payments not yet paid. Operating lease assets represent our right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of operating lease assets. To determine the present value of lease payments not yet paid, we estimate incremental borrowing rates corresponding to the reasonably certain lease term. If the estimate of our incremental borrowing rate was changed, our operating lease assets and liabilities could differ materially.

Finance leases lease assets and liabilities are recognized at the lease commencement date at the present value of the future lease payments not yet paid using the Company’s incremental borrowing rate, Assets acquired under finance lease are included in property and equipment, while finance lease obligations are included in other current liabilities and other long- term liabilities on the consolidated balance sheets.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company follows a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2023 and 2022. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

Treasury Stock

The Company uses the cost method when it purchases its own common stock as treasury shares and displays treasury stock as a reduction of shareholders’ equity.

F-24

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.
●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including lines of credit and notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2023, and 2022, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

Reclassifications

Certain reclassifications have been made to prior year data to conform to the current year’s presentation. These reclassifications had no impact on reported income or losses.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

Unlisted other accounting standards that have been issued by the FASB or other standards-setting bodies are not currently expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In July 2023, the FASB issued ASU 2023-03, Presentation of Financial Statement (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718), to amend various SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 120, among other things. The ASU does not provide any new guidance so there is no transition or effective date associated with it. The Company is currently assessing the impact of adopting ASU 2023-03 on the consolidated financial statements and related disclosures.

F-25

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, that would enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. ASC 280 requires a public entity to report for each reportable segment a measure of segment profit or loss that its chief operating decision maker (“CODM”) uses to assess segment performance and to make decisions about resource allocations. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently assessing the impact of adopting ASU 2023-07 on the consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of this standard on our consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and subsequent updates. ASU 2016-13 changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The new guidance will replace the current incurred loss approach with an expected loss model. The new expected credit loss impairment model will apply to most financial assets measured at amortized cost and certain other instruments, including trade and other receivables, loans, held-to-maturity debt instruments, net investments in leases, loan commitments and standby letters of credit. ASU 2016-13 is effective for smaller public companies in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company will continue to evaluate the effect of adopting ASU 2016-13 will have on the Company’s results within the consolidated statements of operations and financial condition.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which is intended to provide temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burden related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU, along with recently issued ASU 2021-01, which further clarifies the scope of Topic 848, is available immediately and may be implemented in any period prior to the guidance expiration on December 31, 2022. ASU 2020-04 was effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company has not applied any optional expedients and exceptions to date and will continue to evaluate the impact of the guidance and whether it will apply the optional expedients and exceptions.

In July 2021, the FASB issued ASU 2021-05, Lessors—Certain Leases with Variable Lease Payments (“ASU 2021-05”). ASU 2021-05 was issued to address the day-one loss issue related to a lessor’s accounting for certain leases with variable lease payments, requiring a lease with variable lease payments that do not depend on an index or a rate to be classified as operating under certain conditions. ASU 2021-05 was effective for the Company for interim periods beginning after December 15, 2021, the January 1, 2022 adoption did not have an impact to the Company’s results of operations and financial condition.

In May 2021, the FASB issued ASU 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 codifies how an issuer should account for modifications made to equity-classified written call options. The guidance in ASU 2021-04 requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. ASU 2021-04 was effective for fiscal years beginning after December 15, 2021, the adoption on January 1, 2022 did not have an impact to the Company’s results of operations and financial condition.

F-26

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity by removing the separation models for convertible debt with cash conversion and beneficial conversion features by requiring entities not to separately present in equity an embedded conversion feature in such debt and instead will account for a convertible debt instrument and convertible preferred stock as a single unit of account unless a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or was issued at a substantial premium. The ASU was early adopted for the fiscal year ending December 31, 2021. The adoption of ASU 2020-06 on January 1, 2022 did not have an impact to the Company’s results of operations and financial condition.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740) – Simplifying the Accounting for Income Taxes, which is intended to reduce complexity in the accounting for income taxes while maintaining or improving the usefulness of information provided to financial statement users. The guidance amends certain existing provisions under ASC 740 to address a number of distinct items. The Company adopted ASU 2019-12 effective January 1, 2021. Adoption of the amendments in this ASU did not have an impact to the Company’s results of operations and financial condition.

NOTE 3 — PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2023 and 2022 are as follows:

	2023	2022
Building improvements	$110,838	$114,980
Computer equipment	70,636	100,510
Medical equipment	221,297	579,508
Office equipment	20,866	39,854
Property plant and equipment, gross	423,637	834,852
Less: accumulated depreciation	(161,394)	(364,149)
Property plant and equipment, net	$262,243	$470,703

During the year ended December 31, 2023 and 2022, depreciation expense charged to operations was $42,181 and $88,562, respectively.

During January 2022, as a result of its Bankruptcy Plan approval (see Note 13), the Bankruptcy Court approved the rejection of two satellite clinic location leases in Melbourne, Florida and Merritt Island. As a result, $30,578 in unamortized leasehold improvements were written off as loss on disposal.

During 2023, the Company disposed of physical therapy equipment and furniture and fixtures with a book value of $113,869, recognizing a loss on disposal. During October of 2022, the Company disposed of physical therapy equipment with a book value of $82,560, recognizing a loss on disposal.

NOTE 4 — INVESTMENTS

On September 10, 2021 the Company entered in a Member Interest Purchase Agreement to acquire the Membership Interests in Care America at Maitland, LLC, a licensed but inoperative pharmacy services provider, for the purchase price of $150,000 with a closing date of October 1, 2021. In 2022, the company re-evaluated this strategic direction which absolved the requirement for a retail-based pharmacy. As a result, during the year ended December 31, 2022, Care America of Maitland, LLC was dissolved and the Company realized $150,000 in loss on impairment in its investment in its Membership Interest in Care America at Maitland, LLC.

On March 1, 2023, the Company entered an agreement with Coastal Neurology, Inc. (“Coastal”) to provide for the escrow of a non-refundable good faith deposit of $150,000 to cover transaction costs in conjunction with the Company’s proposed stock purchase agreement of Coastal. Under the terms of the agreement, if the Company failed to undertake a funding offering as specified in the agreement by March 31, 2023, and therefor was unable to close the acquisition by May 30, 2023 because of lack of funds, then the escrow deposit was to be released in full to Coastal no later than May 31, 2023. As the Company was only able to make $103,000 of the required good faith deposit in full to the escrow agent, the proposed Coastal acquisition was abandoned and the $103,000 was written off.

F-27

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 5 — LINES OF CREDIT

Line of credit, CT Capital

On June 13, 2013, we entered into a Loan and Security Agreement (the “Loan Agreement”) with C.T. Capital, Ltd, (“Lender”) a Florida Limited Partnership. Under the Loan Agreement and subsequent amendments, Lender committed to make an accounts receivable line of credit to a maximum aggregate amount of $2,500,000. The Lender was also allowed to convert all or any portion of the outstanding principal or interest up to $2,000,000 on the loan into the Company’s common stock at a price equal to $0.75 per share. During 2021, the Loan Agreement was determined to be a general unsecured creditor under the Bankruptcy Plan, eligible to receive pro rata share distributions. At the time of the Bankruptcy Plan approval, the balance of the Loan Agreement was $1,108,851 and Lender was paid its portion of the distribution of $21,872 in April 2022.

NOTE 6— NOTES PAYABLE

Non-Convertible Notes Payable

During the years ended December 31, 2022 and December 31, 2021, the Company issued eighteen non-convertible notes payable to individuals for a total face value of $2,076,158. The notes were due within 60 days from the dates of issuance, were interest free, have original issuance discounts totaling $408,000 and were unsecured. During the years ended December 31, 2023, 2022, and 2021, the Company repaid or refinanced principal of $156,000, $310,000, and $817,521, respectively. The balance of the non-convertible notes payable as of December 31, 2023 and 2022 is $792,637 and $792,637, respectively.

PPP Loans

In 2020, the Company and its two subsidiaries received Paycheck Protection Plan (“PPP”) loans under the Cares Act totaling $1,386,580. The PPP loans were expected to be forgiven by the U.S. Small Business Association (“SBA”) and as such, were not made eligible for any distributions under the amended joint Plan of Reorganization which was approved on February 23, 2021(the “Plan”). The Plan further required the Company to file proper forgiveness applications with the SBA no later than February 19, 2021. The Company successfully filed for and received forgiveness confirmation for one of the PPP loans for $103,618 plus interest. The remaining two PPP loans forgiveness applications were never properly completed and filed by former management. As of January 17, 2023, the SBA’s website shows those two remaining PPP loans reflected as “Charged Off”. As a result of this recent discovery, the Company has reinitiated forgiveness applications with the SBA and expects those loans to be forgiven in full. As of December 31, 2023 and December 31, 2022, the Company had a total of PPP loans payable of $1,283,624 and $1,283,624, respectively, including accrued interest, which are expected to be forgiven by the SBA in mid 2024.

Non-convertible notes payable as of December 31, 2023 and 2022 are comprised of the following:

	December 31,	December 31,
	2023	2022
Notes Payable	$2,909,119	$1,113,925
Note Payable - Equipment	-	36,538
PPP Loans Payable	1,283,624	1,283,624
Less current portion	(2,909,119)	(1,150,463)
Long term portion	$1,283,624	$1,283,624

F-28

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Fees and discounts are deferred and amortized over the life of the related note payable. During the years ended December 31, 2023 and 2022, the Company recognized a total of $2,135,500 and $441,703, respectively, from the amortization of original issuance debt discounts. The outstanding balance of debt discount at December 31, 2023 and 2022 was $0 and $0, respectively.

Convertible Notes Payable

10% OID Senior Secured Convertible Notes

During 2020 to 2022, the Company entered into Security Purchase Agreements with lenders for the sale of 10% original issue discount senior secured promissory notes (“10% Notes”)and warrants to purchase shares of the Company’s common stock equal to 50% of the face value. The 10% Notes accrue interest at 10% per annum payable quarterly, are convertible into shares of the Company’s common stock at the option of the holder at any time at a fixed ceiling price of $0.75 per share. The 10% Notes have full ratchet and anti-dilution provisions, a principal adjustment provision upon default, providing for a principal increase to 110% at maturity if unpaid, 120% at six months if unpaid and 130% at 12 months if unpaid. The 10% Notes were due March 31, 2022 and to date, all default provisions have been waived. The amounts due under the 10% Secured Convertible Notes are secured by assets of the Company pursuant to a security agreement.

During the year ended December 31, 2022, the Company issued one 10% Note with a face amount of $660,000 and an original issuance discount of $60,000 for cash of $600,000. The holder received 330,000 warrants to purchase the Company’s common stock, recognizing $7,616 in a debt discount from warrant valuation.

Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are exercisable upon the completion of a “Qualified Financing” at a cash exercise price equal to the lower of 93.75% of the per share price of Company’s common stock sold to third-party investors in that Qualified Financing, or $0.75 per share, subject to adjustment. The value of the warrants was recorded as debt discounts that are being amortized to interest expense over the life of the notes.

At December 31, 2023 and 2022, the balance of 10% notes was $5,973,000 and $5,973,000, original issuance discounts were $0 and $175,491, discounts from warrants were $0 and $155,261, discounts from deferred finance costs were $0 and $40,311, and accrued interest was $828,527 and $1,489,291, respectively. During the years ended December 31, 2023 and 2022, the Company recognized $0 and $235,491 in interest expense from the amortization of original issuance discounts, $0 and $162,877 in interest expense from the amortization of debt discounts from warrants, $0 and $40,311 from the amortization of deferred finance costs, and $660,764 and $594,769 in accrued interest, respectively.

35% OID Super Priority Senior Secured Convertible Notes

During the years ended December 31, 2023 and 2022, the Company entered into Security Purchase Agreements with lenders for the sale of 35% original issue discount senior secured promissory notes (“35% Notes”), warrants to purchase shares of the Company’s common and shares of the Company’s common stock as incentives. The 35% Notes have a 35% original issuance discount being amortized to interest expense through maturity, are non-interest bearing, are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event and are prepayable by the Company at any time at a premium of 120% of the outstanding balance. Upon an occurrence of default, the holder shall have the right to convert the 35% Note and outstanding interest at the lower of a discount to market or subsequent financings. The amounts due under the 35% Notes are secured by assets of the Company pursuant to a security agreement.

During the years ended December 31, 2023 and 2022, the Company issued 35% Notes with a face value of $538,462 and $5,062,000, original issuance discounts of $188,462 and $1,772,000 and $70,000 and $241,000 of deferred financing costs for cash of $280,000 and $2,659,000, refinancing of 10% notes of $0 and $390,000, respectively. The holders received 269,231 and 3,005,960 warrants to purchase the Company’s common stock and 100,000 and 1,000,000 shares of the Company’s common stock during the years ended December 31, 2023 and 2022, respectively.

F-29

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are exercisable upon the completion of a Qualified Financing at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in a Qualified Financing.

At December 31, 2023 and 2022, the balance of 35% notes was $5,600,462 and $5,062,000, original issuance discounts were $0 and $203,195, discounts from warrants were $0 and $4,806, discounts from deferred finance costs were $0 and $12,940 and discounts from incentive shares were $0 and $3,084, respectively.

The original issuance discount, deferred financing costs and the relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the years ended December 31, 2023 and 2022, the Company recognized $224,025 and $1,568,805 in interest expense from the amortization of original issuance discounts, $1,672 and $151,774 in interest expense from the amortization of debt discounts from warrants, $0 and $228,060 from the amortization of deferred finance costs, and $48,774 and $900 in amortization of incentive shares, respectively.

20% OID Senior Secured Convertible Notes Payable

During 2023, the Company entered into Security Purchase Agreements with lenders for the sale of 20% original issue discount senior secured promissory notes (“20% Notes”), warrants to purchase shares of the Company’s common stock with a five-year term, exercisable at any time at the option of the holder at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in a qualified financing and incentive shares of the Company’s common stock. The 20% Notes accrue interest at 10% per annum, principal and interest are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event.

The holder shall have the right to convert the 20% Notes and outstanding interest on a Qualified Financing at a price equal to 85% of the offering price, or a 15% discount to the volume weighted average price of the Company’s common stock for the five days preceding the dates of conversions, subject to a maximum price of $1.00. The amounts due under the 20% Notes are secured by assets of the Company pursuant to a security agreement.

During the year ended December 31, 2023, the Company issued 20% Notes with a face value of $468,250 and original issuance discounts of $93,250 for cash of $375,00. The holders received warrants to purchase 233,500 shares of the Company’s common stock and 468,250 incentive shares of the Company’s common stock. At December 31, 2023 and 2022, the balance of 20% notes was $468,250 and original issuance discounts were $85,000. Accrued interest totaled $1,727 at December 31, 2023.

The original issuance discount, relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the year ended December 31, 2023, the Company recognized $8,250 in interest expense from the amortization of original issuance discounts of the 20% Notes and $1,803 in amortization of incentive shares and $1,727 in accrued interest on the 20% Notes.

Convertible notes payable as of December 31, 2023 and 2022 are comprised of the following:

	December 31, 2023	December 31, 2022
10% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at $0.75 per share	$5,973,000	$5,973,000
35% OID Super Priority Senior Convertible Notes Payable, due in 2 years from date of issuance, interest at 35%, secured by assets, convertible upon qualifying financing	5,600,462	5,062,000
20% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at max $1.00 per share	468,250	-
Total	12,041,712	11,035,000
Less: unamortized discounts	-	(595,108)
Total	$12,041,712	$10,439,892
Less current portion	(12,041,712)	(10,439,892)
Long-term portion	$-	$-

F-30

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

As a result of the issuance of the above convertible debt, the Company incurred approximately $527,051 in fees and commissions as well as $3,002,702 in original issuance discounts. Fees and discounts are deferred and amortized over the life of the related convertible note. During the years ended December 31, 2023 and 2022, the Company recognized a total of $281,712 and $1,894,500, respectively, from the amortization of original issuance debt discounts. The outstanding balance of debt discount at December 31, 2023 and 2022 was $85,000 and $0, respectively.

NOTE 7— LEASES

Operating Leases

As a result of the adoption of ASC 842 on January 1, 2021, the Company recognized a lease liability which represents the present value of the remaining operating lease payments discounted using our incremental borrowing rate of 5.0%, and a right-of-use asset.

Operating leases consist of an office and a clinic location and have remaining terms of approximately 7 and 1 years, respectively, and both include options to extend the leases for additional periods. Generally, the lease term is the minimum of the noncancelable period of the lease or the lease term inclusive of reasonably certain renewal periods. If the estimate of our reasonably certain lease term was changed, our depreciation and rent expense could differ materially.

Maturities of the above lease liabilities are as follows as of December 31, 2023:

2024	$299,244
2025	596,223
2026	368,340
2027	377,442
Thereafter	1,452,951
Total Lease Payments	3,094,200
Less Interest	(352,437)
Total Lease Liabilities	$2,741,763
Less: Current Portion	(299,244)
Long-Term Liabilities	$2,442,519

Sale/Leaseback

On March 31, 2016, the Company entered into a lease of Marina Towers under a sale/leaseback transaction, via a 10-year absolute triple-net master lease agreement, to expire in 2026. The Company has two successive options to renew the lease for five-year periods on the same terms and conditions and did not have any residual interest or the option to repurchase the facility at the end of the lease term.

During October 2021, the Company, through the eighteenth judicial circuit court in Brevard County, Florda, received an order approving joint stipulation for alternative resolution to the Company’s real estate lease in Melbourne, Florida. The order terminated the Company’s use of floors three and four of the building immediately, while terminating its right to possession and use of floors three and five at December 31, 2021. The order also terminated the existing lease payment schedule, replacing it with the following:

●	Payment of $50,000 on October 12, 2021

●	The following rent installment payments:

I.	$200,000 by October 19, 2021
II.	$250,000 by November 15, 2021
III.	$306,166 by December 15, 2021
IV.	$275,000 by January 7, 2022
V.	$31,166 by January 15, 2022
VI.	$300,000 by February 8, 2022
VII.	$31,166 by February 15, 2022

F-31

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Upon receipt of the order, the Company recorded a liability and lease settlement expense for the amount of the order, or $1,443,498. As of December 31, 2023, the Company has paid approximately $200,000 of this obligation and has an open accounts payable liability remaining of approximately $1,200,000. The Company is working to reach a settlement with the landlord.

Finance Leases

The Company adopted ASC 842 on January 1, 2021.

On May 31, 2018, the Company entered into a lease agreement for the use of equipment with 60 monthly payments of $2,112 payable through April 2023 with an effective interest rate of 5.00% per annum. The Company failed to make all payments as required under the lease agreement which resulted in the lender filing a complaint in the County Court of Brevard County, Florida (“Court”). In June 2023 the Court issued an order to the Company to return the equipment. The Company has accrued $19,473 to cover final payment and subsequently has reached an agreement to settle this debt for $9,000.

NOTE 8 — CAPITAL STOCK

Series A Preferred Convertible Stock

The Company is authorized to issue 40,000 shares, $0.01 par value Series A preferred stock.

Each share of the Series A preferred stock is convertible into 10,000 shares of common stock in the Company. The Series A 10% Convertible Preferred Stock shall have a 10% dividend rate and have preference in liquidation so that holders of Series A 10% Convertible Preferred Stock are paid in full prior to any payments to holders of common stock of the Corporation. The Series A 10% Convertible Preferred Stock shall be automatically converted into shares of common stock of the Corporation on the effective date of the Corporation’s S-1 filing with the Securities Exchange Commission.

In the second quarter of 2022, the Company issued 141 shares of Series A preferred stock with a par value of $0.01 per share and a purchase price of $6,750 per share to 15 investors for $1,057,200 which includes a 10% discount of $105,450 and cash of $951,750. The terms of these Series A issuances included a 10% share price discount and a 10% dividend. The Company paid $53,994 in fees to brokers related to these issuances.

In the second quarter of 2023, the Company sold 6 shares of Series A, 10% convertible preferred stock, with a par value of $0.01 per share and a purchase price of $7,500 per share to 1 investor for $50,000 which includes a 10% discount of $5,000 and cash of $45,000. The Company paid $0 in fees to brokers related to these issuances.

As of December 31, 2023, and 2022, the total Series A preferred shares outstanding were 147 and 141 shares, respectively.

F-32

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Proposed Series B Preferred Convertible Stock

In the fourth quarter of 2023, contingent to a Qualified Financing occurring no later than November 30, 2023, the Company proposed the exchange of (i) all outstanding 10% Senior Secured Convertible Notes including accrued interest, (ii) all outstanding 35% Senior Secured Convertible Notes including accrued interest, (iii) all outstanding Promissory Notes including accrued interest, (iv) all outstanding Series A Preferred Convertible Stock including accrued dividends payable, and (v) all open trade payables, for shares of a newly proposed Series B preferred stock with an exchange value of $10 per share. The proposed exchange also included the exchange of all warrants to purchase common stock previously issued in conjunction with (i), (ii), (iii), and (iv) above for new warrants at a quantity calculated at 80% of the original face value of each of the notes and a holder’s initial investment in the Series A Preferred Convertible Stock. The proposed exchange agreements all stated that the proposed exchange would be null and void if the Company did not close a Qualified Financing by November 30, 2023. Since no such transaction took place by November 30, 2023, the proposed exchange did not occur.

Common stock

During the years ended December 31, 2023, and December 31, 2022, the Company did not issue any shares of its common stock.

In connection with the issuance of the 35% OID Super Priority Convertible Notes in 2022, the Company was to issue 1,000,000 incentive shares of unrestricted common stock. In connection with the issuance of the 35% OID Super Priority Convertible Notes in 2023, the Company was to issue 100,000 incentive shares of unrestricted common stock. In connection with the issuance of the 20% OID Convertible Notes in 2023, the Company was to issue 468,250 incentive shares of unrestricted common stock. As of December 31, 2023, none of the incentive shares were issued and were recorded as a Common Share Payable current liability.

In the first quarter 2018, the Company and Steward Health Care System LLC (“Steward”) entered into a Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company issued five (5) million shares of common stock in exchange for cash proceeds of $7.5 million.

The Company agreed that, upon demand from Steward after the six month anniversary of the Closing Date, the Company shall use its reasonable best efforts to prepare and file with the SEC, a registration statement and such other documents as may be necessary in the advice of counsel for the Company, and use its commercially reasonable efforts to have such registration statement declared effective in order to comply with the provisions of the Securities Act of 1933, as amended, so as to permit the registered resale of the common shares.

In addition, the Company has agreed that, on or after April 1, 2022, upon ninety (90) days prior written notice, Steward may sell fifty percent (50%) of the common stock to the Company one-time during each of the following two (2) calendar years thereafter at a price equal to the purchase price under the Purchase Agreement pro-rated for the number of shares being purchased. Notwithstanding the foregoing, the put option shall automatically terminate and be of no further force and effect in the event the market capitalization (as defined in the Purchase Agreement) of the Company is equal to or more than $100,000,000 at any time after the date of the Purchase Agreement. The put option was eliminated as part of the final bankruptcy decree (see Note 13).

NOTE 9 — STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Options

On March 14, 2012, we adopted our 2011 Incentive Stock Plan (the “2011 Plan”), pursuant to which 500,000 shares of our Common Stock are reserved for issuance as awards to employees, directors, officers, consultants, and other service providers of our Company and its subsidiaries (an “Optionee”). The term of the 2011 Plan is ten years from January 6, 2012, its effective date. On December 29, 2023, by resolution, the Company’s Board of Directors formally terminated the 2011 Plan.

F-33

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Restricted Stock Units (“RSU”)

Transactions involving restricted stock units issued are summarized as follows:

Restricted shares units issued as of December 31, 2021	1,357,308
Granted	—
Forfeited	—
Restricted shares units issued as of December 31, 2022	1,357,308
Granted	—
Forfeited	—
Total Restricted Shares Issued at December 31, 2023	1,357,308

During the years ended December 31, 2023 and December 31, 2022, the Company granted 0 performance-based, restricted stock units.

As of December 31, 2023, stock-based compensation related to restricted stock awards of $0 remains unamortized.

Warrants

The Company issued warrants in 2023 and 2022 to employees, consultants, and in connection with debt issuances. Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are fully vested upon issuance, exercisable upon the completion of a Qualified Financing typically at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in that Qualified Financing. The Company issued 527,731 and 4,210,960 warrants in 2023 and 2022 respectively. In the years ended December 31, 2023 and 2022, the issued warrants had an estimated fair value of $1,672 and $164,196, on the date of issuance, respectively.

Transactions involving stock warrants issued are summarized as follows:

Number of
Shares
Outstanding at December 31, 2021:	7,035,473
Issued	4,210,960
Exercised	—
Forfeited	—
Expired	—
Outstanding at December 31, 2022:	11,246,433
Issued	527,731
Exercised	—
Forfeited	—
Expired	—
Outstanding at December 31, 2023:	11,774,164

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Employee employment contracts

The Company, from time to time, enters into employment contracts with its healthcare providers. These contracts are generally for a three (3) year term; may be terminated for “Cause,” as defined therein; include customary provisions for restrictive covenants; and provide for compensation that is derived from the revenue generated by work performed by the healthcare providers.

Litigations, Claims and Assessments

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business including potential disputes with patients. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

F-34

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition, and results of operations.

Estimates of reasonably possible additional losses, both for each individual matter described below and, in the aggregate, are not material to our consolidated financial position, results of operations or cash flows.

On May 31, 2018, the Company entered into a lease agreement for the use of equipment with 60 monthly payments of $2,112 payable through April 2023 with an effective interest rate of 5.00% per annum. The Company failed to make all payments as required under the lease agreement which resulted in the lender filing a complaint in the County Court of Brevard County, Florida (“Brevard Court”). In June 2023 the Brevard Court issued an order to the Company to return the equipment. The lender subsequently liquidated the equipment from which the proceeds were netted against the total claim. On January 25, 2024, the Brevard Court granted a $19,473 judgement in favor of the lessor of an equipment lease. In March 2024, the Company and the creditor have negotiated a revised settlement amount of $9,000.

On September 20, 2021, GMR Melbourne, LLC (“GMR”) filed a complaint in The Eighteenth Judicial Circuit Court in Brevard County, Florda for breach of contract as it relates to a facilities Lease Agreement entered into in March 2017, claiming the Company defaulted on the lease payments totaling $1,455,095. During October 2021, the Company, through The Eighteenth Judicial Circuit Court in Brevard County, Florda, received an order approving joint stipulation for alternative resolution to the Company’s real estate lease in Melbourne, Florida. The order terminated the Company’s use of floors three and four of the building immediately, while terminating its right to possession and use of floors three and five at December 31, 2021. The order also replaced the existing lease payment schedule with a series of eight payments to be completed by February 15, 2022. Upon receipt of the order, the Company recorded a liability and lease settlement expense for the amount of the order, or $1,443,498. As of December 31, 2023, the Company has paid approximately $200,000 of this obligation and has an open accounts payable liability remaining of approximately $1,200,000. The Company is working to reach a settlement with the landlord.

On May 11, 2023, Coastal Neurology, Inc. (“Coastal”) filed a complaint in The Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida, for breach of contract as it relates to an Escrow Agreement and a failure to pay Coastal $100,000, seeking damages, costs, and interest. The Company asserts that no funds were required to be deposited under the escrow agreement, and that the escrow agreement is not valid and enforceable under Florida law.

At December 7, 2023, the Company received correspondence from attorneys retained by CBL & Associates Properties, Inc. (“CBL”) as it relates to the collection of remaining lease payments plus collection costs on a care facility Lease Agreement where the Company vacated the premises on August 24, 2022, and defaulted on the remaining lease payments totalling $66,999. The total amount being sought by the collection attorney including collection costs is $84,051 which is accrued by the company The Company is working to reach a settlement with CBL.

On May 31, 2023, MBABJB Holdings Family Limited Partnership (“MBAB”) filed a complaint in The Circuit Court of the Eighteenth Judicial Circuit in and for Brevard County, Florida for breach of contract as it relates to a facilities Lease Agreement entered into on January 4, 2017, claiming the Company defaulted on the lease payments totaling $87,350. On August 24, 2023, the plaintiffs filed a motion for a summary judgment to Default. At December 12, 2023, the Plaintiff’s motion was granted for the sum of $102,884 including attorney fees and costs which is accrued by the company.

On June 15, 2020, Ackerman, LLP was engaged by the Company to represent the Company in its bankruptcy filing and proceedings. Ackerman was awarded fees by the court totaling $548,000, inclusive of a payment plan. The Company defaulted on the payment plan obligation and as a result, Ackerman filed a motion for summary judgment for the unpaid fees. The motion was granted by the court. The Company was able to partially satisfy the judgment, however, $203,115 of these legal fees remain unpaid.

The Company is named as a defendant in several employment related matters primarily resulting from unpaid wages following restructuring related staff reductions and terminations, the majority of the cases have been settled and paid directly or through DOL minimum wage collection and distribution to hourly employees.

F-35

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 11 - INCOME TAXES

The following is a breakdown of the loss before the provision for income taxes:

	Year Ended December 31,
	2023	2022
Loss before provision for income taxes	$(8,171,232)	$(9,943,702)

The Company has not filed federal or state tax returns and has not recorded any impacts to its deferred tax amounts carried on the balance sheet for any years after the calendar year ended December 31, 2019. As a result, the deferred tax amounts carried on the balance sheets as of December 31, 2023 and December 31, 2022 have remained unchanged.

	Year ending December 31,
	2023	2022
Current
Federal	$—	$—
State	—	—
Total current	—	—

Deferred
Federal	(1,853,757)	(1,853,757)
State	(189,451)	(189,451)
Total deferred	(2,043,708)	(2,043,708)
Change in valuation allowance	2,043,708	2,043,708
Total income tax expense/(benefit)	$—	$—

The Company accounts for income taxes in accordance with ASC 740, which requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be fully realized and, accordingly, has provided a valuation allowance as of December 31, 2023 and 2022.

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740,”Income Taxes”. Deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws on the date of enactment.

The Company’s deferred tax assets are as follows:

	Year Ended December 31,
	2023	2022
Deferred tax assets:
NOL Carryforward	$6,391,691	$6,391,691
AMT Credit	111,950	111,950
Fixed assets and intangibles	—	—
Stock Compensation	—	—
Accruals and other	—	—
Total deferred tax assets	$6,503,641	6,503,641
Valuation allowance	(6,391,641)	(6,391,641)
Net deferred tax asset	$111,950	$111,950

F-36

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Net operating losses and tax credit carryforwards as of December 31, 2023, are as follows:

Amount
Net operating losses, federal & state	$6,391,691

The net operating loss and tax credit carryforwards was last calculated upon the filing of the Company’s 2019 Federal tax returns. Subsequent returns have not been filed as of the date of this report due to ongoing liquidity constraints. The Company has only experienced additional operating losses in the fiscal periods since 2019.

Utilization of U.S. net operating losses and tax credit carryforwards may be limited by “ownership change” rules, as defined in Section 382 of the Internal Revenue Code. Similar rules may apply under state tax laws. The Company has not conducted a study to-date to assess whether a limitation would apply under Section 382 of the Internal Revenue Code as and when it starts utilizing its net operating losses and tax credits. The Company will continue to monitor activities in the future. In the event the Company previously experienced an ownership change, or should experience an ownership change in the future, the amount of net operating losses and research and development credit carryovers available in any taxable year could be limited and may expire unutilized.

The Company establishes reserves for uncertain tax positions based on the largest amount that is more-likely-than-not to be sustained. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2023, and 2022, respectively, the Company has no accrued interest or penalties related to uncertain tax positions.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023. The Company is not currently aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

NOTE 12 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities, and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has a working capital deficit as of December 31, 2023 and has generated recurring net losses since its emergence from bankruptcy in April 2022.

During the fiscal year ended December 31, 2023, the Company experienced operating losses of approximately $8.2 million and corresponding cash outflows from operations of $6.8 million. This performance reflected challenges in operating and restructuring the company as a result of the previous issues that confronted the Company in the healthcare market, such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, as well as the negative impact of the CEO indictment in November 2018 and the bankruptcy from June 2020. As a result of the former CEO’s actions the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and again in January 2023 to generate reductions in operating costs while the Company focused on developing and executing its future business strategy.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the 2023 financial statements included in this filing.

F-37

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 13 – BANKRUPTCY

On June 15, 2020 (the “Petition Date”), the Company, First Choice Healthcare Solutions, Inc., and its wholly owned subsidiaries, First Choice Medical Group of Brevard, LLC, FCID Medical, Inc., and Marina Towers, LLC (collectively, the “Debtors”), filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). As of the Petition Date, the Debtors were defendants in multiple lawsuits. The main goals of the Debtors in filing Bankruptcy was to confirm a plan of reorganization assuring a fair distribution of the Debtors’ assets to its creditors, attempt to bring as many assets in the form of settlements with the Debtors’ various claimants into the estate, and also establish a claims resolution process to resolve the securities arbitration and litigation claims in a fair and cost-effective manner.

The Debtors Amended Joint Plan of Bankruptcy Under Chapter 11 of the United States Bankruptcy Code (the “Plan”) was confirmed by the Bankruptcy Court on February 23, 2021 and became effective on April 28, 2022, the date on which the Company emerged from bankruptcy (the “Effective Date”). The Company installed a new board of directors, with the operations of the Debtors continuing to be overseen by the Debtors existing executive officers.

The Company did not experience an ownership change under Section 382 of the Internal Revenue Code (the “Code”). and believe the total available and utilizable net operating loss (“NOL”) at December 31, 2023 is approximately $6.4 million with was no limit under Section 382 of the Code on the use as of December 31, 2023 (see Note 11: Federal Income Taxes to the consolidated financial statements in Item 8 of this Annual Report on 10-K).

Due to there being no change to the equity interests in the Company as a result of the Bankruptcy, the criteria for applying fresh-start reporting on emergence were not met.

In connection with the Plan becoming effective, among other things:

●	The Debtors were approved to fund distributions under the Plan with a capital raise in an amount of up to $2,500,000 with an overallotment amount of an additional $500,000, for an aggregate of $3,000,000 million dollars through the insurance of secured convertible promissory notes (“Secured Convertible Notes”) issued at an original issue discount of 10%. The Secured Convertible Notes are due two years from the date of issuance, accrue interest at a rate of 10% per annum to be paid quarterly either in cash or in shares of the Company’s common stock, as determined by the Debtor, secured by a first priority lien on all Debtor assets other than those already subject to first priority liens.

Principal and accrued interest is to be converted on or before the maturity date into shares of Debtor common stock issued its next common stock offering in an aggregate amount of at least $10,000,000 (“Qualified Financing”). The number of shares of Common Stock issuable upon conversion of each Note in a Qualified Financing shall be equal to (i) the amount of principal and accrued interest, divided by (ii) the lessor of 75% of the price per share of common stock paid by other investors for a majority of the common stock issued in the Qualified Financing or seventy-five cents ($0.75).

Each Secured Convertible Note holder will also receive 5-Year warrants (“Warrants”) to purchase shares of the Company’s common stock in an amount equal to 50% of the face value of its Secured Convertible Note. The Warrants will be exercisable upon the consummation of a Qualified Financing, five-year term and a cash exercise provision. The exercise price of the Warrants are equal to 93.75% of the per share price of common stock sold to third-party investors in the Qualified Financing.

●	FCHS was approved to sell $124,195 in accounts receivable and certain property.

●	FCHS was approved for the rejection request of two satellite clinic location leases in Melbourne, Florida and Merritt Island, Florida and to sublease an entire floor of its Melbourne Florida corporate headquarters. All other unexpired real estate leases were not rejected.

F-38

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

●	The Bankruptcy Court rejected a 2018 stock purchase agreement with Stewart Health Care System, LLC (“Stewart”), whereby, Stewart held a $7,500,000 put option to require the repurchase of the Company’s common stock.

The Plan provided for the following debtor classes of claims and settlement terms:

Class 1 – Priority Claims / Taxing Authorities, includes taxing authorities claims, including but not limited to an Allowed Claim of the Internal Revenue Service. Class 1 claims are deemed to be allowed priority claims to be paid in full in three equal quarterly cash installments, commencing on the first day of the first month following the effective date of the Plan, over a period of nine months, with interest.

Class 2 – Secured Claims (Equipment), includes claims from the financing of medical equipment and are deemed allowed secured claims, to be paid in full in two equally installment payments. The first installment payment due within forty-five days after the effective date of the Plan and the second and final installment payment shall be made within ninety days after the effective date of the Plan.

Class 3 – General Unsecured Claims holders are to receive distributions equal to their pro rata share of $500,000, with plan interest, payable within ninety (90) days from the effective date of the Plan.

Class 4 – Ongoing Trade Claims are those that are allowed at the election of the Debtor and are to be paid in full in two equal installment payments. The first installment payment will occur within ninety days after the effective date of the Plan and the second and final installment payment shall be made within one hundred-fifty days after the effective date of the Plan.

Class 5 – Class Action Claims are to be settled through the establishment of a settlement fund (the “Settlement Fund”) in the amount of $1 million, to be contributed from the Debtors director and officer liability insurance policy provider. Accordingly, the Debtors accepted a settlement of a putative class action lawsuit by a group of its shareholders that was pending in the United States District Court for the Middle District of Florida. Class 5 consists of individuals or entities which purchased or otherwise acquired Debtor common stock between April 1, 2014, and November 14, 2018. The class action lawsuit was settled through an insurance claim in the amount of $1,000,000 not requiring any monetary settlement by the Company.

Additionally, prior to the effective date of the Plan, the Debtor agreed to the payment of $79,518 as settlement of a complaint filed in the Middle District of Florida alleging securities law violations, breaches of fiduciary duties, and unjust enrichment by certain current or former officers and directors of the Debtor.

Class 6- Truist PPP Loan Claim Class contains all claims related to the Debtors’ Payroll Protection Loans in the of $1,387,599, anticipated to be forgiven in accordance with SBA regulations with no distribution of Plan assets.

Class 7 – Equity Interests, permits Debtors equity to be retained in the same proportion existing as of the Petition Date.

As a result of the Plan, the Company was relieved of approximately $4,098,541 in book value liabilities and $25,350,151 in of liabilities to general unsecured claim holders were approved to receive their pro rata share of $500,000, resulting in the recognition of a total gain on discharge of prepetition liabilities of $2,203,581, with $0 and $32,157 being recognized in the years ended December 31, 2023 and December 31, 2022, respectively, and the remaining amount of $2,174,424 having been recognized in the year ended December 31, 2021.

F-39

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 14 – SUBSEQUENT EVENTS

On January 1, 2024, Phillip Keller, the Company’s Chief Financial Officer began a leave of absence for personal reasons.

On January 25, 2024, the County Court of Brevard County (“Court”), Florida granted a $19,473 judgement in favor of the lessor of an equipment lease. On May 31, 2018, the Company entered into a lease agreement for the use of equipment with 60 monthly payments of $2,112 payable through April 2023 with an effective interest rate of 5.00% per annum. The Company failed to make all payments as required under the lease agreement which resulted in the lender filing a complaint in the Court. In June 2023 the Court issued an order to the Company to return the equipment. The lender subsequently liquidated the equipment from which the proceeds were netted against the total claim. This judgment and claim was settled for $9,000 in March 2024, and paid in full on April 26, 2024.

On January 25, 2024, the company entered into an asset purchase agreement to acquire all the physical and intellectual assets known as The Good Clinic from Leading Primary Care, LLC, a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

On March 26, 2024, Phillip Keller, the Company’s Chief Financial Officer was formally terminated in accordance with the terms of his CFO Employment Agreement.

In March and April 2024, the Company issued 20% OID Senior Secured Convertible Notes payable with a face amount, including the 20% OID, totaling $1,078,125.00. The 20% OID Senior Secured Convertible Notes mature on the earlier of the effective date of an S-1 registration Statement or six months from the dates of issuance, have a 20% original issuance discount, bear interest at 10% per annum due and payable on the maturity date in cash or common stock at the option of the Company, 150% Warrant Coverage, and three (3) commitment shares for every dollar that was invested. The notes are automatically converted to the Company’s common stock upon a qualified financing of the Company of no less than $5,000,000 in aggregate proceeds from the sales of its common stock at the conversion rate of the lessor of 85% of the price per share paid by investors in the qualified financing, or $1.00 per share, subject to automatic adjustment for stock splits and dividends. The Company issued 590,625 warrants in connection with the issuances of these debt issuances. Thes warrants to purchase shares of the Company’s common stock warrants have a five-year term, are fully vested upon issuance, exercisable upon the completion of a qualified financing typically at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in that qualified financing.

F-40

POINTE MEDICAL LIVE WELL GROUP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

DECEMBER 31, 2023 & DECEMBER 31, 2022

F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders,

Pointe Medical Live Well group

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of Pointe Medical Live Well group (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “condensed consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities Exchange Commission and the PCAOB, and the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

September 6, 2024

F-42

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED BALANCE SHEETS

(in dollars)

	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$13,247	$77,038
Accounts receivable, net	51,362	56,002
Accounts receivable, other	709,182	714,581
Investments	2,035,389	1,745,523
Inventory	86,652	119,736
Total current assets	2,895,832	2,712,880

Property, plant and equipment, net	297,594	178,211
Right-of-use assets	597,175	530,690
Intangible assets, net	10,233	13,008
Other non-current assets	6,831	6,831
Total assets	$3,807,665	$3,441,620

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$118,235	$93,952
Lease liability, right of use	403,233	394,342
Other current liabilities	102,647	103,660
Total current liabilities	624,115	591,954

Long term liabilities:
SBA loans	4,607,100	4,607,000
Other notes payable	566,415	590,442
Lease liability, right of use	407,952	286,016
Total liabilities	6,205,582	6,075,412

Stockholders’ equity (deficit):
Common stock	300	300
Additional paid-in capital	(319,153)	(379,126)
Accumulated deficit	(2,031,455)	(2,196,127)
Total Pointe Med Live Well group stockholders’ (deficit)	(2,350,308)	(2,574,953)
Non-controlling interest	(47,609)	(58,839)
Total liabilities and stockholders’ equity (deficit)	$3,807,665	$3,441,620

The accompanying notes are an integral part of these consolidated financial statements.

F-43

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in dollars)

	Year Ended December 31,
	2023	2022
Revenue
Revenue, net of discounts	$5,684,873	$4,832,178
Cost of sales	1,208,780	965,916
Gross profit	4,476,093	3,866,262

Operating expenses
Compensation expense	2,502,844	2,448,259
Selling, general and administrative expenses	1,607,810	1,457,134
Total operating expenses	4,110,654	3,905,393
Operating income (loss)	365,439	(39,131)
Other income (expenses)
Miscellaneous income (expense), net	43,581	(246,519)
Interest expense, net	(233,118)	(219,010)
Total other income (expenses), net	(189,537)	(465,529)
Net income (loss) before income taxes	175,902	(504,660)
Income taxes expense (benefit)	—	2,326
Net income (loss) before income taxes	175,902	(506,986)
Non-controlling interest	11,230	(13,551)
Net income (loss) attributable to shareholders	$164,672	$(493,435)

The accompanying notes are an integral part of these consolidated financial statements.

F-44

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

TWO YEARS ENDED DECEMBER 31, 2023

(in dollars)

	Common stock		Additional Paid in	Accumulated	Non-controlling
	Shares	Amount	Capital	Deficit	Interest	Total
Balance, December 31, 2021	—	$300	$290,668	$(1,702,692)	$(45,288)	$(1,457,012)
Additional paid in capital	—	—	42,687	—	—	42,687
Distributions	—	—	(712,481)	—	—	(712,481)
Net (loss)	—	—	—	(493,435)	(13,551)	(506,986)
Balance, December 31, 2022	—	$300	$(379,126)	$(2,196,127)	$(58,839)	$(2,633,792)

Additional paid in capital	—	—	59,973	—	—	59,973
Distributions	—	—	—	—	—	—
Net income	—	—	—	164,672	$11,230	$175,902
Balance, December 31, 2023	—	$300	$(319,153)	$(2,031,455)	$(47,609)	$(2,397,917)

The accompanying notes are an integral part of these consolidated financial statements.

F-45

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in dollars)

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$175,902	$(506,986)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	304,294	283,840
Unrealized loss on fair value of investments	16,848	987,316
Changes in operating assets and liabilities:
Decrease (increase) in Accounts receivable	4,640	(8,904)
Decrease (increase) in Accounts receivable, other	5,399	(714,581)
Decrease (increase) in Inventory	33,084	(21,427)
Increase in Accounts payable and accrued expenses	24,283	14,220
(Decrease) Increase in Other current liabilities	(1,013)	103,660
(Decrease) in Lease liabilities	(210,427)	(192,856)
Net cash provided by (used in) operating activities	$353,010	$(55,718)

Cash flows from investing activities:
(Acquisition) / proceeds from Investments, net	(306,714)	665,437
Purchase of property, plant and equipment, net	(146,133)	(179,003)
Net cash (used in) provided by investing activities	$(452,847)	$486,434

Cash flows from financing activities:
Payments on notes payable	(24,027)	(3,680)
Payments on SBA loans	-	(204,401)
Proceeds from SBA loans	100	-
Proceeds from owners paid in capital	59,973	42,687
Payments of owners distributions	-	(712,481)
Net cash provided by (used in) financing activities	36,046	(877,875)

Net change in cash	(63,791)	(447,159)
Cash, beginning of period	77,038	524,197
Cash, end of period	$13,247	$77,038

The accompanying notes are an integral part of these consolidated financial statements.

F-46

POINTE MEDICAL - LIVE WELL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The Pointe Medical Live Well group consists of four separate affiliated companies under common control, including Pointe Medical Services, Inc., a Florida corporation (PMSI), Pointe Med Pharmacy, Inc., a Florida corporation (PMPI), Livewell MD, Inc., a Florida corporation (LWMD), and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation (LWDS). LWDS is 15% owned by minority interest shareholders which are accounted for as non-controlling interest in the financial statements.

On July 20, 2023, the Company entered into a definitive purchase and sale agreement to sell the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, Inc., a Florida corporation, and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, Inc. will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore multiplied by the minority shareholder ownership percentage.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the four affiliated companies, PMSI, PMPI, LWDS, and LWMD. The Company recognizes the noncontrolling interests related to LWDS, a less-than-wholly-owned subsidiary, as equity in the consolidated financial statements separate from the parent entity’s equity. The net profit (loss) attributable to the noncontrolling interest is included in net income (loss) in the consolidated statements of operations. All material intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. As of December 31, 2023, the Company had an accumulated deficit of $2,031,455 and positive working capital of $2,271,717. For the twelve months ended December 31, 2023 and 2022, the company had income from operations of $365,439 and a loss from operations of $39,131, respectively, and cash flow from operations of $361,738 and $(123,534), respectively.

Despite the Company’s accumulated deficit, the Company expects that existing operational cash flow will be sufficient to fund presently anticipated operations in the normal course of business for the twelve months following the date of these consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The most significant estimates relate to the calculation of stock-based compensation, accounting for the ASA transaction, accounting for the acquisition of the ESN, income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and could materially impact the Company’s consolidated financial statements. There have been no material changes to the Company’s accounting estimates since the issuance of the Company’s financial statements for the fiscal years ended December 31, 2023 and December 31, 2022.

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Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2023 and December 31, 2022, the Company’s cash equivalents totaled $13,247 and $77,038, respectively.

Credit risk

The Company maintains its cash and cash equivalent balances in a financial institution that are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per depositor. While the Company’s cash balances typically exceed this limit, management does not believe the credit risk related to these balances is significant.

Accounts receivable, net

Management reviews outstanding balances on a regular basis to determine collectability. Collectability is based on customer history, the aging of amounts due, as well as any other current circumstances that could affect the collectability of amounts. When receivables are considered uncollectible, they are charged off against the allowance account. As of December 31, 2023 and 2022, accounts receivable are shown net of an allowance of $51,362 and $56,002, respectively.

Inventories, net

Inventories which are comprised of finished goods, bulk products, containers and packaging, are valued at the lower of cost or net realizable value. The Company’s inventories are valued under the first in, first out (“Fifo”) method or average cost method. The Company evaluates inventory levels quarterly value based upon assumptions about future demand and market conditions. Any inventory that has a cost basis in excess of its expected net realizable value, inventory that becomes obsolete, inventory in excess of expected sales requirements, inventory that fails to meet commercial sale specifications or is otherwise impaired is written down with a corresponding charge to the statement of operations in the period that the impairment is first identified.

Property and equipment, net

Property and equipment is recorded at cost. Assets with an estimated useful life greater than one year and cost exceeding $2,500 are capitalized. Depreciation expense is calculated using the straight line method over the estimated useful lives of the assets, noted below. Maintenance and repairs are charged to expense as incurred.

Estimated useful lives (years)
Furniture & fixtures	7
Office & computers	5
Medical Equipment	7

As of December 31, 2023 and December 31, 2022, the Company had $297,594 and $178,211, respectively in property, plant and equipment net of depreciation.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

F-48

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Leases

Under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842, the determination of whether an arrangement is a lease is made at the lease’s inception and a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. The Company currently has only month to month leases and therefore accounts for rent expense as rent payments are due and paid

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events, or changes in circumstances, indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Management has determined that long-lived assets were not impaired on December 31, 2023 and 2022.

Revenue and cost recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers”, when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

When appropriate, the Company disaggregates revenue in its financial disclosures giving consideration to information regularly reviewed by the chief operating decision maker for evaluating the financial performance of the Company or disclosures presented outside the financial statements, as required by ASC 606-10-5.

Patient Service Revenue

Our revenues relate to (i) net patient fees received from various third-party payers and patients themselves under contracts in which our performance obligations are to provide services to the patients and (ii) and patient fees, co-pays, and deductibles paid by patients themselves.

Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers.

F-49

The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Gross revenues are recorded at our standard rates upon completion of the performance obligations to the patients, and an estimate of the discounts applicable to third-party payers is recorded as contra revenue in the same period, based on the contractual arrangements with those third-party payers. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

The payment terms with third party payers typically involve processing time allowances resulting in payment within 30 to 60 days from the date of service. The payment terms with patients provides for services fees, co-pays, and deductibles to be due at the time of service.

Pharmacy Revenue

To the extent that pharmacy sales are not covered by third-party payers the Company records revenue when the product is delivered to the customer and the customer pays in cash. Pharmacy sales covered by third-party payers are recorded consistently with patient service revenue covered by third party payers described above.

Recently adopted accounting standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), that requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The accounting treatment for finance leases and lessors remains relatively unchanged. The accounting standards update also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB approved an amendment to the new guidance that introduced an alternative modified retrospective transition approach granting companies the option of using the effective date of the new standard as the date of initial application. The Company adopted the standard using the effective date method on January 1, 2022.

The Company elected the transition package of practical expedients that is permitted by the standard. The package of practical expedients allows the Company to not reassess previous accounting conclusions regarding whether existing arrangements are or contain leases, the classification of existing leases, and the treatment of initial direct costs. Additionally, the Company elected certain other practical expedients offered by the new standard which it will apply to all asset classes, including the option not to separate lease and non-lease components and instead to account for them as a single lease component and the option not to recognize ROU assets and related liabilities that arise from short-term leases (i.e., leases with terms of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

As part of its adoption of the new lease accounting standard, the Company also implemented new internal controls and updated accounting policies and procedures, operational processes and documentation practices to enable the preparation of financial information on adoption.

NOTE 3 – INVENTORY

Inventory, net is stated at the lower of cost or net realizable value at First in, First out (“Fifo”) with cost determined under the moving average method. As of December 31, 2023 and December 31, 2022, inventory, net was $86,652 and $119,736, respectively.

NOTE 4 – NOTES PAYABLE

SBA Loans

As of December 31, 2023 and December 31, 2022, SBA-EIDL loans outstanding were $4,607,100 and $4,607,000, respectively. Installment payments of principal and interest are due Twenty-four (24) months from the date of the promissory notes. The interest rate is 3.75% per annum and payable Thirty (30) years from the date of the promissory notes.

Other Notes Payable

As of December 31, 2023 and December 31, 2022, other note payable outstanding were $566,415 and $590,442, respectively. The commercial promissory note issued by Community State Bank carries interest at a variable rate of 5% per annum. The interest rate may change on August 5, 2025 and on the same day of each year thereafter until the note is fully paid on or before August 20, 2040, the maturity date. The interest rate will never be greater than 18% or less than 5%.

NOTE 5 – LEASES

The Company leases space under an operating lease agreement dated October 1, 2019 with Pointe Med Realty, LLC, a related party, expiring on October 1, 2024, with an option to extend for one additional three-year period. The rest is made up of base rent and CAM charges.

The weighted average remaining lease term for operating leases is 0.25 years and the weighted average discount rate for operating leases is 9.40%.

The Company had equipment leases accounted for under operating and financing leases. Lease balances as of December 31, 2023 and December 31, 2022 were $811,185 and $680,358 respectively.

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PRELIMINARY PROSPECTUS

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

3,317,500 Shares

_____, 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 9, 2024

3,317,500 Shares of

Common Stock

First Choice Healthcare Solutions, Inc.

This prospectus relates to 3,317,500 shares of common stock of First Choice Healthcare Solutions, Inc. (the “Company”, “we”, “us”, “our”) that may be sold from time to time by the selling stockholders named in this prospectus. 550,000 of such shares are issuable upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement. Spartan Capital Securities, LLC has no role in the offering of Resale Shares (defined herein).

The selling stockholders must sell their shares at a fixed price per share of $5.00, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of 1,200,000 shares of common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

The 3,317,500 shares of common stock offered by the selling stockholders is defined herein as the “Resale Shares.”

We intend to apply to list our shares of common stock for trading on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, under the symbol “FCHS.” No assurance can be given that our application will be approved. The consummation of this offering is conditioned on obtaining NYSE approval.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on the NYSE, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on the NYSE. Currently, there is no public market for our common stock.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

THE OFFERING

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with an initial public offering of 1,200,000 shares of common stock through the underwriters. The consummation of this offering by the selling stockholders is contingent upon approval of our shares being listed on the NYSE and the consummation of our public offering through the underwriters. Sales by stockholders that purchased shares in our common stock from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares. In the event of the sale of shares issuable upon the exercise of warrants that two selling stockholders have agreed to exercise, it will result in the Company receiving $97,500 in proceeds.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in the table below of up to 3,317,500 shares of our common stock (the “Resale Shares”). The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The selling stockholders may sell some, all, or none of the Resale Shares. Unless otherwise indicated in the footnotes to the table below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholders. Unless otherwise indicated in the footnotes to the table below, we believe that (i) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of Resale Shares as of August 14, 2024.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The share and per share information in the table below do not reflect a 1 for 375 reverse stock split to be affected immediately after the effectiveness of this Registration dilution Statement but prior to listing on the NYSE.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned Before this Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (%)(1)
Marina Turovets (2)	75,000	*	75,000	0	0%
CLEJ Holdings, LLC (3)	651,129	2%	450,000	201,129	1%
Paul Bing (4)	150,000	*	150,000	0	0%
Apparao Kandru	75,000	*	75,000	0	0%
Paul Stamatis, Jr	150,000	*	150,000	0	0%
SLDK, Inc. (5)	75,000	*	75,000	0	0%
Venkateswarlu Vadlamudi	150,000	*	150,000	0	0%
Gopi Manne	150,000	*	150,000	0	0%
William Davis	75,000	*	75,000	0	0%
Vatsala Parchuri	75,000	*	75,000	0	0%
Robert N. Hutcheson (6)	242,000	1%	75,000	167,000	0%
Stephen Nicholas (7)	150,000	*	150,000	0	0%
SUNEAN Investments, LP (8)	75,000	*	75,000	0	0%
Ocean View Living, LLC	75,000	*	75,000	0	0%
Gregory Gallina (9)	37,500	*	37,500	0	0%
GWDEP, LLC (10)	180,000	1%	180,000	0	0%
Barbara Sher (11)	300,000	1%	300,000	0	0%
Equity Trust Company fbo Raja Bonthu, IRA200428960	75,000	*	75,000	0	0%
Robert T. Lee, II	75,000	*	75,000	0	0%
Brice Lukasko Investments, LLC (12)	150,000	*	150,000	0	0%
Polansky Holdings, LP (13)	150,000	*	150,000	0	0%
Puritan Partners LLC (14)	0	*	350,000	0	0%
Roderic Prat (15)	0	*	200,000	0	0%

The Selling Shareholders’ Shares being sold in the offering shall not be subject to the contemplated 375 x 1 reverse split. The Selling Shareholders received the Resale Shares by way of private placement transactions in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, whereby the Selling Shareholders entered into subscription agreements with the Company for the sale of the specified number of shares of common stock of the Company, and warrants and 10% convertible notes having the terms as set forth in such subscription agreements.

*	Represents beneficial ownership of less than one percent.

1	Applicable percentage ownership after this offering is based on 35,500,788 shares of common stock deemed to be outstanding as of September 9, 2024 and a primary offering of 1,200,000 shares of common stock.
2	Does not include Series A Preferred Convertible Shares beneficially owned by Marina Turovets through Turov Management, LLC.
3	Includes CLEJ Holdings and LFG International JV, LLC with Daniel Lowy as the beneficial owner. Does not include underlying shares of Super Priority 35% OID Convertible Note.
4	Does not include Series A Preferred Convertible Shares beneficially owned by Paul Bing.
5	Does not include Series A Preferred Shares owned by Doraraju Kurusamy and SLDK, Inc. as beneficial owner.
6	Does not include underlying shares of Super Priority 35% OID Convertible Note issued to Robert N. Hutcheson as holder.
7	Does not include 10% Senior Secured Convertible Note and Super Priority 35% OID Convertible Note underlying shares issued to Stephen Nicholas as holder.
8	Does not include Series A Convertible Preferred Shares beneficially owned by Anil Odhav through SUNEAN Investments LP.
9	Does not include Series A Convertible Preferred Shares held by Gregory Gallina as beneficial owner.
10	GWDEP, LLC with Daniel Powell as managing member.
11	Does not include 10% Senior Secured Convertible Note and Super Priority 35% OID Convertible Note underlying shares issued to Barbara Sher as holder.
12	Brice Lukasko as beneficial owner and managing member of Brice Lukasko Investments, LLC
13	Joshua Polansky as beneficial owner and managing member of Polansky Holdings, LP
14	Does not include the common shares to be issued pursuant to exercise of the underlying warrants held by Puritan Partners LLC (Richard Smithline as managing member).
15	Does not include the common shares to be issued pursuant to exercise of the underlying warrants held by Roderic Prat.

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PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The selling stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

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PRELIMINARY PROSPECTUS

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$3,124
FINRA filing fee		$3,675
NYSE listing fee	$	**
Legal fees and expenses		$275,000
Accounting fees and expenses		$50,000
Transfer agent and registrar fees		$7,000
Miscellaneous fees and expenses		$36,201
Total	$	**

All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee, the NYSE listing fee and the FINRA filing fee.

**	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

II-1

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Issuances of Unregistered Securities

Series A Convertible Preferred Stock

In the second quarter of 2022, the Company issued 141 shares of Series A convertible preferred stock (the “Series A Preferred Stock”) with a par value of $0.01 per share and a purchase price of $6,750 per share to 15 investors for $1,057,200 which included a 10% discount of $105,450 and cash of $951,750. The terms of these Series A Preferred Stock issuances included a 10% dividend payable in Series A Preferred Stock. The Company paid $53,994 in fees to brokers related to these issuances.

In the second quarter of 2023, the Company sold 6 shares of Series A Preferred Stock, with a par value of $0.01 per share and a purchase price of $7,500 per share to 1 investor for $50,000 which included a 10% discount of $5,000 and cash of $45,000. The Company paid $0 in fees to brokers related to this issuance.

As of December 31, 2023, December 31, 2022 and December 31, 2021, the total shares of Series A Preferred Stock outstanding were 147, 141 and 0 shares, respectively.

Common Stock

Steward Health Care

On March 1, 2018, the Company issued five (5) million shares (“Shares”) of the Company’s Common Stock for $7.5 million to Steward Physician Contracting Inc., a wholly owned subsidiary of Steward Health Care System LLC (“Steward”). The Shares were issued as part of the Company’s recently announced strategic partnership with Steward. As part of the sale, Steward was granted a put option to sell the Shares to the Company on or after April 1, 2022, under which put option Steward could sell up to fifty percent (50%) of the Shares to the Company, one-time during each of the subsequent two (2) calendar years. The Company shall have the obligation to accept Purchaser’s put notice and purchase the Shares at the per share price of the original issue price of $1.50. The put option was to expire if the market capitalization of the Company (as defined under the stock purchase agreement for the purchase of Shares) was equal to or more than $100,000,000. As part of the plan of bankruptcy issued by the Bankruptcy Court for the Middle District of Florida on February 23, 2021 which became effective on April 28, 2022, the put option was eliminated.

During the years ended December 31, 2023, December 31, 2022, and December 31, 2021, the Company did not issue any shares of its common stock.

In connection with the issuance of the 35% OID Super Priority Secured Convertible Notes in 2022, the Company was to issue 1,000,000 incentive shares of unrestricted common stock. In connection with the issuance of the 35% OID Super Priority Secured Convertible Notes in 2023, the Company was to issue 100,000 incentive shares of unrestricted common stock. In connection with the issuance of the 20% OID Convertible Notes in 2023, the Company was to issue 468,250 incentive shares of unrestricted common stock. As of December 31, 2023, none of the incentive shares were issued and were therefore recorded as a Common Share Payable current liability.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

3.1	Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Annex B to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

3.2*	Certificate of Designation for Series C Preferred Stock of the Company

3.3	By-laws of the Company (incorporated by reference to Annex C to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

5.1**	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Share Exchange Agreement dated December 29, 2010, by and between the Company, FCID Medical, Inc., and FCID Holdings, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2011)

10.2	Loan and Security Agreement dated as of June 13, 2013, by and between C.T. Capital Ltd and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.3

Asset Purchase Agreement dated January 25, 2024 by and between the Company and Leading Primary Care, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.4	Stock Purchase Agreement dated July 20, 2023 by and between the Company and Gary C. Bernard, as amended by addendum dated May 5, 2024 (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.5+	Employment agreement dated June 6, 2022 between the Company and Lance Friedman, as amended by the addendum dated March 1, 2024 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.6+	Employment agreement dated February 1, 2024 between the Company and Michael Howe (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.7+	Consulting agreement dated December 19, 2023 between the Company and FinTrust Consulting, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.8*	Form of Exchange Agreement (along with the form of Warrant, and form of Registration Rights Agreement, certificate of designation and form of term sheet) dated on or around July 8, 2024 between the Company and holders of Series A Convertible Preferred Stock, 10% Senior Secured Convertible Notes, 35% Senior Secured Convertible Notes, and certain other promissory note and warrants issued by the Company

21	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

23.1*	Consent of Bush & Associates CPA LLC relating to financial information of First Choice Healthcare Solutions, Inc.

23.2*	Consent of Bush & Associates CPA LLC relating to financial information of Pointe Medical Live Well group

23.3**	Consent of Sichenzia Ross Ference Carmel LLP (contained in its form of opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (as seen on signature page herein)

99.1*	Consent of Director Nominee (Brian Campbell)

99.2*	Consent of Director Nominee (Kraig Higginson)

99.3*	Consent of Director Nominee (Mara Jacobs)

107*	Filing Fee Table

* Filed herewith

** To be filed by amendment

+ Indicates management contract or compensatory plan

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida on the 9th day of September 2024.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC. (Registrant)

By:	/s/ Lance Friedman
Name:	Lance Friedman
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lance Friedman and Ernest J. Scheidemann, Jr., (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lance Friedman	Chief Executive Officer	September 9, 2024
Lance Friedman

/s/ Ernest J. Scheidemann, Jr.	Interim Chief Financial Officer	September 9, 2024
Ernest J. Scheidemann, Jr.

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